UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Excel Trust, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
Excel Trust, Inc.’s Common Stock, par value $.01 per share (“Common Stock”)
	(2)	Aggregate number of securities to which transaction applies:
63,415,748 outstanding shares of Common Stock (including 480,577 shares of restricted stock)

2,012,499 shares of Common Stock issuable upon conversion of 1,180,975 outstanding shares of Excel Trust, Inc.’s 7.00% Series A Cumulative Convertible Perpetual Preferred Stock (“Series A preferred stock”)

1,019,523 shares of Common Stock issuable upon conversion of 1,019,523 outstanding common operating partnership units (other than units held by Excel Trust, Inc.) in Excel Trust, L.P. (the “OP Units”)
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $1,053,197,155. The filing fee was calculated by multiplying (a) the 66,447,770 shares of Common Stock (including restricted stock and shares issuable upon conversion of Series A preferred stock and OP Units) that are exchangeable for cash in the merger, by (b) the merger consideration of $15.85 to be paid with respect to each share of Common Stock outstanding immediately prior to the merger (the “Total Consideration”). The filing fee equals the product of .0001162 multiplied by the Total Consideration.

	(4)	Proposed maximum aggregate value of transaction: $1,053,197,155
	(5)	Total fee paid: $122,382

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION—DATED MAY 12, 2015

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

                    , 2015

Dear Stockholder,

You are cordially invited to attend a special meeting of stockholders of Excel Trust, Inc. to be held on                     , 2015 at 9:00 a.m. local time, at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. At the special meeting, you will be asked to consider and vote on the merger of Excel Trust, Inc. with and into BRE Retail Centers Corp, an affiliate of The Blackstone Group L.P., which we refer to as the merger, and the Agreement and Plan of Merger, dated as of April 9, 2015 and as may be amended from time to time, among Excel Trust, Inc., Excel Trust, L.P. and affiliates of The Blackstone Group L.P., which we refer to as the merger agreement. If the merger is completed, you, as a holder of shares of common stock of Excel Trust, Inc., will be entitled to receive $15.85 in cash, without interest and less any applicable withholding taxes, in exchange for each share you own, as more fully described in the enclosed proxy statement.

After careful consideration, our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of Excel Trust, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the approval of the merger and the merger agreement.

The merger and the merger agreement must be approved by the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting. The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger, the merger agreement and the other transactions contemplated by the merger agreement. We encourage you to read carefully the enclosed proxy statement, including the exhibits. You may also obtain more information about Excel Trust, Inc. from us or from documents we have filed with the Securities and Exchange Commission.

Your vote is very important regardless of the number of shares of common stock that you own. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by either completing and returning the enclosed proxy card as promptly as possible or submitting your proxy or voting instructions by telephone or Internet. The enclosed proxy card contains instructions regarding voting. If you attend the special meeting, you may continue to have your shares voted as instructed in the proxy, or you may withdraw your proxy at the special meeting and vote your shares in person. If you fail to vote by proxy or in person, or fail to instruct your broker on how to vote, it will have the same effect as a vote against approval of the merger and the merger agreement.

On behalf of the board of directors, thank you for your continued support.

Sincerely,

Gary B. Sabin

Chairman of the Board and Chief Executive Officer

This proxy statement is dated                     , 2015 and is first being mailed to our stockholders on or about                     , 2015.

EXCEL TRUST, INC.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                     , 2015

To the Stockholders of Excel Trust, Inc.:

You are cordially invited to attend a special meeting of stockholders of Excel Trust, Inc. to be held on                     , 2015 at 9:00 a.m. local time, at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. The special meeting is being held for the purpose of acting on the following matters:

1. To consider and vote on a proposal to approve the merger of Excel Trust, Inc. with and into BRE Retail Centers Corp, which we refer to as the merger, and the Agreement and Plan of Merger, dated as of April 9, 2015 and as may be amended from time to time, among Excel Trust, Inc., BRE Retail Centers Holdings LP, BRE Retail Centers Corp, BRE Retail Centers LP and Excel Trust, L.P., which we refer to as the merger agreement;

2. To consider and vote on a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3. To consider and vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

The foregoing items of business are more fully described in the attached proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on May 29, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting or any postponements or adjournments thereof.

Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of Excel Trust, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

All holders of record of our common stock and preferred stock as of the record date, which was the close of business on May 29, 2015, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only our common stockholders as of the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting, and is not being solicited.

The merger and the merger agreement must be approved by the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting. Accordingly, regardless of the number of shares that you own, your vote is important. Even if you plan to attend the special meeting in person, we request that you authorize your proxy to vote your shares by either marking, signing, dating and promptly returning the enclosed proxy card in the postage-paid envelope or submitting your proxy or voting instructions by telephone or Internet. If you fail to vote in person or by proxy, the effect will be that the shares of common stock that you own will not be counted for purposes of determining whether a quorum is present and will have the same effect as a vote against the proposal to approve the merger and the merger agreement.

The approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. If you fail to vote in person or by proxy, such failure will have no effect on the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger or the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by submitting your proxy or voting instructions by telephone or Internet at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our corporate secretary, or by voting in person at the special meeting.

Under Maryland corporate law, because our shares of common stock were listed on the New York Stock Exchange at the close of business on the record date, you do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger.

We encourage you to read the accompanying proxy statement in its entirety and to submit a proxy or voting instructions so that your shares of our common stock will be represented and voted even if you do not attend the special meeting.

BY ORDER OF THE BOARD OF DIRECTORS

S. Eric Ottesen

Senior Vice President, General Counsel & Secretary

San Diego, California

                    , 2015

Exhibits:

Exhibit A—Agreement and Plan of Merger, dated as of April 9, 2015, by and among Excel Trust, Inc., BRE Retail Centers Holdings LP, BRE Retail Centers Corp, BRE Retail Centers LP and Excel Trust, L.P.

Exhibit B—Opinion of Morgan Stanley & Co. LLC, dated as of April 9, 2015.

SUMMARY

This summary highlights only selected information from this proxy statement relating to (1) the merger of Excel Trust, Inc. with and into BRE Retail Centers Corp, which we refer to as the merger, (2) the merger of BRE Retail Centers LP with and into Excel Trust, L.P., which we refer to as the partnership merger, and (3) certain related transactions. References to the mergers refer to both the merger and the partnership merger. This summary does not contain all of the information about the mergers and related transactions contemplated by the merger agreement that is important to you. As a result, to understand the mergers and the related transactions fully and for a more complete description of the terms of the mergers and related transactions, you should read carefully this proxy statement in its entirety, including the exhibits and the other documents to which we have referred you, including the merger agreement attached as Exhibit A. Each item in this summary includes a page reference directing you to a more complete description of that item. This proxy statement is first being mailed to our stockholders on or about                     , 2015.

The Parties to the Mergers (page 26)

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

Excel Trust, Inc., which we refer to as “we,” “our,” “us” or “the company,” was organized as a Maryland corporation on December 15, 2009 and elected to be taxed as a real estate investment trust, or REIT, beginning with the taxable year ended December 31, 2010. We are a vertically integrated, self-administered, self-managed real estate firm with the principal objective of acquiring, financing, developing, leasing, owning and managing community and power centers, grocery anchored neighborhood centers and freestanding retail properties.

Excel Trust, L.P.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

Excel Trust, L.P., which we refer to as our operating partnership, was formed as a Delaware limited partnership on December 16, 2009. Our operating partnership owns substantially all of our assets either directly or through its subsidiaries, conducts the operations of our business and has no publicly traded equity. We are the sole general partner of our operating partnership and owned, as of May 8, 2015, an approximate 98.4% partnership interest in our operating partnership.

BRE Retail Centers Holdings LP

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

BRE Retail Centers Holdings LP, which we refer to as Parent, is a Delaware limited partnership and an affiliate of Blackstone Property Partners Lower Fund 1 L.P. We refer to Blackstone Property Partners Lower Fund 1 L.P. as the Sponsor. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsor is an affiliate of The Blackstone Group L.P.

Blackstone is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies Blackstone invests in, and the communities in which Blackstone works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with over $300 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com.

BRE Retail Centers Corp

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

BRE Retail Centers Corp, which we refer to as Merger Sub, is a Maryland corporation and a wholly owned subsidiary of Parent. Merger Sub was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving company.

BRE Retail Centers LP

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

BRE Retail Centers LP, which we refer to as Merger Partnership, is a Delaware limited partnership. Merger Sub is the sole general partner of Merger Partnership. Merger Partnership was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger Partnership will merge with and into our operating partnership, and our operating partnership will continue as the surviving partnership.

The Special Meeting (page 28)

The Proposals

The special meeting of our stockholders will be held on                     , 2015 at 9:00 a.m. local time, at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. At the special meeting, holders of our common stock, par value $.01 per share, which we refer to as our common stock, will be asked to consider and vote on (1) a proposal to approve the merger and the merger agreement, (2) a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and (3) a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponements or adjournments of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Record Date, Notice and Quorum

All holders of record of our common stock and preferred stock as of the record date, which was the close of business on May 29, 2015, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only our common stockholders as of the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, there were             shares of common stock outstanding and entitled to vote at the special meeting.

The presence in person or by proxy of our common stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Completion of the merger requires approval of the merger and the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against the proposal to approve the merger and the merger agreement.

In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of these proposals, if a common stockholder fails to cast a vote on either of these proposals, in person or by authorizing a proxy, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger or the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting, and is not being solicited.

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately             shares of our common stock, entitling them to exercise approximately     % of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the proposal to approve the merger and the merger agreement.

Proxies; Revocation

Any of our common stockholders of record entitled to vote may authorize a proxy by returning the enclosed proxy card, submitting a proxy or voting instructions by telephone or Internet, or by appearing and voting at the special meeting in person. If the shares of our common stock that you own are held in “street name” by your broker, you should instruct your broker on how to vote your shares using the instructions provided by your broker.

Any proxy may be revoked at any time prior to its exercise by your delivery of a properly executed, later-dated proxy card, by authorizing your proxy by telephone or Internet at a later date than your previously authorized proxy, by your filing a written revocation of your proxy with our Secretary or by your voting in person at the special meeting.

The Mergers (page 32)

Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub and the separate existence of the company will cease, and Merger Sub will continue as the surviving company in the merger. We sometimes use the term surviving company in this proxy statement to refer to Merger Sub following the effective time of the merger.

Our merger with Merger Sub will become effective upon the acceptance of the articles of merger for record by the State Department of Assessments and Taxation of Maryland or on such other date and time (not to exceed five business days from the date the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as will be agreed to by us and Parent and specified in the articles of merger. We sometimes use the term merger effective time in this proxy statement to refer to the time the merger becomes effective.

Also on the closing date, immediately after the merger effective time, Merger Partnership will be merged with and into our operating partnership and the separate existence of Merger Partnership will cease, and our operating partnership will be the surviving partnership in the partnership merger. We sometimes use the term partnership merger in this proxy statement to refer to the merger of Merger Partnership with and into our operating partnership, and we sometimes refer to the merger and the partnership merger together as the mergers. The partnership merger will become effective on the same date as the merger and immediately after the merger effective time, at such time as the certificate of merger with respect to the partnership merger has been accepted for record by the Secretary of State of the State of Delaware. We sometimes use the term partnership merger effective time in this proxy statement to refer to the time the partnership merger becomes effective.

The following diagram outlines the proposed mergers:

Recommendation of Our Board of Directors (page 40)

Our board of directors has unanimously:

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in best interests of, the company and our stockholders;

•	approved the merger, the merger agreement and the other transactions contemplated by the merger agreement and directed that the merger and the merger agreement be submitted to our common stockholders for approval at the special meeting of stockholders; and

•	recommended that you vote “FOR” the proposal to approve the merger and the merger agreement.

Opinion of Our Financial Advisor (page 41)

In connection with the merger, at the meeting of our board of directors on April 9, 2015, our financial advisor, Morgan Stanley & Co. LLC, which we refer to as Morgan Stanley, rendered to our board of directors its oral opinion, subsequently confirmed by delivery of a written opinion dated April 9, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the cash merger consideration of $15.85 per share of common stock to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to the holders of our common stock.

The full text of Morgan Stanley’s written opinion, dated April 9, 2015, is attached to this proxy statement as Exhibit B. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion carefully. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion is directed to our board of directors, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, of the consideration to be received by the holders of our common stock pursuant to the merger agreement to such holders. It did not address any other aspects or implications of the mergers and did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the company, nor did it address the underlying business decision of the company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how any holder of our common stock should vote at the special meeting or take any other action with respect to the merger. Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the consideration to holders of any series of common or preferred stock of the company. For more information regarding our financial advisor, see “The Mergers—Opinion of Our Financial Advisor.”

Treatment of Common Stock, Preferred Stock and Restricted Stock (page 60)

Common Stock

The merger agreement provides that, at the merger effective time, each share of our common stock (other than shares of our common stock owned by (1) Parent, Merger Sub or any of their respective subsidiaries, which will be automatically canceled and retired and will cease to exist with no consideration being delivered in exchange therefor and (2) any of our direct or indirect subsidiaries, which will be automatically converted into one share of common stock of the surviving company) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive an amount in cash equal to $15.85, without interest and less any applicable withholding taxes, which we refer to as the cash merger consideration. If we declare a distribution to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, or the Code, or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement (but not including the dividend payable on or about July 15, 2015 to holders of record as of June 30, 2015), the cash merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Series A Preferred Stock

Pursuant to the terms of the merger agreement, promptly following Parent’s request after the date this proxy statement is mailed to our stockholders, we will deliver to the holders of record of our 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, or Series A preferred stock, a notice of fundamental change contemplated by the Articles Supplementary relating to our Series A preferred stock, or the Series A Articles Supplementary. The fundamental change notice will be prepared by Parent, in form and substance reasonably approved by us, and will specify a fundamental change conversion date (as defined in the Series A Articles Supplementary) that is 15 days after the date on which we give such notice (or any subsequent date prior to the closing date designated by Parent prior to the closing date) and will include the other information required by the Series A Articles Supplementary. Concurrently with or following delivery of the fundamental change notice, at Parent’s request, we will deliver a notice of redemption contemplated by the Series A Articles Supplementary to the holders of record of our Series A preferred stock. The redemption notice will be prepared by Parent, in form and substance reasonably approved by us, and will state that if a holder of our Series A preferred stock chooses not to exercise the special conversion right described in the fundamental change notice, each share of our Series A preferred stock held by such holder immediately prior to the merger effective time will be redeemed in the merger on the closing date through the payment of an amount, without interest, equal to the greater of (1) the Fundamental Change Redemption Price (as defined in the Series A Articles Supplementary) and (2) the product of (x) the cash merger consideration multiplied by (y) the number of shares of common stock issuable upon conversion of one share of our Series A preferred stock pursuant to the Series A Articles Supplementary if a holder of one share of our Series A preferred stock were to convert such share of our Series A preferred stock on the fundamental change conversion date specified in the fundamental change notice (we refer to such greater amount as the per share Series A preferred merger consideration), conditioned on the occurrence of the closing of the mergers. The redemption notice will specify the amount of the per share Series A preferred merger consideration, and will include the other information required by the Series A Articles Supplementary.

Holders of our Series A preferred stock, at their option, may at any time and from time to time, convert some or all of their outstanding Series A preferred stock into shares of our common stock. As of May 8, 2015, the conversion rate was 1.7041 shares of common stock per $25.00 liquidation preference, which is equivalent to a conversion price of $14.6705 per share of common stock (subject to adjustment in certain events). Based on the current conversion price for the Series A preferred stock and assuming the merger is consummated in accordance with the merger agreement, holders of our Series A preferred stock who converted some or all of their Series A preferred stock into shares of our common stock prior to the merger and who hold such shares of common stock issued upon conversion at the merger effective time would be entitled to receive approximately $27.01 (1.7041 shares of common stock issuable upon conversion times $15.85) for each share of Series A preferred stock, without interest and less any applicable withholding taxes.

Any share of our Series A preferred stock not converted prior to the merger and issued and outstanding immediately prior to the merger effective time will, at the merger effective time, automatically be converted into the right to receive the per share Series A preferred merger consideration.

Series B Preferred Stock

Pursuant to the terms of the merger agreement, promptly following Parent’s request after the date this proxy statement is mailed to our stockholders, we will deliver to the holders of record of our 8.125% Series B Cumulative Redeemable Preferred Stock, or Series B preferred stock, a notice of redemption contemplated by the Articles Supplementary relating to our Series B preferred stock, or the Series B Articles Supplementary. The redemption notice will be prepared by Parent, in form and substance reasonably approved by us, and will state that each share of our Series B preferred stock held by such holder immediately prior to the merger effective time will be redeemed in the merger on the closing date through the payment of an amount, without interest, equal to $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the closing date (we refer to such amount as the per share Series B preferred merger consideration), conditioned on the occurrence of the closing of the mergers. The redemption notice will include the other information required by the Series B Articles Supplementary.

At the merger effective time, each share of our Series B preferred stock issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive the per share Series B preferred merger consideration.

Restricted Stock

Immediately prior to the merger effective time, each share of restricted stock granted under the 2010 Equity Incentive Award Plan of Excel Trust, Inc. and Excel Trust, L.P., or our Incentive Award Plan, will be fully vested and non-forfeitable, and all shares of our common stock represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the cash merger consideration, without interest and less any applicable withholding taxes.

Treatment of Interests in Our Operating Partnership (page 62)

In connection with the partnership merger, each common operating partnership unit in our operating partnership, which we refer to as the OP Units, issued and outstanding immediately prior to the partnership merger effective time (other than OP Units owned by the surviving company, which OP Units will be unaffected by the partnership merger and will remain outstanding as common units of the surviving partnership held by the surviving company) will be automatically converted into the right to receive $15.85, without interest and less any applicable withholding taxes. If we declare a distribution to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement (but not including the dividend payable on or about July 15, 2015 to holders of record as of June 30, 2015), the cash merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Alternatively, in lieu of this cash consideration, each holder of such OP Units that is an “accredited investor” as defined under the U.S. securities laws and that has satisfied certain other requirements will be offered the opportunity, subject to certain conditions, to elect to convert all, but not less than all, of the OP Units that such limited partner owns into 5.50% Series C Cumulative Preferred Units in the surviving partnership, or Series C preferred units, on a one-for-one basis. Separate materials will be sent to holders of such OP Units regarding this election. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or convert the OP Units that you may own for or into Series C preferred units in the surviving partnership.

Financing (page 48)

In connection with the closing of the mergers, Parent will cause an aggregate of approximately $1.0 billion to be paid to the holders of our common stock, including restricted stock, and the limited partners (other than the surviving company) of our operating partnership (assuming none of the limited partners of our operating partnership elects to receive Series C preferred units in our operating partnership in lieu of the cash merger consideration). In connection with the redemption of our Series A preferred stock and Series B preferred stock as described under “The Merger Agreement—Treatment of Common Stock, Preferred Stock and Restricted Stock,” Parent currently expects to pay approximately $34 million to the holders of our Series A preferred stock (assuming all of the holders of shares of our Series A preferred stock elect to convert their shares of Series A preferred stock into our common stock on the fundamental change conversion date and a per share Series A preferred merger consideration of $28.90, representing the per share cash amount calculated by multiplying the cash merger consideration by the number of shares of our common stock issuable upon conversion of one share of our Series A preferred stock as described under “The Merger Agreement—Treatment of Common Stock, Preferred Stock and Restricted Stock”) and Parent will cause to be paid approximately $92 million (plus accrued and unpaid dividends) to the holders of our Series B preferred stock. In addition, in connection with the closing of the mergers, our operating partnership will pay approximately $114 million to the holders of our operating partnership’s $75,000,000 Senior Series A Notes at 4.40% due November 12, 2020 (which we refer to as the senior notes due 2020) and $25,000,000 Senior Series B Notes at 5.19% due November 12, 2023 (which we refer to as the senior notes due 2023) as prepayment of such notes. Our operating partnership’s $250,000,000 of 4.625% Senior Notes due 2024 (which we refer to as the senior notes due 2024) will not be prepaid at the closing. Our operating partnership’s revolving credit facility and term loan will be repaid at the closing, and our mortgage loans will be repaid or remain outstanding. As of May 8, 2015, we had an aggregate principal amount of approximately $424 million of consolidated indebtedness under our revolving credit facility, term loan and mortgage loans outstanding.

Parent has informed us that it is currently negotiating the terms of debt financing to be provided in connection with the mergers. It is expected that the principal amount of such debt financing will be approximately $565 million. In addition, it is expected that the Sponsor will contribute approximately $1.0 billion of equity to Parent for the purpose of funding the acquisition costs that are not covered by such debt financing.

In addition to the payment of the cash merger consideration, the funds to be obtained from the debt and equity financing will be used for purposes such as reserves, the refinancing of our existing debt, and for other costs and expenses related to the mergers. Parent has informed us that it currently believes that the funds to be borrowed under the debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, a first priority pledge of and security interest in any mezzanine borrower’s interests and such other pledges and security required by the lender to secure and perfect their interest in the collateral and that such debt financing would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. We have agreed to provide, and to cause our subsidiaries and use our reasonable best efforts to cause our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers (page 49)

Our directors and executive officers have certain interests in the mergers that may be different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. These interests include the following:

•	Immediately prior to the merger effective time, all outstanding shares of restricted stock, including those held by our directors and executive officers, whether or not vested, will become fully vested and non-forfeitable, and all common stock represented thereby will be considered outstanding for all purposes under the merger agreement and subject to the right to receive the cash merger consideration, without interest and less any applicable withholding taxes.

•	Our executive officers’ employment agreements provide that, if a named executive officer’s employment is terminated by the company without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), including after a change in control, such executive will be entitled to certain severance payments and benefits.

•	Certain of our directors and executive officers will be entitled to receive merger consideration as a result of their ownership of OP Units. As of the record date, Mr. Sabin beneficially owned 471,370 OP Units, Mr. Burton beneficially owned 56,564 OP Units, Mr. Nakagawa beneficially owned 56,564 OP Units and Mr. Ottesen beneficially owned 56,564 OP Units. Each OP Unit held by Messrs. Sabin, Burton, Nakagawa and Ottesen will be converted into the right to receive $15.85 in cash, without interest and less any applicable withholding taxes. Alternatively, if any of Messrs. Sabin, Burton, Nakagawa and Ottesen satisfies certain requirements applicable to all holders of OP Units, such person will be offered the opportunity to elect to convert all, but not less than all, of his OP Units into Series C preferred units in the surviving partnership on a one-for-one basis. For a more complete discussion of the treatment of the OP Units and the terms of the Series C preferred units, see “The Merger Agreement—Treatment of Interests in Our Operating Partnership—OP Units.” It is intended that our directors and executive officers, as holders of OP Units who convert their OP Units into Series C preferred units in the surviving partnership, will generally be permitted to defer potential taxable gain they would otherwise recognize if they were to receive a cash payment in exchange for their OP Units (although the Internal Revenue Service, or the IRS, could assert that such conversion constitutes a taxable transaction). In addition, if Messrs. Sabin, Burton, Nakagawa and Ottesen elect to receive Series C preferred units in exchange for their OP Units, they will be entitled to the benefit of the tax protections described under “The Merger Agreement—Treatment of Interests in Our Operating Partnership—OP Units,” if they agree to terminate the provision under their respective existing contribution agreements with our operating partnership that permits each such person to guarantee certain debt of our operating partnership.

Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger and the merger agreement.

Acquisition Proposals (page 74)

Until 11:59 p.m., New York City time, on May 9, 2015, we may participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals. After 11:59 p.m., New York City time, on May 9, 2015, we are no longer permitted to participate in such discussions or negotiations, except if, among other restrictions, our board of directors determines, after consultation with advisors, that failure to do so would be inconsistent with its legal duties and that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal. At no time are we permitted to solicit certain alternative acquisition proposals.

Conditions to the Mergers (page 80)

Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others:

•	the merger and the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the record date for the special meeting;

•	all material approvals, authorizations and consents of any governmental entity required to consummate the mergers must have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents must have expired or been terminated;

•	no preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction can be in effect, and no law can have been enacted or promulgated, which would have the effect of making the consummation of the mergers illegal or otherwise prohibiting the consummation of the mergers;

•	our and our operating partnership’s and Parent’s, Merger Sub’s and Merger Partnership’s respective representations and warranties in the merger agreement must be true and correct in the manner described under “The Merger Agreement—Conditions to the Mergers”;

•	we and our operating partnership and Parent, Merger Sub and Merger Partnership must perform and comply, in all material respects, with our and their respective obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•	Parent must receive a tax opinion of our counsel, Latham & Watkins LLP, concluding (subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries) that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, for all taxable periods commencing with our taxable year ended December 31, 2010 through and including the merger effective time; and

•	from the date of the merger agreement through the closing date, there must not have occurred a change, effect, event, circumstance, occurrence or state of facts which has had or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on us.

Termination of the Merger Agreement (page 81)

The parties may agree to terminate and abandon the merger agreement at any time prior to the closing date, even after we have obtained the approval of the merger and the merger agreement by our stockholders.

Termination by the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement by written notice to the other, if:

•	any governmental entity of competent authority has issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable;

•	the mergers have not been consummated by December 31, 2015, except that neither the party seeking to terminate the merger agreement pursuant to the provision described in this bullet nor any of its affiliates can have breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before December 31, 2015; or

•	the requisite vote of our stockholders to approve the merger and the merger agreement has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by Parent

Parent may also terminate the merger agreement by written notice to us if any of the following occurs:

•	(1) our board of directors has made or resolved to make a change in its recommendation that our common stockholders vote for the proposal to approve the merger and the merger agreement, (2) we have entered into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement with a third party providing for or relating to an acquisition proposal, or (3) we have publicly announced our intention to do any of the foregoing; or

•	neither Parent, Merger Sub nor Merger Partnership has breached in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement and if we or our operating partnership have breached any of our and our operating partnership’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our or our operating partnership’s representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2015.

Termination by the Company

We may also terminate the merger agreement by written notice to Parent if any of the following occurs:

•	prior to obtaining the requisite vote of our stockholders to approve the merger and the merger agreement, if our board of directors has approved, and concurrently with the termination under the provision described in this bullet, we enter into, a definitive agreement providing for the implementation of a superior proposal, but only if we are not then in breach of our obligations described under “The Merger Agreement—Acquisition Proposals,” provided that such termination will not be effective until we have paid the company termination fee described under “The Merger Agreement—Termination Fees”;

•	neither we nor our operating partnership have breached in any material respect any of our or its representations, warranties, covenants or other agreements contained in the merger agreement and if Parent has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2015; or

•	if all of the following requirements are satisfied:

•	all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger Partnership to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet if the closing of the mergers were to occur on the date of such notice);

•	on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to Parent to the effect that all of the conditions to each party’s obligation to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger Partnership to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and our operating partnership are prepared to consummate the closing of the mergers; and

•	Parent, Merger Sub and Merger Partnership fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet, and we and our operating partnership were prepared to consummate the closing of the mergers during such three business day period.

Termination Fees (page 83)

Termination Fee Payable by the Company

We have agreed to pay a termination fee as directed by Parent of $25 million, which we refer to as the company termination fee, if:

•	Parent terminates the merger agreement pursuant to the provision described in the first bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”;

•	we terminate the merger agreement pursuant to the provision described in the first bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company”; or

•	all of the following requirements are satisfied:

•	we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet or the third bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the second bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by Parent”; and

•	(1) an acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make an acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company or Parent,” such acquisition proposal or publicly proposed or announced intention has not been publicly withdrawn prior to the special meeting) and (2) within twelve months after a termination referred to in the immediately preceding bullet we enter into a definitive agreement relating to, or consummate, any acquisition proposal (with, for purposes of this clause (2), the references to “20%” in the definition of “acquisition proposal” being deemed to be references to “50%”).

Termination Fee Payable by Parent

Parent has agreed to pay to us a termination fee of $250 million, which we refer to as the Parent termination fee, if we terminate the merger agreement pursuant to the provisions described in the second bullet or third bullet under “The Merger Agreement—Termination of the Merger Agreement—Termination by the Company.”

Guaranty and Remedies (page 83)

In connection with the merger agreement, the Sponsor entered into a guaranty in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the guaranty.

The maximum aggregate liability of the Sponsor will not exceed $250 million, plus all reasonable and documented third party costs and out-of-pocket expenses actually incurred by us relating to any litigation or other proceeding brought by us to collect any amount due under the guaranty, if we prevail in such litigation or proceeding.

We and our operating partnership cannot seek specific performance to require Parent, Merger Sub or Merger Partnership to complete the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent, Merger Sub or Merger Partnership relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “The Merger Agreement—Termination Fees—Termination Fee Payable by Parent.” Parent, Merger Sub and Merger Partnership may, however, seek specific performance to require us and our operating partnership to complete the mergers.

Regulatory Matters (page 53)

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the filing of the articles of merger with respect to the merger with, and the acceptance of such articles of merger for record by, the State Department of Assessments and Taxation of Maryland, and the filing of a certificate of merger with respect to the partnership merger by our operating partnership with, and the acceptance of such certificate of merger for record by, the Secretary of State of the State of Delaware.

No Dissenters’ Rights of Appraisal (page 87)

We are organized as a corporation under Maryland law. Under the Maryland general corporation law, because our common stock was listed on the New York Stock Exchange, or the NYSE, on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the merger do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger. However, our common stockholders can vote against the merger and the merger agreement. Under the Maryland general corporation law, the holders of our preferred stock do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger.

Litigation Relating to the Mergers (page 53)

On April 22, 2015, a purported class action related to the merger agreement, Laborers Local #231 Pension Fund v. Excel Trust, Inc. et al., was filed in the Superior Court of the State of California, County of San Diego, against the company, the operating partnership, The Blackstone Group L.P., Blackstone Property Partners L.P.,

Parent, Merger Sub and Merger Partnership and the members of our board of directors, alleging, among other things, that our directors breached their fiduciary duties in connection with the merger agreement (including, but not limited to, various alleged breaches of duties of good faith, loyalty, due care and candor). Two other lawsuits, Branagan v. Excel Trust, Inc., et al. and Sciabacucchi v. Excel Trust, Inc., et al., raising similar purported class claims, were filed in the Circuit Court for Baltimore City on April 29, 2015 and May 7, 2015, respectively. These lawsuits generally allege breaches of fiduciary duties by our directors in connection with the merger agreement, including that defendants failed to take appropriate steps to maximize stockholder value and that defendants improperly favored themselves in connection with the proposed transaction, and claims that the merger agreement contains several deal protection provisions that are unnecessarily preclusive. The three lawsuits also allege that the company, the operating partnership, The Blackstone Group L.P., Blackstone Property Partners L.P., Parent, Merger Sub and Merger Partnership aided and abetted the purported breaches of fiduciary duty. The lawsuits seek a variety of equitable and injunctive relief, including enjoining defendants from completing the proposed merger transaction, rescission of any consummated transaction, attorneys’ fees and expenses, and, in the Branagan and Sciabacucchi actions, unspecified damages. We believe these lawsuits are wholly without merit, and we intend to vigorously defend against them.

In addition, we received two demands by purported stockholders of the company to remedy alleged breaches of fiduciary duties by our officers and directors in connection with the proposed mergers, to commence action on behalf of us against our officers and directors with respect to the proposed mergers, and/or to produce books, records and documents for inspection.

Material U.S. Federal Income Tax Consequences (page 53)

The receipt of the merger consideration for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including pursuant to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Delisting and Deregistration of Our Common Stock and Series B Preferred Stock (page 58)

If the merger is completed, our common stock and our Series B preferred stock will no longer be traded on the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended, or the Exchange Act. If the partnership merger is completed, the OP Units will be deregistered under the Exchange Act.

Market Price of Our Common Stock (page 85)

Our common stock has been listed on the NYSE under the symbol “EXL” since April 23, 2010. On April 9, 2015, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for our common stock on the NYSE was $13.84. On                     , 2015, the last trading day before the date of this proxy statement, the reported closing price per share for our common stock on the NYSE was $        . You are encouraged to obtain current market quotations for our common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS

The following questions and answers address briefly some questions you may have regarding the special meeting and the proposed mergers. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, as well as the additional documents to which it refers or which it incorporates by reference, including the merger agreement, a copy of which is attached to this proxy statement as Exhibit A.

Q:	What is the proposed transaction?

A:	The proposed transaction is the acquisition of the company and its subsidiaries, including our operating partnership, by affiliates of The Blackstone Group L.P. pursuant to the merger agreement. Once the merger and the merger agreement have been approved by our common stockholders and the other closing conditions under the merger agreement have been satisfied or waived, Excel Trust, Inc. will merge with and into Merger Sub, with Merger Sub continuing as the surviving company. Immediately following the merger effective time, Merger Partnership will be merged with and into our operating partnership, with our operating partnership continuing as the surviving partnership. For additional information about the merger and the partnership merger, please review the merger agreement attached to this proxy statement as Exhibit A and incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the merger.

Q:	As a common stockholder, what will I receive in the merger?

A:	For each outstanding share of common stock that you own immediately prior to the merger effective time, you will receive $15.85 in cash, without interest and less any applicable withholding taxes.

Q:	Will I receive any regular quarterly dividends with respect to the common stock that I own?

A:	Yes. On April 27, 2015, our board of directors declared a regular quarterly dividend of $0.18 per share of common stock for the quarter ending June 30, 2015, payable on or about July 15, 2015 to stockholders of record at the close of business on June 30, 2015. However, under the terms of the merger agreement, we may not declare or pay any other dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under Sections 857 or 4981 of the Code (with any such additional required dividend resulting in a corresponding decrease to the cash merger consideration payable per share of common stock).

Q:	When do you expect the mergers to be completed?

A:	We are working toward completing the mergers as quickly as possible. If our common stockholders vote to approve the merger and the merger agreement, and assuming that the other conditions to the mergers are satisfied or waived, it is anticipated that the mergers will become effective as soon as practicable following the special meeting.

Q:	What happens if the merger is not completed?

A:	If the merger and the merger agreement are not approved by our common stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their common stock pursuant to the merger agreement. Instead, Excel Trust, Inc. will remain a public company and our common stock will continue to be registered under the Exchange Act and listed on the NYSE. Upon a termination of the merger agreement, under certain circumstances, we will be required to pay Parent the company termination fee. In certain other circumstances, Parent will be required to pay us the Parent termination fee upon termination of the merger agreement.

Q:	If the merger is completed, when can I expect to receive the cash merger consideration for my shares of common stock?

A:	As soon as possible after the closing date, you will receive a letter of transmittal describing how you may exchange your common stock for the cash merger consideration.

Q:	When and where is the special meeting?

A:	The special meeting will be held on , 2015 at 9:00 a.m. local time, at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128.

Q:	Who can vote and attend the special meeting?

A:	All holders of record of our common stock and preferred stock as of the record date, which was the close of business on May 29, 2015, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only our common stockholders as of the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting, and is not being solicited.

Q:	What vote of common stockholders is required to approve the merger and the merger agreement?

A:	Approval of the merger and the merger agreement requires the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against the proposal to approve the merger and the merger agreement.

Q:	What vote of common stockholders is required to approve, on an advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger?

A:	Approval, on an advisory basis, of the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	What vote of common stockholders is required to approve adjournments of the special meeting?

A:	Approval of any adjournments of the special meeting to solicit additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement requires the affirmative vote of a majority of the votes cast on the proposal. For the purpose of this proposal, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have no effect on the proposal.

Q:	Why is my vote important?

A:	If you do not submit a proxy or voting instructions or vote in person at the special meeting, it will be more difficult for us to obtain the necessary quorum to hold the special meeting. In addition, because the proposal to approve the merger and the merger agreement must be approved by the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting, your failure to submit a proxy or voting instructions or to vote in person at the special meeting will have the same effect as a vote “AGAINST” the approval of the merger and the merger agreement.

Q:	How does the cash merger consideration compare to the market price of the common stock?

A:	The cash merger consideration of $15.85 per share represents an approximate 14.5% premium over the closing price of our common stock of $13.84 on April 9, 2015, the last trading day prior to the public announcement of the merger agreement. Over the twelve-month period ended April 8, 2015, the last trading day prior to the execution of the merger agreement, the low closing price was $11.77 per share and the high closing price was $14.38 per share.

Q:	How does our board of directors recommend that I vote?

A:	Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Q:	Why am I being asked to consider and cast a vote on the non-binding proposal to approve the merger-related compensation?

A:	In July 2010, the U.S. Securities and Exchange Commission, or the SEC, adopted rules that require companies to seek a non-binding, advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the merger.

Q:	What will happen if stockholders do not approve the non-binding proposal to approve the merger-related compensation?

A:	The vote to approve the non-binding proposal to approve the merger-related compensation is a vote separate and apart from the vote to approve the merger and the merger agreement. Approval of this proposal is a not a condition to completion of the merger. The vote on this proposal is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to them that is based on or otherwise relates to the merger, in accordance with the terms and conditions applicable to such compensation.

Q:	Do any of the company’s directors and executive officers have any interest in the merger that is different than mine?

A:	Our directors and executive officers have certain interests in the mergers that may be different from, or in addition to, the interests of our stockholders generally, including the consideration that they would receive with respect to their restricted stock in connection with the merger. Additionally, our directors and executive officers who beneficially own OP Units will receive consideration with respect to their OP Units in connection with the partnership merger. Further, our executive officers may become entitled to receive certain severance payments and benefits following the closing of the merger. See “The Mergers—Interests of Our Directors and Executive Officers in the Mergers” for additional information about possible interests that our directors and executive officers may have in the merger that are different than yours.

Q:	How do I cast my vote?

A:

If you are a common stockholder of record on the record date, you may vote in person at the special meeting or authorize a proxy for the special meeting. You can authorize your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed, postage-paid envelope, or, if you prefer, by following the instructions on your proxy card for telephonic or Internet proxy authorization. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Registered stockholders can transmit their voting instructions by telephone by calling 1-800-690-6903 or on the Internet at www.proxyvote.com. Telephone and Internet voting are available 24 hours a day until 11:59 p.m. Eastern Time the day immediately prior to the special meeting. Have your proxy card with you if you are going to authorize your proxy by telephone or the Internet. To authorize your proxy by mail, please complete sign, date and mail your proxy card in the envelope provided. If you attend the special meeting in person, you may request a ballot when you arrive.

If you are an employee holding restricted stock acquired through our Incentive Award Plan, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize a proxy by telephone or the Internet.

Q:	How do I cast my vote if my common stock is held of record in “street name”?

A:	If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, since brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

Q:	What will happen if I abstain from voting or fail to vote?

A:	With respect to the proposal to approve the merger and the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger.

With respect to the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement, if you abstain from voting, fail to cast your vote in person or by proxy or if you hold your shares in “street name” and fail to give voting instructions to your broker, bank or other nominee, it will not have any effect on the outcome of such proposal.

Q:	How will proxy holders vote my shares of common stock?

A:	If you properly authorize a proxy prior to the special meeting, your shares of common stock will be voted as you direct. If you authorize a proxy but no direction is otherwise made, your shares will be voted “FOR” the proposal to approve the merger and the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement. The proxy holders will vote in their discretion upon such other matters as may properly come before the special meeting or any postponements or adjournments of the special meeting.

Q:	What happens if I sell my common stock before the special meeting?

A:

If you held shares of common stock on the record date but transfer them prior to the merger effective time, you will retain your right to vote at the special meeting, but not the right to receive the cash merger consideration for such shares. The right to receive such consideration when the merger becomes effective will pass to the person who owns the shares you previously owned.

Q:	Can I change my vote after I have mailed my proxy card?

A:	Yes. If you own common stock as a record holder on the record date, you may revoke a previously authorized proxy at any time before it is exercised by filing with our Secretary a notice of revocation or a duly authorized proxy bearing a later date or by attending the meeting and voting in person. Attendance at the meeting will not, in itself, constitute revocation of a previously authorized proxy. If you have instructed a broker to vote your shares, the foregoing options for changing your vote do not apply and instead you must follow the instructions received from your broker to change your vote.

Q:	Is the merger expected to be taxable to me?

A:	Yes. The receipt of the merger consideration for each share of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Generally, for U.S. federal income tax purposes, you will recognize gain or loss as a result of the merger measured by the difference, if any, between the merger consideration per share and your adjusted tax basis in that share of common stock. In addition, under certain circumstances, we may be required to withhold a portion of your merger consideration under applicable tax laws, including FIRPTA. See “The Mergers—Material U.S. Federal Income Tax Consequences” for a more complete discussion of the U.S. federal income tax consequences of the merger. Tax matters can be complicated, and the tax consequences of the merger to you will depend on your particular tax situation. We encourage you to consult your tax advisor regarding the tax consequences of the merger to you.

Q:	What rights do I have if I oppose the merger?

A:	If you are a common stockholder of record on the record date, you can vote against the proposal to approve the merger and the merger agreement. You are not, however, entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder under Maryland law because our common stock was listed on the NYSE on the record date. See “No Dissenters’ Rights of Appraisal.”

Q:	Where can I find the voting results of the special meeting?

A:	We intend to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that we file with the SEC are publicly available on the SEC’s website at www.sec.gov when filed.

Q:	Can I participate if I am unable to attend the special meeting?

A:	If you are unable to attend the meeting in person, we encourage you to complete, sign, date and return your proxy card, or authorize your proxy or voting instructions by telephone or Internet. The special meeting will not be broadcast telephonically or over the Internet.

Q:	What will happen to common stock that I currently own after completion of the merger?

A:	Following the completion of the merger, your shares of common stock will be canceled and will represent only the right to receive your portion of the cash merger consideration. Trading in our common stock on the NYSE will cease. Price quotations for our common stock will no longer be available and we will cease filing periodic reports with the SEC.

Q:	Have any stockholders already agreed to approve the merger?

A:	No. There are no agreements between Parent, Merger Sub, Merger Partnership or other affiliates of The Blackstone Group L.P. and any of our common stockholders in which a stockholder has agreed to vote in favor of approval of the merger and the merger agreement.

Q:	Where can I find more information about the company?

A:	We file certain information with the SEC. You may read and copy this information at the SEC’s public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available on the SEC’s website at www.sec.gov and on our website at www.ExcelTrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. You can also request copies of these documents from us. See “Where You Can Find More Information.”

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	We will bear the cost of solicitation of proxies for the special meeting. Our board of directors is soliciting your proxy on our behalf. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future if the need arises and do not believe that the cost of any such proxy solicitor would be material. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:	Who can help answer my other questions?

A:	If after reading this proxy statement you have more questions about the special meeting or the mergers, you should contact us at:

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

Attention: Secretary

(858) 613-1800

If your broker holds your shares, you should also contact your broker for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the documents that we incorporate by reference herein contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act). Also, documents we subsequently file with the SEC and incorporate by reference may contain forward-looking statements. In particular, statements pertaining to (1) the completion of the mergers on the terms summarized in this proxy statement and (2) our capital resources, portfolio performance and results of operations contain forward-looking statements. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise, and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	the failure to satisfy conditions to completion of the mergers, including receipt of stockholder approval;

•	the failure of the mergers to close for any other reason;

•	the occurrence of any change, effect, event, circumstance, occurrence or state of facts that could give rise to the termination of the merger agreement;

•	the outcome of the legal proceedings that have been, or may be, instituted against us and others following announcement of our entering into the merger agreement;

•	risks that the proposed transaction disrupts current plans and operations including potential difficulties in relationships with employees, tenants and partners;

•	the amount of the costs, fees, expenses and charges related to the mergers;

•	our exclusive remedy against the counterparties to the merger agreement with respect to any breach of the merger agreement being to seek payment by Parent of a termination fee in the amount of $250 million (which amount is guaranteed by the Sponsor), which may not be adequate to cover our damages;

•	our limited ability to pay dividends to the holders of our common stock pursuant to the merger agreement;

•	adverse economic or real estate developments in the retail industry or the markets in which we operate;

•	changes in local, regional and national economic conditions;

•	our inability to compete effectively;

•	our inability to collect rent from tenants;

•	defaults on or non-renewal of leases by tenants;

•	increased interest rates and operating costs;

•	decreased rental rates or increased vacancy rates;

•	our failure to obtain necessary outside financing on favorable terms or at all;

•	changes in the availability of additional acquisition opportunities;

•	our inability to successfully complete real estate acquisitions;

•	our failure to successfully operate acquired properties and operations;

•	our failure to qualify or maintain our status as a REIT;

•	our inability to attract and retain key personnel;

•	government approvals, actions and initiatives, including the need for compliance with environmental requirements;

•	financial market fluctuations;

•	changes in real estate and zoning laws and increases in real property tax rates;

•	risks associated with security breaches and other disruptions to our information technology networks and related systems;

•	the effects of earthquakes and other natural disasters; and

•	lack of or insufficient amounts of insurance.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. We disclaim any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, each as updated by our subsequent filings under the Exchange Act.

PROPOSAL 1

PROPOSAL TO APPROVE THE MERGER

We are asking our common stockholders to vote on a proposal to approve the merger of Excel Trust, Inc. with and into Merger Sub and the merger agreement.

For detailed information regarding this proposal, see the information about the merger and the merger agreement throughout this proxy statement, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement.” A copy of the merger agreement is attached as Exhibit A to this proxy statement.

Approval of the proposal to approve the merger and the merger agreement requires the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against the proposal to approve the merger and the merger agreement.

Approval of this proposal is a condition to the completion of the merger. In the event this proposal is not approved, the merger cannot be completed.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve the merger and the merger agreement.

PROPOSAL 2

PROPOSAL TO APPROVE THE MERGER-RELATED COMPENSATION

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21(c) under the Exchange Act, we are asking our common stockholders to vote at the special meeting on an advisory basis regarding the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is presented in the section entitled “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—Quantification of Payments and Benefits.”

The stockholder vote on executive compensation is an advisory vote only, and it is not binding on us or our board of directors. Further, the underlying arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger, in accordance with the terms and conditions applicable to such compensation.

We are asking our common stockholders to vote “FOR” the following resolution:

“RESOLVED, that Excel Trust, Inc.’s common stockholders approve, on an advisory basis, the compensation that may be paid or become payable to Excel Trust, Inc.’s named executive officers that is based on or otherwise relates to the merger.”

Adoption of the above resolution, on an advisory basis, requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is a not a condition to the completion of the merger.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.

PROPOSAL 3

PROPOSAL TO APPROVE ADJOURNMENTS OF THE MEETING

We are asking our common stockholders to vote on a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Approval of the proposal to approve any such adjournments of the special meeting requires the affirmative vote of a majority of the votes cast on the proposal. Approval of this proposal is a not a condition to the completion of the merger.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that our common stockholders vote “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

THE PARTIES TO THE MERGERS

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

We were organized as a Maryland corporation on December 15, 2009 and elected to be taxed as a REIT beginning with our taxable year ended December 31, 2010. We are a vertically integrated, self-administered, self-managed real estate firm with the principal objective of acquiring, financing, developing, leasing, owning and managing community and power centers, grocery anchored neighborhood centers and freestanding retail properties. Additional information about us is available on our website at www.ExcelTrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC. Our common stock is listed on the NYSE under the symbol “EXL.” For additional information about us and our business, please refer to “Where You Can Find More Information.”

Excel Trust, L.P.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

(858) 613-1800

Our operating partnership was formed as a Delaware limited partnership on December 16, 2009. Our operating partnership owns substantially all of our assets either directly or through its subsidiaries, conducts the operations of our business and has no publicly traded equity. We are the sole general partner of our operating partnership and owned, as of May 8, 2015, an approximate 98.4% partnership interest in our operating partnership.

BRE Retail Centers Holdings LP

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

Parent is a Delaware limited partnership and an affiliate of the Sponsor. Parent was formed solely for the purpose of acquiring us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. The Sponsor is an affiliate of The Blackstone Group L.P.

Blackstone is one of the world’s leading investment firms. Blackstone seeks to create positive economic impact and long-term value for its investors, the companies Blackstone invests in, and the communities in which Blackstone works. Blackstone does this by using extraordinary people and flexible capital to help companies solve problems. Blackstone’s asset management businesses, with over $300 billion in assets under management, include investment vehicles focused on private equity, real estate, public debt and equity, non-investment grade credit, real assets and secondary funds, all on a global basis. Blackstone also provides various financial advisory services, including financial and strategic advisory, restructuring and reorganization advisory and fund placement services. Further information is available at www.Blackstone.com.

BRE Retail Centers Corp

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

Merger Sub is a Maryland corporation and a wholly owned subsidiary of Parent. Merger Sub was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, we will merge with and into Merger Sub, and Merger Sub will continue as the surviving company.

BRE Retail Centers LP

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

(212) 583-5000

Merger Partnership is a Delaware limited partnership. Merger Sub is the sole general partner of Merger Partnership. Merger Partnership was formed solely for purposes of facilitating Parent’s acquisition of us and has not carried on any activities to date, except for activities incidental to its formation and activities undertaken in connection with the transactions contemplated by the merger agreement. Pursuant to the merger agreement, on the closing date, Merger Partnership will merge with and into our operating partnership, and our operating partnership will continue as the surviving partnership.

THE SPECIAL MEETING

Date, Time and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders in connection with the solicitation of proxies by our board of directors to be exercised at a special meeting to be held on                     , 2015 at 9:00 a.m. local time. The special meeting will be held at the Excel Centre, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. The purpose of the special meeting is for you to consider and vote on the following matters:

1.	a proposal to approve the merger of Excel Trust, Inc. with and into Merger Sub and the merger agreement;

2.	a proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger; and

3.	a proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

We are not aware of any other business to be acted upon at the special meeting or any postponements or adjournments thereof. If, however, other matters are properly brought before the special meeting or any postponements or adjournments thereof, the persons named as proxies will vote on those matters in their discretion. A majority of our common stockholders entitled to vote at the special meeting must approve the merger and the merger agreement for the merger to occur. A copy of the merger agreement is attached as Exhibit A to this proxy statement, which we encourage you to read carefully in its entirety.

Record Date, Notice and Quorum

All holders of record of our common stock and preferred stock as of the record date, which was the close of business on May 29, 2015, are entitled to receive notice of and attend the special meeting or any postponements or adjournments of the special meeting. However, only our common stockholders as of the record date are entitled to vote at the special meeting or any postponements or adjournments of the special meeting. Each common stockholder will be entitled to cast one vote on each matter presented at the special meeting for each share of common stock that such holder owned as of the record date. On the record date, there were                 shares of common stock outstanding and entitled to vote at the special meeting.

The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast as of the close of business on the record date will constitute a quorum for purposes of the special meeting. A quorum is necessary to transact business at the special meeting. Abstentions will be counted as shares present for the purposes of determining the presence of a quorum. If a quorum is not present at the special meeting, we expect that the special meeting will be adjourned to a later date.

Required Vote

Completion of the merger requires approval of the merger and the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock as of the record date for the special meeting. Each common stockholder is entitled to cast one vote on each matter presented at the special meeting for each share of common stock owned by such stockholder on the record date. Because the required vote for this proposal is based on the number of votes our common stockholders are entitled to cast rather than on the number of votes cast, failure to vote your shares (including failure to give voting instructions to your broker, bank or other nominee) and abstentions will have the same effect as voting against the proposal to approve the merger and the merger agreement.

In addition, the approval of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and the approval of the proposal regarding any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement each requires the affirmative vote of a majority of the votes cast on the proposal. Approval of these proposals is not a condition to completion of the mergers. For the purpose of these proposals, if a common stockholder fails to cast a vote on either of these proposals, in person or by authorizing a proxy, such failure will not have any effect on the outcome of such proposal. Abstentions are not considered votes cast and therefore will have no effect on the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger or the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Accordingly, in order for your shares of common stock to be included in the vote, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or Internet or vote in person at the special meeting. The vote of the holders of our preferred stock is not required to approve any of the proposals at the special meeting, and is not being solicited.

As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of approximately                 shares of our common stock, entitling them to exercise approximately     % of the voting power of our common stock entitled to vote at the special meeting. Our directors and executive officers have informed us that they intend to vote the shares of our common stock that they own in favor of the proposal to approve the merger and the merger agreement, in favor of the proposal regarding the non-binding, advisory vote on the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and in favor of the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Votes cast by proxy or in person at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine whether a quorum is present at the special meeting.

How to Authorize a Proxy

Holders of record of our common stock may vote or cause their shares to be voted by proxy using one of the following methods:

•	mark, sign, date and return the enclosed proxy card by mail;

•	authorize your proxy or voting instructions by telephone or by Internet by following the instructions included with your proxy card; or

•	appear and vote in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, we request that you authorize a proxy for your shares of common stock as described above as promptly as possible.

If you own common stock through a broker, bank or other nominee (i.e., in “street name”), you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. You should instruct your broker, bank or other nominee as to how to vote your shares of common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).

If you are an employee holding restricted stock acquired through our Incentive Award Plan, your shares will be voted as you specify on your proxy card and will not be voted if the proxy card is not returned or if you do not vote in person or authorize a proxy by telephone or the Internet.

Proxies and Revocation

If you authorize a proxy, your shares of common stock will be voted at the special meeting as you indicate on your proxy. If no instructions are indicated when you authorize your proxy, your shares of common stock will be voted in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

You may revoke your proxy at any time, but only before the proxy is voted at the special meeting, in any of three ways:

•	by delivering, prior to the date of the special meeting, a written revocation of your proxy dated after the date of the proxy that is being revoked to our Secretary at 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128;

•	by delivering to our Secretary a later-dated, duly executed proxy or by authorizing your proxy by telephone or by Internet at a date after the date of the previously authorized proxy relating to the same shares of common stock; or

•	by attending the special meeting and voting in person by ballot.

Attendance at the special meeting will not, in itself, constitute revocation of a previously granted proxy. If you own shares of common stock in “street name,” you may revoke or change previously granted voting instructions by following the instructions provided by the broker, bank or other nominee that is the registered owner of the shares.

We do not expect that any matters other than the proposals set forth above will be brought before the special meeting. If, however, such a matter is properly presented at the special meeting or any postponements or adjournments of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies.

Solicitation of Proxies

We will bear the cost of solicitation of proxies for the special meeting. In addition to the use of mails, proxies may be solicited by personal interview, telephone, facsimile, e-mail or otherwise, by our officers, directors and other employees. Although we have not retained a proxy solicitor to assist in the solicitation of proxies, we may do so in the future if the need arises and do not believe that the cost of any such proxy solicitor would be material. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Adjournments

Although it is not currently expected, the special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock are not present at the special meeting, in person or by proxy, to constitute a quorum or if we believe it is reasonably likely that the merger and the merger agreement will not be approved at the special meeting when convened on                     , 2015, or when reconvened following any adjournment. Any adjournments may be made to a date not more than 120 days after the original record date without notice (other than by an announcement at the special meeting), by the affirmative vote of a majority of the votes cast on the proposal to approve any adjournments, whether or not a quorum exists, or by the chairman of the meeting for any reason (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

Postponements

At any time prior to convening the special meeting, our board of directors may postpone the special meeting for any reason without the approval of our stockholders to a date not more than 120 days after the original record date (subject to certain restrictions in the merger agreement, including that the special meeting may not be held, without Parent’s consent, on a date that is more than 30 days after the date on which the special meeting was originally scheduled).

THE MERGERS

General Description of the Mergers

Under the terms of the merger agreement, affiliates of The Blackstone Group L.P. will acquire us and our subsidiaries, including our operating partnership, through their ownership of Parent, the merger of us with and into Merger Sub, and the merger of Merger Partnership with and into our operating partnership. Under the merger agreement, we will merge with and into Merger Sub, with Merger Sub continuing as the surviving company. Immediately following the merger effective time, Merger Partnership will merge with and into our operating partnership, with our operating partnership continuing as the surviving partnership.

This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or convert the OP Units that you may own for or into Series C preferred units in the surviving partnership.

Background of the Mergers

Our senior management and board of directors periodically review and, when advisable, revise our long-term strategy and objectives in light of developments in real estate markets, capital market conditions and our business and capabilities. Since our initial public offering in 2010, we have considered various potential strategic alternatives with the goal of maximizing stockholder value, including potential acquisitions, dispositions, business combination transactions and issuances of minority equity stakes to one or more investors.

In 2014, we improved our cost of capital and as a result were able to grow our company, completing several value-creating transactions and strengthening our operating portfolio. Despite this growth, our board of directors recognized that we continued to face challenges as a public company. Our smaller scale relative to other public retail REITs caused our cost of capital to remain higher than that of our larger peers. Compared to larger public retail REITs, we also had a smaller public float and our common stock traded at a larger discount to our net asset value, or NAV, which impeded our ability to raise new equity capital. As of December 31, 2014, the closing price per share of our common stock was $13.39, representing a discount of approximately 8% to our then-consensus NAV, while larger public retail REITs were generally trading at a premium to NAV.

From time to time, Gary Sabin, our Chairman and Chief Executive Officer, met with executives of other entities in the real estate industry to discuss industry developments and possible opportunities for transactions with such entities. In mid-January 2015, Mr. Sabin received a telephone call from representatives of a joint venture consisting of two private real estate investment entities, which we refer to as Party A. These representatives requested a meeting with members of our management team to discuss industry developments and possible opportunities for a transaction with us.

On January 29, 2015, Mr. Sabin, Spencer Plumb, our President and Chief Operating Officer, and other members of our management team met for dinner with representatives of Party A. At the meeting, representatives of Party A suggested the possibility of an acquisition of the company by Party A, but did not discuss valuation, a potential purchase price or any other specific terms. Mr. Sabin indicated that the company was not pursuing a sale and was primarily focused on executing its strategy. He noted, however, that if Party A was prepared to make a compelling offer, the board of directors would consider it. The representatives of Party A expressed interest in continuing discussions with the company.

On February 4, 2015, Mr. Sabin received a telephone call from Party A expressing its continued interest in a potential acquisition transaction with the company, and requesting a confidentiality agreement so it could conduct a detailed due diligence review of the company. Mr. Sabin agreed that the company would send a draft confidentiality agreement to Party A.

On February 6, 2015, the company entered into a confidentiality agreement with Party A. The confidentiality agreement contained an 18-month “standstill,” which prevented Party A from, among other things, making a proposal or public announcement with respect to a business combination without the company’s consent (under the terms of the confidentiality agreement, the “standstill” provision terminated upon our execution of the merger agreement with the Blackstone affiliates). Beginning on February 7, 2015, the company provided Party A with certain property and financial due diligence information, and Party A commenced its due diligence investigation of the company.

In mid-February 2015, Mr. Sabin contacted each member of the board of directors individually to discuss with them Party A’s interest in a potential acquisition of the company.

On February 20, 2015, the company’s board of directors met, with members of the company’s management participating in the meeting. The board discussed, among other things, the unsolicited inquiry from Party A and management’s meeting with representatives of Party A, including that Party A did not propose any specific terms. After discussion, the board determined to explore Party A’s interest in pursuing a transaction. The board instructed management to continue its discussions with Party A and to keep the board informed of any material developments.

In the weeks following the February 20, 2015 board meeting, Party A continued to express interest in a potential acquisition of the company and to conduct its due diligence review of the company.

On March 3, 2015, Mr. Sabin received a telephone call from representatives of Party A with a non-binding offer to acquire the company for $14.25 per share of common stock, payable in cash. That same day, Party A sent a draft merger agreement to the company. After further negotiation with the company’s management, late in the evening on March 3, a representative of Party A called Mr. Sabin and increased its offer to $14.75 per share. The closing price per share of our common stock on March 3, 2015 was $13.79.

On March 4, 2015, Mr. Sabin received a telephone call from Nadeem Meghji, a Senior Managing Director in Blackstone’s Real Estate Group, with an unsolicited inquiry regarding a potential acquisition of the company by Blackstone. Mr. Sabin indicated to Mr. Meghji that while the company was not pursuing a sale, it had recently received a similar proposal from another party which the board of directors was considering, and if Blackstone was prepared to make a compelling offer, the board would similarly consider it. Mr. Meghji requested a confidentiality agreement so that Blackstone could conduct a detailed due diligence review of the company. Mr. Sabin agreed that the company would send a draft confidentiality agreement to Blackstone.

On March 5, 2015, the company entered into a confidentiality agreement with Blackstone Real Estate Advisors L.P. The confidentiality agreement contained a 12-month “standstill,” which prevented Blackstone from, among other things, making a proposal or public announcement with respect to a business combination without the company’s consent (which, similar to the company’s confidentiality agreement with Party A, terminated upon our execution of a merger agreement with another party). Beginning on March 5, 2015, the company provided Blackstone with certain property and financial due diligence information, and Blackstone commenced its due diligence investigation of the company.

Between March 5 and March 17, 2015, representatives of each of Party A and Blackstone discussed with the company’s management certain terms of a potential transaction, including the amount of the termination fee payable by the company in certain circumstances and whether the company would be permitted to solicit alternative acquisition proposals for a certain period of time after signing a merger agreement. The representatives of Party A and Blackstone each indicated that, while the company would be able to respond to unsolicited acquisition proposals under customary provisions, neither would proceed if the company could solicit alternative acquisition proposals after signing a merger agreement. Mr. Meghji, on behalf of Blackstone, also indicated that Blackstone would be willing to consider a low termination fee in the event that the company were to terminate the merger agreement to accept a superior proposal.

On March 18, 2015, the company’s board of directors met, with members of the company’s management participating in the meeting. Mr. Sabin informed the board of the $14.75 per share offer that Party A had made on March 3, 2015 and that, on the same date, Party A had sent the company a draft merger agreement. Mr. Sabin also informed the board of Blackstone’s unsolicited inquiry on March 4, 2015 and the discussions he and other representatives of the company’s management had with Party A and Blackstone. The board then discussed, among other things, the offer of Party A and the interest received from Blackstone, the prospects of the company continuing as an independent public company and a potential sale of the company, including whether this would be an appropriate time to consider a sale of the company. The company’s internal legal counsel also reviewed with the board the directors’ duties and responsibilities in considering a potential sale transaction. After discussion, the board determined that the company should engage a financial advisor. Following further discussion, the board instructed the company’s management to identify and interview potential financial advisors, to continue its discussions with Party A and Blackstone and to keep the board informed of any material developments.

Later on March 18, 2015, Mr. Sabin, Mr. Plumb and other members of our management team met with Mr. Meghji and other representatives from Blackstone for dinner. At the meeting, Mr. Meghji reiterated Blackstone’s interest in a transaction, informed our management that an offer for the company would be forthcoming, and requested that the company send a draft merger agreement for Blackstone’s review. Subsequently, the company’s management instructed its outside legal counsel, Latham & Watkins LLP, which we refer to as Latham & Watkins, to prepare a draft merger agreement based on the March 3, 2015 draft merger agreement that the company had received from Party A.

On March 19, 2015, Mr. Sabin received a telephone call from Mr. Meghji, during which Mr. Meghji communicated Blackstone’s non-binding offer to acquire the company for $15.25 per share of common stock, payable in cash. The closing price per share of our common stock on March 19, 2015 was $14.12.

On March 23, 2015, the company sent a draft merger agreement to Blackstone and its legal counsel, Simpson Thacher & Bartlett LLP, which we refer to as Simpson Thacher, and also sent a revised draft merger agreement to Party A. The drafts sent to each party were in substantially the same form, and, relative to the draft provided by Party A on March 3, 2015, included, among other revisions, a reduction in the termination fee payable by the company in certain circumstances from $50 million to $25 million, the unrestricted ability for the company to participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals after signing the merger agreement, and revisions to various representations, warranties, covenants and conditions to limit the restrictions on the conduct of the company’s business until completion of the transaction, increase the certainty of closure and otherwise benefit the company.

Following March 23, 2015, the company’s management, with the assistance of Latham & Watkins, negotiated the terms of merger agreements with Party A and with Blackstone, each assisted by its respective legal counsel. The parties exchanged numerous drafts of the agreements and the negotiations covered various aspects of the transaction, including, among other things: the representations and warranties to be made by the parties; the restrictions on the conduct of the company’s business until completion of the transaction; the definition of material adverse effect; the conditions to completion of the mergers; the company’s ability to participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals; the right of our board of directors to change its recommendation that our common stockholders approve the merger and the merger agreement in response to a superior proposal or otherwise; the right of the acquiring party to match a superior proposal made by another party; the company’s right to terminate the merger agreement to accept a superior proposal under certain conditions; the other termination provisions and the triggers of the termination fee payable by the company; and the remedies available to each party under the merger agreement, including, in the case of Blackstone, the amount and triggers of the reverse termination fee payable to the company and the terms of the guaranty of certain payment obligations by the Sponsor. While the company informed each party of the competitive nature of the negotiations regarding a potential transaction and encouraged each party to offer the best terms possible, throughout the negotiations, the company did not disclose the identity of the other party that was evaluating a potential transaction with the company, nor did the company disclose to either party the financial terms of any offer from the other party.

On March 26, 2015, Mr. Sabin received a telephone call from representatives of Party A, during which Party A increased its offer to acquire the company to $15.30 per share. Earlier that day, Party A had sent a revised draft merger agreement to the company, which, among other things, increased the termination fee payable by the company in certain circumstances from $25 million to $32.5 million. The closing price per share of our common stock on March 26, 2015 was $13.96.

On March 27, 2015, the company’s board of directors met, with members of the company’s management participating in the meeting. During this meeting, Mr. Sabin reviewed and discussed with the board the $15.30 per share offer that Party A had made the prior day and the $15.25 per share offer that Blackstone had made on March 19, 2015, and provided the board with an update regarding the negotiations with Party A and Blackstone since the March 18, 2015 board meeting. Mr. Sabin reported, among other things, that, while the company was awaiting a response from Blackstone regarding the company’s March 23, 2015 draft merger agreement, Party A had sent a revised draft merger agreement the prior day. Mr. Sabin noted that, in its revised draft merger agreement, Party A increased the termination fee payable by the company in certain circumstances from $25 million to $32.5 million and limited the company’s ability to participate in discussions with third parties relating to unsolicited acquisition proposals after signing of a merger agreement. The board also discussed potential negotiation strategies with respect to Party A and Blackstone and, more generally, the different strategies for pursuing a sale transaction. Representatives of the company’s management also discussed with the board management’s process of interviewing potential financial advisors. The board then considered a proposal from Morgan Stanley to serve as the company’s financial advisor and, after giving consideration to, among other factors, Morgan Stanley’s qualifications and reputation, its expertise in the real estate industry and the fee proposal received from Morgan Stanley, instructed management to retain Morgan Stanley on the terms discussed with the board. Following this discussion, representatives from Morgan Stanley joined the meeting telephonically and provided the board with their perspective of retail real estate market trends, answered questions from the board regarding the proposals received from Party A and Blackstone, and agreed to provide a presentation regarding the strip center and real estate transaction environment and the company’s valuation at the next board meeting.

On March 28, 2015, Mr. Sabin received a telephone call from Mr. Meghji, during which Mr. Meghji reiterated Blackstone’s continued interest in a transaction. During the call, Mr. Meghji proposed the company would receive a substantial reverse termination fee payable if the merger agreement is terminated in certain circumstances in lieu of the company’s right to seek specific performance to require the acquiring entity to complete the merger. Mr. Meghji explained that the Sponsor would guarantee the payment of the reverse termination fee.

On March 30, 2015, Simpson Thacher sent a revised draft merger agreement to Latham & Watkins. In the draft merger agreement, Blackstone accepted the company’s proposed termination fee of $25 million and replaced the company’s right to seek specific performance with the company’s right to receive a $150 million reverse termination fee if the merger agreement is terminated under certain circumstances, the payment of which would be guaranteed by the Sponsor.

On March 31, 2015, the company’s board of directors met, with members of the company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. At this meeting, Mr. Sabin provided an update regarding the negotiations with Party A and Blackstone since the March 27, 2015 board meeting, noting, among other things, that the company had received a revised draft merger agreement from Blackstone the prior day, that Blackstone had accepted the company’s proposal that the termination fee payable by the company in certain circumstances would be $25 million and that Blackstone had proposed replacing the company’s right to seek specific performance with the company’s right to receive a $150 million reverse termination fee if the merger is terminated under certain circumstances, the payment of which would be guaranteed by the Sponsor. Mr. Sabin noted that the draft merger agreement included a covenant limiting the company’s ability to participate in discussions and negotiations with third parties relating to unsolicited acquisition proposals after the signing of a merger agreement. Mr. Sabin also informed the board that management had not discussed the terms of any employment arrangements with either party, and the board instructed management to continue to avoid any such discussions.

Following a discussion regarding this update, representatives of Latham & Watkins presented to the board on the directors’ duties in considering a sale transaction and answered questions from the board on this topic. Representatives of Morgan Stanley then gave a presentation regarding retail real estate market trends, macroeconomic market trends, debt and equity capital markets, the strip center and real estate transaction environment and an analysis of the company’s valuation and market positioning, among other topics. Representatives of Morgan Stanley noted the historically high multiples of funds from operations at which common stock of REITs were then trading, the historically high prices for real estate assets, the historically low capitalization rates for real estate acquisitions, and the historically low interest rate environment.

The board also discussed how the offers from Party A and Blackstone compared to the prospects of the company continuing as an independent public company. The board considered whether, if it determined to move forward with Party A and/or Blackstone, the board should seek expressions of interest from other third parties. After discussion and considering, among other things, the advice of Morgan Stanley with respect to the limited number of potential strategic purchasers with the financial ability to acquire the company, the proposed terms offered by Party A and Blackstone and the risks associated with contacting additional third parties, including the distraction of the company’s management and the risk of a leak, which could negatively impact the company’s existing business relationships with its tenants, employees and others, cause damage to the company’s value if it became publicly known that the company was for sale and jeopardize the company’s discussions with Party A and Blackstone, the board determined not to pursue such contacts. After discussion of these topics, the board instructed management to continue its discussions with Party A and Blackstone, and to solicit the highest and best price and other terms each party was willing to offer for the board’s further consideration.

On April 3, 2015, Latham & Watkins sent revised drafts of the merger agreement to Party A and Blackstone and their respective counsel, and thereafter continued to exchange drafts with Blackstone and its counsel.

On April 4, 2015, Mr. Sabin received a telephone call from Mr. Meghji, during which Mr. Meghji agreed to increase the reverse termination fee payable to the company from $150 million to $250 million, noting that the amount of such fee was ten times higher than the $25 million termination fee payable by the company.

On April 6, 2015, Mr. Sabin and Mr. Plumb had a telephonic meeting with representatives of Party A, during which Party A increased its offer to $15.40 per share, and confirmed that this was its best and final offer and the offer Party A wanted the company’s management to present to the board of directors for the board’s final consideration. The closing price per share of our common stock on April 6, 2015 was $14.15.

On April 7, 2015, Mr. Sabin and Mr. Plumb met with Mr. Meghji and Jonathan Gray, Blackstone’s Global Head of Real Estate. At this meeting, Blackstone increased its offer to $15.85 per share, and confirmed that this was its best and final offer and the offer Blackstone wanted the company’s management to present to the board of directors for the board’s final consideration. The closing price per share of our common stock on April 7, 2015 was $13.95.

On April 8, 2015, the company’s board of directors met, with members of the company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. Mr. Sabin provided the board with an update regarding the negotiations with Party A and Blackstone since the March 31, 2015 board meeting, noting that, on the prior day, Blackstone had offered $15.85 per share as its best and final offer, and that on April 6, 2015, Party A had offered $15.40 per share as its best and final offer. The company’s management and representatives of Latham & Watkins then compared the material terms of the most recent draft merger agreements of Party A and Blackstone. They also reported that Blackstone had agreed to increase the reverse termination fee payable to the company from $150 million to $250 million and that, since March 31, 2015, the company had continued to exchange drafts of the merger agreement with Party A and Blackstone. The board discussed the final offers received from Party A and Blackstone and compared a potential sale transaction to the prospects of the company continuing as an independent public company. Representatives of Morgan Stanley noted that the offer from Blackstone of $15.85 per share was near or above the high end of all of the ranges indicated by each of the valuation methodologies and reference points Morgan Stanley had presented to the board at its March 31, 2015 meeting.

After discussion of the proposals received and the provisions of the draft merger agreement and other documentation being negotiated with Party A and Blackstone, the board instructed management to finalize the legal documentation for a proposed transaction with Blackstone for the board’s consideration at the next board meeting. The board considered, among other things, Blackstone’s higher per share, all-cash offer, the company’s ability to respond to unsolicited alternative acquisition proposals, the $25 million termination fee that may become payable by the company in certain circumstances (which the board viewed as reasonable and not likely to preclude any other party from making a competing acquisition proposal), and the substantial $250 million reverse termination fee, guaranteed by the Sponsor, that may become payable to the company if the merger agreement is terminated in certain circumstances. At the conclusion of the meeting of the board of directors, the independent board members participating in the meeting met in executive session with advisors from Morgan Stanley and Latham & Watkins to further discuss the proposed transaction.

Following the board meeting, members of the company’s management and Latham & Watkins worked with Blackstone and Simpson Thacher to finalize the documentation for the transaction.

On April 9, 2015, the company’s board of directors met, with members of the company’s management and representatives of Morgan Stanley and Latham & Watkins participating in the meeting. Representatives from Latham & Watkins first reviewed with the board the duties of directors and the application of those principles to the transaction being considered by the board. Management then reviewed the proposals that had been received from each of Party A and Blackstone and provided a summary of the material terms of the merger agreement, the guaranty and the ancillary documents which had been negotiated with Blackstone. Mr. Sabin noted that Blackstone had agreed to give the company the unrestricted ability, for a period of 30 days after signing the merger agreement, to participate in discussions or negotiations with third parties with respect to alternative acquisition proposals and, after the expiration of such 30-day period, to participate in such discussions or negotiations under certain circumstances if the board determined, after consultation with its advisors, that failure to do so would be inconsistent with its duties and that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal. The board also discussed the interests of our directors and officers in the mergers that are different from, or in addition to, those of our stockholders generally, including their ownership of shares of restricted stock and OP Units and that Blackstone offered the opportunity, subject to certain conditions, to exchange their OP Units for preferred units in the surviving partnership. Management informed the board that, although Blackstone had expressed an interest in management remaining in place for at least an initial period, none of the company’s management or other employees had been offered any employment arrangements or had any discussions with Blackstone regarding the terms of employment with the company after the closing of the merger. Representatives from Morgan Stanley then presented to the board regarding Morgan Stanley’s analysis of the offer from Blackstone, its view of the company’s market positioning, the recent mergers and acquisitions activity levels involving public REITs and the company’s valuation. At the conclusion of a discussion on these topics, Morgan Stanley rendered an oral opinion to the board, subsequently confirmed by delivery of a written opinion, dated April 9, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the cash merger consideration of $15.85 per share to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders. After discussion, and taking into account the fairness opinion delivered by Morgan Stanley and other factors described below in greater detail under the heading “—Reasons for the Mergers,” our board of directors unanimously adopted resolutions which, among other things, approved the mergers, the merger agreement and the other transactions contemplated by the merger agreement and resolved to recommend that our common stockholders vote for the approval of the merger and the merger agreement.

Following the board meeting on April 9, 2015, the parties executed and delivered the merger agreement.

On the morning of April 10, 2015, before the opening of trading on the NYSE, the company issued a press release announcing the execution of the merger agreement.

Until 11:59 p.m., New York City time, on May 9, 2015, we were permitted to participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals. During such period, although the company was prepared to participate in discussions or negotiations with third parties, the company did not receive any inquiries or proposals regarding any such alternative acquisition proposals. After such period, we are permitted to participate in such discussions or negotiations, under certain circumstances, if our board of directors determines, after consultation with its advisors, that failure to do so would be inconsistent with its legal duties and that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal.

Reasons for the Mergers

In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger and the merger agreement to our common stockholders, our board of directors consulted with our senior management team, as well as our outside legal and financial advisors, and considered a number of factors, including the following material factors which our board of directors viewed as supporting its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the merger and the merger agreement to our common stockholders:

•	the current and historical trading prices for our common stock, and the fact that the cash merger consideration of $15.85 per share represented a premium of approximately 20.4% to the $13.16 volume weighted average closing price over the 12-month period ended April 8, 2015, the last trading day prior to the execution of the merger agreement, a premium of approximately 14.2% to the $13.88 volume weighted average closing price over the 30-day period ended April 8, 2015 and a premium of approximately 14.5% to the closing price of $13.84 on April 9, 2015, the last trading day prior to the public announcement of the merger agreement;

•	the course of negotiations between us and Blackstone resulting in a price per share of our common stock that was higher than the original offer price from Blackstone and higher than offers we received from Party A;

•	our board of directors’ knowledge of the business, operations, financial condition, earnings and prospects of the company, as well as its knowledge of the current and prospective environment in which the company operates, including economic and market conditions;

•	the belief that the merger is more favorable to our stockholders than other strategic alternatives available to the company, including remaining an independent public company;

•	the risks and uncertainty of remaining an independent public company, given the company’s smaller scale relative to other public retail REITs, which caused our cost of capital to remain higher than that of our larger peers and our smaller public float and greater NAV discount as compared to larger public retail REITs, which impeded our ability to raise new equity capital;

•	the high multiples of funds from operations at which common stock of REITs, including our common stock, have been trading and the risk that those multiples might not be sustained, which could result in a decline in the trading price of our common stock regardless of our performance;

•	favorable conditions for sale transactions in the real estate markets generally and the retail sector specifically, including prices for real estate assets being at or near historical highs while capitalization rates are at or near historical lows, the low interest rate environment and the possibility that interest rates may rise in the near future;

•	the high probability that the mergers would be completed based on, among other things, Blackstone’s proven ability to complete large acquisition transactions on the agreed terms, Blackstone’s extensive experience in the real estate industry, the lack of a financing condition, and the $250 million reverse termination fee payable to the company if the merger agreement is terminated in certain circumstances, which payment is guaranteed by the Sponsor;

•	the terms and conditions of the merger agreement, which were reviewed by our board of directors with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•	the financial presentation of Morgan Stanley and its oral opinion, subsequently confirmed by delivery of a written opinion, dated April 9, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in its written opinion, the cash merger consideration of $15.85 per share to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to such holders (see “—Opinion of Our Financial Advisor”);

•	our ability, under the merger agreement, (1) until 11:59 p.m., New York City time, on May 9, 2015, to participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals and (2) after such time, to participate in such discussions or negotiations, under certain circumstances, if our board of directors determines, after consultation with advisors, that failure to do so would be inconsistent with its legal duties and that such acquisition proposal constitutes, or could reasonably be expected to result in, a superior proposal;

•	our board of directors’ ability, under the merger agreement, to withdraw, modify or amend its recommendation that our common stockholders vote to approve the merger agreement and the merger under certain circumstances, subject to payment of a termination fee of $25 million if Parent elects to terminate the merger agreement;

•	our ability to terminate the merger agreement, under certain circumstances, in order to enter into a definitive agreement providing for a superior proposal if our board of directors determines, after consultation with advisors and after taking into account any changes to the terms of the merger agreement proposed by Parent, that the superior proposal continues to be a superior proposal, upon payment of a termination fee of $25 million;

•	the fact that the $25 million termination fee payable by us in certain circumstances (representing approximately 2.4% of the company’s equity value and 1.3% of its enterprise value, based on the cash merger consideration) was viewed by our board of directors, after consultation with our legal and financial advisors, as reasonable and not likely to preclude any other party from making a competing acquisition proposal;

•	the fact that the all cash merger consideration will provide our stockholders with immediate fair value, in cash, for all of their shares of common stock;

•	the limited number of potential purchasers with the financial ability to acquire us; and

•	the fact that the merger would be subject to the approval of our common stockholders, and our common stockholders would be free to reject the merger by voting against the merger for any reason, including if a higher offer were to be made prior to the stockholders meeting (although we may be required to pay a termination fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, an acquisition proposal).

Our board of directors also considered the following potentially negative factors in its consideration of the merger agreement and the merger:

•	the merger would preclude our stockholders from having the opportunity to participate in the future performance of our assets, future potential earnings growth, future potential appreciation of the value of our common stock or future dividends that could be realized depending on our future performance;

•	the significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to consummate the merger and related disruptions to the operation of our business;

•	the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the merger;

•	the pending merger or failure to complete the merger may cause harm to relationships with our employees, tenants and other business associates and may divert management and employee attention away from the day-to-day operation of our business;

•	our inability to solicit competing acquisition proposals and the possibility that the $25 million termination fee payable by us upon the termination of the merger agreement could discourage other potential bidders from making a competing bid to acquire us;

•	the fact that an all cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

•	the fact that, under Maryland law, our stockholders will not be entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger;

•	our inability to seek specific performance to require Parent, Merger Sub or Merger Partnership to complete the mergers, and the fact that our exclusive remedy, available if the merger agreement is terminated in certain circumstances, would be limited to a reverse termination fee payable by Parent in the amount of $250 million, the payment of which is guaranteed by the Sponsor; and

•	the fact that some of our directors and executive officers have interests in the mergers that may be different from, or in addition to, our stockholders generally (see “—Interests of Our Directors and Executive Officers in the Mergers”).

The foregoing discussion of the factors considered by our board of directors is not intended to be exhaustive, but rather includes the material factors considered by our board of directors. In reaching its decision to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement, our board of directors did not quantify or assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Our board of directors did not reach any specific conclusion with respect to any of the factors or reasons considered.

The above factors are not presented in any order of priority. The explanation of the factors and reasoning set forth above contain forward-looking statements and should be read in conjunction with the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Recommendation of Our Board of Directors

Our board of directors has unanimously approved the merger, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger and the other transactions contemplated by the merger agreement advisable, fair to and in the best interests of Excel Trust, Inc. and our stockholders. Our board of directors recommends that you vote “FOR” the proposal to approve the merger and the merger agreement, “FOR” the proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger and “FOR” the proposal to approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.

Opinion of Our Financial Advisor

Opinion of Morgan Stanley

We retained Morgan Stanley to provide us with a financial opinion letter in connection with the proposed merger. We selected Morgan Stanley to act as our financial advisor based on Morgan Stanley’s qualifications, expertise and reputation, and its knowledge of the business and affairs of the company. Our board of directors requested that Morgan Stanley evaluate the fairness from a financial point of view of the consideration to be received by the holders of our common stock pursuant to the merger agreement. On April 9, 2015, at a meeting of our board of directors, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing by delivery of a written opinion dated April 9, 2015 that, as of that date, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of review undertaken by Morgan Stanley as set forth in the written opinion, the cash merger consideration of $15.85 per share of common stock to be received by the holders of our common stock pursuant to the merger agreement was fair from a financial point of view to the holders of our common stock.

The full text of Morgan Stanley’s written opinion, dated April 9, 2015, is attached to this proxy statement as Exhibit B. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. We encourage you to read the entire opinion carefully. This summary is qualified in its entirety by reference to the full text of such opinion. Morgan Stanley’s opinion is directed to our board of directors, in its capacity as such, and addressed only the fairness from a financial point of view, as of the date of the opinion, of the consideration to be received by the holders of our common stock pursuant to the merger agreement to such holders. It did not address any other aspects or implications of the mergers and did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the company, nor did it address the underlying business decision of the company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley’s opinion was not intended to, and does not, constitute advice or a recommendation as to how any holder of our common stock should vote at the special meeting or take any other action with respect to the merger. Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the consideration to holders of any series of common or preferred stock of the company.

In connection with rendering its opinion, Morgan Stanley, among other things:

•	reviewed certain publicly available financial statements and other business and financial information of the company;

•	reviewed certain internal financial statements and other financial and operating data concerning the company;

•	reviewed certain financial projections prepared by our management;

•	discussed the past and current operations and financial condition and the prospects of the company with our senior executives;

•	reviewed the reported prices and trading activity for our common stock;

•	compared our financial performance and the prices and trading activity of our common stock with that of certain other publicly traded companies comparable with us and our securities;

•	reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

•	reviewed the merger agreement and certain related documents; and

•	performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of our management of the future financial performance of the company. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement without any waiver, amendment or delay of any terms or conditions and that the final merger agreement did not differ in any material respects from the draft thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed merger. Morgan Stanley is not a legal, tax or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the company and Parent and their respective legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of our officers, directors or employees, or any class of such persons, relative to the consideration to be received by the holders of our common stock in the merger. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of the company, Parent or any other entity, nor was it furnished with any such valuations or appraisals. Morgan Stanley’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to it as of, April 9, 2015. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley did not assume any obligation to update, revise or reaffirm its opinion. Morgan Stanley’s opinion is limited to the fairness from a financial point of view of the consideration to be received by the holders of our common stock pursuant to the merger agreement and did not address the relative merits of the transactions contemplated by the merger agreement as compared to other business or financial strategies that might be available to the company, nor did it address the underlying business decision of the company to enter into the merger agreement or proceed with any other transaction contemplated by the merger agreement. Morgan Stanley also expressed no opinion as to the relative fairness of any portion of the consideration to holders of any series of common or preferred stock of the company.

Summary of Financial Analysis of Morgan Stanley

The following is a summary of the material financial analysis performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter to our board of directors dated April 9, 2015. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to such analyses. In performing its financial analyses summarized below and in arriving at its opinion, Morgan Stanley used and relied upon financial estimates from the company’s management relating to net operating income, funds from operations, which we refer to as FFO, and anticipated dividend distributions, as further described below. The various analyses summarized below were based on the closing price for our common stock as of April 8, 2015, which was $14.03, and is not necessarily indicative of current market conditions. Some of the financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole. Assessing any portion of such analyses and of the factors reviewed, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion. Furthermore, mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using the data referred to below.

Comparable Companies Analysis

Morgan Stanley reviewed and compared certain publicly available financial information, ratios and market multiples relating to the company with equivalent publicly available data for companies that share similar business characteristics with the company to derive an implied equity value reference range for the company. Morgan Stanley reviewed the following publicly traded strip-center REIT companies:

•	Cedar Realty Trust, Inc.

•	Inland Real Estate Corporation

•	Kite Realty Group

•	Ramco-Gershenson Properties Trust

•	Retail Properties of America, Inc.

•	Saul Centers, Inc.

•	Urstadt Biddle Properties, Inc.

•	Weingarten Realty Investors

For purposes of this analysis, Morgan Stanley analyzed certain statistics for each of these companies for comparison purposes, including the ratios of share price to consensus Wall Street research analyst (referred to as Street consensus) estimated FFO for each of calendar years 2015 and 2016, share price to Street consensus estimated adjusted funds from operations, which we refer to as AFFO, for each of calendar years 2015 and 2016 and aggregate value to Street consensus estimated calendar year 2015 earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA. Morgan Stanley also analyzed the premium or discount to Street consensus estimated NAV. The multiples and ratios for each of the comparable companies were calculated using their respective closing prices on April 8, 2015, and were based on the most recent publicly available information and Street consensus estimates. Morgan Stanley derived a range of multiples for each metric using the high and low multiples from the applicable comparable companies and then derived a selected range of multiples for each metric based on the first quartile and the third quartile multiples calculated for the applicable comparable companies.

The following table reflects the results of this analysis:

	Range		Selected Range
	Low	High	Low	High
Price / 2015E FFO	10.9x	18.5x	14.1x	16.9x
Price / 2016E FFO	10.3x	17.5x	13.0x	15.8x
Price / 2015E AFFO	13.9x	24.0x	16.1x	19.7x
Price / 2016E AFFO	12.8x	22.4x	15.3x	18.6x
Aggregate Value / 2015E EBITDA	16.4x	19.0x	16.5x	17.7x
Premium / Discount to NAV—Street Estimates	(8.7)%	(2.2)%	(8.1)%	(3.4)%

Based on this analysis, Morgan Stanley derived implied per share equity value reference ranges for the company by applying the selected range derived from the comparable companies to the corresponding metrics for the company. This analysis indicated the following implied per share equity value reference range

(representing the average of the high and low per share equity values calculated for each metric based on the selected range of multiples) for each share of our common stock, as compared to the cash merger consideration:

Implied Per Share Equity Value Reference Range	Cash Merger Consideration
$12.85 to $15.13	$15.85

No company utilized in the comparable companies analysis is identical to the company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters which are beyond our control, such as the impact of competition on the company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the company or the industry, or in the financial markets in general.

NAV Analysis

Morgan Stanley analyzed the company as a function of the net value of its assets. Morgan Stanley based its NAV analysis on a combination of market data, our management’s estimates of net operating income or asset value and values negotiated for certain assets with third parties. Morgan Stanley calculated an estimated NAV per share of our common stock on an asset-by-asset basis by applying to our management’s estimates of the calendar year 2015 net operating income of each property a range of market capitalization rates selected based on, among other factors, asset quality, location, current occupancy levels, sales productivity, market positioning and supply/demand dynamics. In addition, Morgan Stanley factored into its calculation of estimated NAV per share of our common stock certain publicly available information regarding non-operating real estate assets, including development in process, certain tangible assets, cash receivables for sold assets and our proportionate share of tangible assets from unconsolidated joint ventures. Finally, Morgan Stanley deducted from such calculation certain liabilities for indebtedness and other tangible liabilities, including our proportionate share of liabilities from unconsolidated joint ventures. An implied per share equity value reference range for the company was then calculated based on the NAV range for the company derived from such analysis divided by the number of fully diluted shares of our common stock. This analysis indicated the following implied per share equity value reference range for each share of our common stock, as compared to the cash merger consideration:

Implied Per Share Equity Value Reference Range	Cash Merger Consideration
$13.59 to $15.96	$15.85

In addition, Morgan Stanley further calculated an adjusted NAV per share of our common stock by subtracting a capitalized value for excess general and administrative expense over sector average (based on a $6 million excess general and administrative expense burden at a capitalization rate of 6.4%). This analysis indicated the following implied per share equity value reference range for each share of our common stock, as compared to the cash merger consideration:

Implied Per Share Equity Value Reference Range	Cash Merger Consideration
$12.14 to $14.51	$15.85

Dividend Discount Analysis

Morgan Stanley performed a dividend discount analysis of our common stock to calculate a range of implied present values of the distributable cash flows that the company was forecasted to generate during the fiscal years ending December 31, 2015 through December 31, 2019 utilizing internal estimates of our management, which estimated (1) an annual dividend of $0.72 per share during the fiscal year ending December 31, 2015, (2) such annual dividend thereafter increasing by $0.02 per share during each subsequent fiscal year of the forecasted periods, (3) FFO per share of $0.90 for the fiscal year ending December 31, 2015 and (4) a 4.0% compound annual growth rate for FFO during each subsequent fiscal year of the forecasted periods.

Morgan Stanley derived implied terminal values by applying to the FFO calculated for the calendar year 2020 using these estimates a terminal multiple FFO based on the current mean of the 2015 estimated FFO multiples of the selected companies used in the comparable companies analysis. Present values (as of December 31, 2014) of the dividends and the terminal value was then calculated by Morgan Stanley using a discount rate range of 6.1% to 9.6%, derived from cost of equity calculations utilizing each of the yield base approach, capital asset pricing model and implied cost of equity assuming a fixed unlevered return. This analysis indicated the following implied per share equity value reference range for each share of our common stock, as compared to the cash merger consideration:

Implied Per Share Equity Value Reference Range	Cash Merger Consideration
$12.16 to $15.65	$15.85

Analysis of Selected Precedent Transactions

Morgan Stanley also performed an analysis of selected precedent transactions involving publicly traded mall and shopping center companies in precedent transactions that shared certain characteristics with the merger. Based on publicly available information, Morgan Stanley identified the following thirteen publicly announced and completed transactions involving companies that owned and operated mall and shopping centers with a value of greater than $500 million and occurring since January 1, 2000:

Selected Precedent Mall and Shopping Center Sector Transactions

Transaction Announcement Date	Acquiror	Target
October 2014	Edens LP	AmREIT
February 2007	Centro Properties Group	New Plan Excel Realty Trust
July 2006	Kimco Realty Corp.	Pan Pacific Retail Properties, Inc.
July 2006	Centro Properties Group/Watt Commercial	Heritage Property Investment Trust
December 2004	Centro Properties Group	Kramont Realty Trust
December 2004	Kimco Realty Corporation/DRA Advisors	Price Legacy Corp.
June 2003	Kimco Realty Corporation	Mid-Atlantic Realty Trust
November 2002	Pan Pacific Retail Properties, Inc.	Center Trust, Inc.
October 2002	Equity One Inc.	IRT Property Company
September 2002	Developers Diversified Realty Corp.	JDN Realty
September 2000	CalPERS and U.S. Retail Partners, L.L.C.	First Washington Realty Trust
May 2000	Heritage Property Investment Trust	Bradley Real Estate, Inc.
December 1999	CV REIT, Inc.	Kranzco Realty Trust

Morgan Stanley reviewed the premiums or discounts paid to the target companies’ unaffected stock prices (defined as the average stock price for the ten trading days ending five trading days prior to the announcement of the transaction for such selected precedent transaction). Based on publicly available information, the observed median unaffected stock price premium or discount paid in such selected mall and shopping center sector transactions was a 9.2% premium. An implied per share equity value reference range for the company was then calculated based on applying a range of premiums from a 4.2% premium to a 14.2% premium, which range represent a 5% variation in both directions from the median premium, to the closing price per share of our common stock on April 8, 2015. This analysis indicated the following implied per share equity value reference range for each share of our common stock, as compared to the cash merger consideration:

Implied Per Share Equity Value Reference Range	Cash Merger Consideration
$14.62 to $16.02	$15.85

No company or transaction utilized as a comparison in the analysis of selected precedent transactions is identical to the company or directly comparable to the merger in business mix, timing and size. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the company and other factors that would affect the value of the companies to which the company is being compared. In evaluating the precedent transactions, Morgan Stanley made judgments and assumptions with regard to industry performance, global business, economic, market and financial conditions and other matters, many of which are beyond our control, such as the impact of competition on the company and the industry generally, industry growth and the absence of any adverse material change in the financial conditions and prospects of the company or the industry or the financial markets in general.

Historical Stock Price

Morgan Stanley reviewed our stock price performance during the twelve months, and the 30 days, ending on April 8, 2015. The following table lists the stock price for these periods:

Closing Price
12-Month Volume-Weighted Average Closing Price	$13.16
30-Day Volume-Weighted Average Closing Price	$13.88

Morgan Stanley then compared the range of historical closing prices for the preceding twelve-month period with the cash merger consideration:

Range of Per Share Historical Closing Prices	Cash Merger Consideration
$11.77 to $14.38	$15.85

Research Analyst Price Targets

Morgan Stanley reviewed available public market trading price targets for our common stock by equity research analysts that provided a price target for the company prior to April 8, 2015. Morgan Stanley reviewed the most recent price target published by the analysts prior to such date. These targets reflect each analyst’s estimate of the future public market trading price of our common stock at the time the price target was published. Based on this review, Morgan Stanley noted that the equity research analysts had the following range of price targets, as compared to the cash merger consideration:

Research Analyst Price Targets	Cash Merger Consideration
$15.00 to $16.00	$15.85

The public market trading price targets per share published by equity research analysts do not necessarily reflect current market trading prices for our common stock and these targets are subject to uncertainties, including the future financial performance of the company and future financial market conditions.

Research Analyst NAV Estimates

Morgan Stanley also reviewed equity research analyst estimates of NAV per share of our common stock. Morgan Stanley reviewed the most recent estimates of NAV published by analysts prior to April 8, 2015. Based on this review, Morgan Stanley noted that the equity research analysts had the following range of estimates of NAV per share of our common stock, as compared to the cash merger consideration:

Research Analyst NAV Per Share Estimates	Cash Merger Consideration
$13.20 to $15.84	$15.85

The public market estimates of NAV per share published by equity research analysts do not necessarily reflect current market trading prices for our common stock and these estimates are subject to uncertainties, including the future financial performance of the company and future financial market conditions.

General

In connection with the review of the proposed merger by our board of directors, Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the company.

In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters. Many of these assumptions are beyond the control of the company. These include, among other things, the impact of competition on our business and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the company, or the industry, or in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.

Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness from a financial point of view of the consideration to be paid to the holders of our common stock pursuant to the merger agreement, and in connection with the delivery of its opinion, dated April 9, 2015, to our board of directors. These analyses do not purport to be appraisals or to reflect the prices at which our common stock might actually trade.

The cash merger consideration was determined through arm’s-length negotiations between the company and Parent and was approved by our board of directors. Morgan Stanley was retained to provide only a financial opinion letter in connection with the merger and was not involved in structuring, planning or negotiating the mergers or the cash merger consideration. Morgan Stanley, in arriving at its opinion, was not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction involving the company, nor did Morgan Stanley negotiate with any party regarding the possible acquisition of the company or certain of its constituent businesses. Morgan Stanley did not recommend any specific form or amount of merger consideration to the company or our board of directors, or that any specific merger consideration constituted the only consideration for the merger. In addition, Morgan Stanley expressed no opinion or recommendation as to how holders of our common stock should vote at the special meeting.

Morgan Stanley’s opinion and presentation to our board of directors was one of many factors taken into consideration by our board of directors in deciding to approve the merger, the merger agreement and the other transactions contemplated by the merger agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of our board of directors with respect to the cash merger consideration or of whether our board of directors would have been willing to agree to a different merger consideration.

Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with its customary practice. Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Its securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the company, Parent or any other company, or any currency or commodity, that may be involved in the mergers, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the company in connection with the mergers, may have committed and may commit in the future to invest in investment funds managed by Parent or its affiliates.

Under the terms of its engagement letter, Morgan Stanley provided our board of directors with a financial opinion and we have agreed to pay Morgan Stanley an aggregate fee of $1.75 million, payable upon the rendering of Morgan Stanley’s opinion. We have also agreed to reimburse Morgan Stanley for its expenses, including fees of outside counsel and other professional advisors, incurred in performing its services. In addition, we have agreed to indemnify Morgan Stanley and its affiliates, their respective officers, directors, employees and agents and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, relating to or arising out of Morgan Stanley’s engagement. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have provided financial advisory and financing services to The Blackstone Group L.P. and certain affiliates of The Blackstone Group L.P. and their affiliated investment funds’ respective majority controlled portfolio companies (which we collectively refer to as the Parent Affiliates) and have received customary fees in connection with such services. In the two years prior to the date of Morgan Stanley’s opinion, Morgan Stanley and its affiliates have not received any fees in connection with the provision of financial advisory or financing services to the company. Morgan Stanley may also seek to provide financial advisory and financing services to The Blackstone Group L.P., Parent, the Parent Affiliates and the company in the future and would expect to receive fees for the rendering of those services.

Financing

In connection with the closing of the mergers, Parent will cause an aggregate of approximately $1.0 billion to be paid to the holders of our common stock, including restricted stock, and the limited partners (other than the surviving company) of our operating partnership (assuming none of the limited partners of our operating partnership elects to receive Series C preferred units in our operating partnership in lieu of the cash merger consideration). In connection with the redemption of our Series A preferred stock and Series B preferred stock as described under “The Merger Agreement—Treatment of Common Stock, Preferred Stock and Restricted Stock,” Parent currently expects to pay approximately $34 million to the holders of our Series A preferred stock (assuming all of the holders of shares of our Series A preferred stock elect to convert their shares of Series A preferred stock into our common stock on the fundamental change conversion date and a per share Series A preferred merger consideration of $28.90, representing the per share cash amount calculated by multiplying the cash merger consideration by the number of shares of our common stock issuable upon conversion of one share of our Series A preferred stock as described under “The Merger Agreement—Treatment of Common Stock, Preferred Stock and Restricted Stock”) and Parent will cause to be paid approximately $92 million (plus accrued and unpaid dividends) to the holders of our Series B preferred stock. In addition, in connection with the closing of the mergers, our operating partnership will pay approximately $114 million to the holders of its $75,000,000 senior notes due 2020 and its $25,000,000 senior notes due 2023 as prepayment of such notes. Our operating partnership’s $250,000,000 senior notes due 2024 will not be prepaid at the closing. Our operating partnership’s revolving credit facility and term loan will be repaid at the closing, and our mortgage loans will be repaid or remain outstanding. As of May 8, 2015, we had an aggregate principal amount of approximately $424 million of consolidated indebtedness under our revolving credit facility, term loan and mortgage loans outstanding.

Parent has informed us that it is currently negotiating the terms of debt financing to be provided in connection with the mergers. It is expected that the principal amount of such debt financing will be approximately $565 million. In addition, it is expected that the Sponsor will contribute approximately $1 billion of equity to Parent for the purpose of funding the acquisition costs that are not covered by such debt financing.

In addition to the payment of the cash merger consideration, the funds to be obtained from the debt and equity financing will be used for purposes such as reserves, the refinancing of our existing debt, and for other costs and expenses related to the mergers. Parent has informed us that it currently believes that the funds to be borrowed under the debt financing would be secured by, among other things, a first priority mortgage lien on certain properties which are wholly owned by us, escrows, reserves, a cash management account, a first priority pledge of and security interest in any mezzanine borrower’s interests and such other pledges and security required by the lender to secure and perfect their interest in the collateral and that such debt financing would be conditioned on the mergers being completed and other customary conditions for similar financings.

The merger agreement does not contain a financing condition or a “market MAC” condition to the closing of the mergers. We have agreed to provide, and to cause our subsidiaries and use our reasonable best efforts to cause our and our subsidiaries’ representatives to provide, all cooperation reasonably requested by Parent in connection Parent’s efforts to arrange any financing. For more information, see “The Merger Agreement—Financing Cooperation” and “The Merger Agreement—Conditions to the Mergers.”

Interests of Our Directors and Executive Officers in the Mergers

In considering the recommendation of our board of directors to approve the merger and the merger agreement and the other proposals described above, our stockholders should be aware that our directors and executive officers have certain interests in the mergers that may be different from, or in addition to, the interests of our stockholders generally. These interests may create potential conflicts of interest. Our board of directors was aware of these interests and considered them, among other matters, in reaching its decision to approve the merger and the merger agreement. These interests are discussed below.

Restricted Stock

As of the record date, our directors and named executive officers collectively owned 369,744 unvested shares of restricted stock, including 257,380 shares of restricted stock granted to our executive officers in March 2014 and January 2015 as performance awards, 96,668 shares of restricted stock granted to our executive officers in March 2014 as time-based awards, and 12,596 shares of restricted stock granted to our non-employee directors in May 2015 in accordance with the non-employee director compensation program previously approved by the compensation committee of our board of directors.

Under the terms of the merger agreement and in accordance with our Incentive Award Plan, immediately prior to the merger effective time, all outstanding shares of restricted stock, including those held by our directors and executive officers, whether or not vested, will become fully vested and non-forfeitable, and all common stock represented thereby will be considered outstanding for all purposes under the merger agreement and subject to the right to receive the cash merger consideration, without interest and less any applicable withholding taxes.

The following table sets forth the number of shares of restricted stock held by our directors and executive officers as of May 8, 2015, as well as the approximate value of those awards. The dollar amounts set forth below were determined based on the cash merger consideration of $15.85 per share.

	Shares of Unvested Restricted Stock
Name	Shares (#)	Value ($)
Gary B. Sabin	174,000	2,757,900
Spencer G. Plumb	45,012	713,440
James Y. Nakagawa	45,012	713,440
Mark T. Burton	45,012	713,440
S. Eric Ottesen	45,012	713,440
Bruce G. Blakley	3,924	62,195
Burland B. East III	3,924	62,195
Robert E. Parsons, Jr.	3,924	62,195
Warren R. Staley	3,924	62,195

For more information regarding the beneficial ownership of our securities by our directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management.”

OP Units

In connection with the partnership merger, each OP Unit issued and outstanding immediately prior to the partnership merger effective time (other than OP Units owned by the surviving company) will be automatically converted into the right to receive $15.85, without interest and less any applicable withholding taxes. Alternatively, in lieu of this cash consideration, each limited partner of our operating partnership that is an “accredited investor” as defined under the U.S. securities laws and that has satisfied certain other requirements will be offered the opportunity, subject to certain conditions, to elect to convert all, but not less than all, of such OP Units that such limited partner owns into Series C preferred units in the surviving partnership on a one-for-one basis. It is intended that our directors and executive officers, as holders of OP Units who convert their OP Units into Series C preferred units in the surviving partnership, will generally be permitted to defer potential taxable gain they would otherwise recognize if they were to receive a cash payment in exchange for their OP Units (although the IRS could assert that such conversion constitutes a taxable transaction). For a more complete discussion of the treatment of OP Units and the terms of the Series C preferred units, see “The Merger Agreement—Treatment of Interests in Our Operating Partnership—OP Units.”

None of our directors and executive officers beneficially owned OP Units as of May 8, 2015 other than Messrs. Sabin, Burton, Nakagawa and Ottesen. As of such date, Mr. Sabin beneficially owned 471,370 OP Units, Mr. Burton beneficially owned 56,564 OP Units, Mr. Nakagawa beneficially owned 56,564 OP Units and Mr. Ottesen beneficially owned 56,564 OP Units. If Messrs. Sabin, Burton, Nakagawa and Ottesen do not elect to convert the OP Units that they beneficially own into Series C preferred units in the surviving partnership, they will receive aggregate consideration of approximately $7,471,215, $896,539, $896,539 and $896,539, respectively, with respect to such units in connection with the partnership merger, less any applicable withholding taxes. Instead, if any of Messrs. Sabin, Burton, Nakagawa or Ottesen elects to convert all of his OP Units into Series C preferred units in the surviving partnership and if he satisfies certain requirements applicable to all holders of OP Units, he will receive Series C preferred units in the surviving partnership on a one-for-one basis in exchange for such OP Units in connection with the partnership merger. In addition, if Messrs. Sabin, Burton, Nakagawa and Ottesen elect to receive Series C preferred units in exchange for their OP Units, they will be entitled to the benefit of the tax protections described under “The Merger Agreement—Treatment of Interests in Our Operating Partnership—OP Units,” if they agree to terminate the provision under their respective existing contribution agreements with our operating partnership that permits each such person to guarantee certain debt of our operating partnership.

Employment Agreements

We have entered into employment agreements, effective as of April 28, 2010, with each of Messrs. Sabin, Plumb, Burton, Nakagawa and Ottesen. The employment agreements provide that, if a named executive officer’s employment is terminated by the company without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement), the executive will be entitled to the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•	an amount equal to the sum of the executive’s then-current annual base salary plus his annual average bonus over the prior three years, multiplied by (1) three, for Mr. Sabin, or (2) one and one-half, for the other named executive officers, which amount will be paid in a lump sum;

•	health benefits for the executive and his eligible family members for twelve months following the executive’s termination of employment at the same level as in effect immediately preceding such termination, subject to reduction to the extent that the executive receives comparable benefits from a subsequent employer;

•	with respect to any time-based stock awards granted to the executive following our initial public offering, such number of shares subject to such awards held by the executive as would have vested during the twelve-month period following the date of termination will become vested and/or exercisable; and

•	in the event such termination occurs within 18 months following the occurrence of a change in control (including the mergers), 100% of all stock awards held by the executive, whether the vesting of such stock awards is time-based or performance-based, will become fully vested and/or exercisable.

The table below under “—Quantification of Payments and Benefits” reflects the amount of severance compensation that each of our named executive officers would be entitled to receive under his existing employment agreement with the company upon termination of such executive’s employment without “cause” or resignation for “good reason” following the merger. In the event of a termination by the company for cause or by the executive without good reason, including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in such table under the column headings “Cash” and “Perquisites / Benefits.”

Indemnification of Our Directors and Officers

The merger agreement provides that after the merger effective time, all rights to indemnification existing in favor of our directors and officers contained in our charter and bylaws and in such directors’ and officers’ individual indemnification agreements, in each case, in effect as of the date of the merger agreement, will become the obligation of Merger Sub (as the surviving company in the merger), and Merger Sub shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless such directors and officers against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions by any of them in their capacity as our directors or officers occurring at or prior to the merger effective time (including in respect of the merger and the other transactions contemplated by the merger agreement), and subject to certain conditions, shall pay related legal fees, costs and expenses incurred by them in connection therewith.

The merger agreement requires that Merger Sub maintain our directors’ and officers’ liability insurance policies in effect on the date of the merger agreement for at least six years after the closing of the mergers (or substitute policies with at least the same coverage and amounts as our existing policies). This requirement is subject to a maximum cost of 300% of our current annual premium paid for such insurance (which we refer to as the maximum cost). If the cost to maintain or procure such insurance coverage exceeds the maximum cost, Parent will maintain or procure for such six-year period as much coverage as can be reasonably obtained for the maximum cost.

The parties have agreed not to terminate or modify the obligations described above regarding directors’ and officers’ indemnification in such a manner as to adversely affect our directors and officers, and such obligations must be assumed by any successor entity to the surviving company in the merger as a result of any consolidation, merger, dissolution or transfer of all or substantially all of its properties and assets.

Quantification of Payments and Benefits

The following table sets forth the information required by Item 402(t) of Regulation S-K regarding certain compensation which each of our named executive officers may receive that is based on or that otherwise relates to the merger. This compensation is referred to as “golden parachute” compensation in Item 402(t) of Regulation S-K. This compensation payable to our named executive officers is subject to a non-binding advisory vote of our common stockholders as described above under the heading “Proposal 2: Proposal to Approve the Merger-Related Compensation.” For additional details regarding the terms of the payments quantified below, see “—Interests of Our Directors and Executive Officers in the Mergers” above.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described below. The actual value to be received by our named executive officers may be greater or less than the amounts presented below. For purposes of calculating such amounts, we have assumed, among other things:

•	May 8, 2015 as the closing date of the merger; and

•	the termination of our named executive officers’ employment by the company without “cause” or by the executive for “good reason” (each as defined in the applicable employment agreement) immediately following the closing of the merger.

“Golden Parachute” Compensation

Name	Cash ($)(1)(2)	Equity ($)(3)	Perquisites / Benefits ($)(2)(4)	Total ($)
Gary B. Sabin	2,572,500	2,757,900	16,685	5,347,085
Spencer G. Plumb	583,925	713,440	14,416	1,311,781
James Y. Nakagawa	583,925	713,440	14,768	1,312,133
Mark T. Burton	583,925	713,440	16,988	1,314,353
S. Eric Ottesen	583,925	713,440	17,786	1,315,151

(1)	The cash severance payment, as further described above under “—Interests of Our Directors and Executive Officers in the Mergers—Employment Agreements,” is an amount equal to the sum of the then-current annual base salary plus the average bonus over the prior three years multiplied by (a) three, for Mr. Sabin, or (b) one and one-half, for the other named executive officers. The calculations in the table are based on the named executive officers’ annual base salaries as of May 8, 2015 ($400,000 for Mr. Sabin and $220,000 for each of the other named executive officers) and each executive’s average bonus for the three-year period ended December 31, 2014 ($457,500 for Mr. Sabin and $169,283 for each of the other named executive officers). The severance payment would be paid in a lump sum within ten days following the effective date of the release of claims.
(2)	Estimated amounts included in these columns are “double trigger” benefits and subject to the execution and non-revocation of a release of claims in favor of the company, the operating partnership and our affiliates. Our named executive officers would only be entitled to receive the estimated compensation in these columns upon termination of such executive’s employment without “cause” or resignation for “good reason” (each as defined in the applicable employment agreement) following the merger. In the event of a termination by the company for “cause” or by the executive without “good reason,” then such executive would not be entitled to any of the amounts reflected in these columns.

(3)	Represents the value of the accelerated vesting of restricted stock for each named executive officer, which restricted stock will vest immediately prior to the effective time of the merger, calculated as the number of shares of restricted stock that will vest multiplied by the cash merger consideration of $15.85 per share. Estimated amounts included in this column are a “single trigger” benefit, meaning they will be realized whether or not the executive continues to be employed by the surviving company. See “—Interests of Our Directors and Executive Officers in the Mergers—Restricted Stock” above for more information.
(4)	This figure represents the amount needed to pay for health benefits for the executive and his eligible family members for twelve months following the executive’s termination of employment at the same level as in effect immediately preceding his termination of employment. These amounts were determined using the premiums in effect as of May 8, 2015.

Regulatory Matters

We are unaware of any material federal, state or foreign regulatory requirements or approvals that are required for the execution of the merger agreement or the completion of either the merger or the partnership merger, other than the filing of the articles of merger with respect to the merger with, and the acceptance of such articles of merger for record by, the State Department of Assessments and Taxation of Maryland, and the filing of a certificate of merger with respect to the partnership merger by our operating partnership with, and the acceptance of such certificate of merger for record by, the Secretary of State of the State of Delaware.

Litigation Relating to the Mergers

On April 22, 2015, a purported class action related to the merger agreement, Laborers Local #231 Pension Fund v. Excel Trust, Inc. et al., was filed in the Superior Court of the State of California, County of San Diego, against the company, the operating partnership, The Blackstone Group L.P., Blackstone Property Partners L.P., Parent, Merger Sub and Merger Partnership and the members of our board of directors, alleging, among other things, that our directors breached their fiduciary duties in connection with the merger agreement (including, but not limited to, various alleged breaches of duties of good faith, loyalty, due care and candor). Two other lawsuits, Branagan v. Excel Trust, Inc., et al. and Sciabacucchi v. Excel Trust, Inc., et al., raising similar purported class claims, were filed in the Circuit Court for Baltimore City on April 29, 2015 and May 7, 2015, respectively. These lawsuits generally allege breaches of fiduciary duties by our directors in connection with the merger agreement, including that defendants failed to take appropriate steps to maximize stockholder value and that defendants improperly favored themselves in connection with the proposed transaction, and claims that the merger agreement contains several deal protection provisions that are unnecessarily preclusive. The three lawsuits also allege that the company, the operating partnership, The Blackstone Group L.P., Blackstone Property Partners L.P., Parent, Merger Sub and Merger Partnership aided and abetted the purported breaches of fiduciary duty. The lawsuits seek a variety of equitable and injunctive relief, including enjoining defendants from completing the proposed merger transaction, rescission of any consummated transaction, attorneys’ fees and expenses, and, in the Branagan and Sciabacucchi actions, unspecified damages. We believe these lawsuits are wholly without merit, and we intend to vigorously defend against them.

In addition, we received two demands by purported stockholders of the company to remedy alleged breaches of fiduciary duties by our officers and directors in connection with the proposed mergers, to commence action on behalf of us against our officers and directors with respect to the proposed mergers, and/or to produce books, records and documents for inspection.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our common stock whose shares are surrendered in the merger in exchange for the right to receive the merger consideration as described herein. This summary is based on current law, is for general information only and is not tax advice. This summary is based on the Code, applicable Treasury Regulations, and administrative and judicial interpretations thereof, each as in effect as of the date hereof, all of which are subject to change or to different interpretations, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the IRS concerning our tax treatment or the tax treatment of the merger, and the statements in this proxy statement are not binding on the IRS or any court. We can provide no assurance that the tax consequences contained in this discussion will not be challenged by the IRS, or if challenged, will be sustained by a court.

This summary assumes that shares of our common stock are held as capital assets within the meaning of Section 1221 of the Code and does not address all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances or to persons that are subject to special tax rules and does not address the tax consequences of the merger to holders of restricted stock or OP Units. In addition, this summary does not address the tax treatment of special classes of holders of our common stock, including, for example:

•	banks and other financial institutions;

•	insurance companies;

•	regulated investment companies;

•	REITs;

•	tax-exempt entities or persons holding our common stock in a tax-deferred or tax advantaged account;

•	mutual funds;

•	subchapter S corporations;

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons whose functional currency is not the U.S. dollar;

•	persons holding shares of our common stock as part of a hedge or conversion transaction or as part of a “straddle” or a constructive sale;

•	U.S. expatriates;

•	persons subject to the alternative minimum tax;

•	holders of our restricted stock or who otherwise acquired shares of our common stock as compensation;

•	holders that are properly classified as a partnership or otherwise as a pass-through entity under the Code;

•	non-U.S. holders, as defined below, that hold, or at any time have held, more than 5% of any class of our stock (except to the extent specifically set forth below); and

•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax.

If any entity that is treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of its partners or members generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner of a partnership or a member of a limited liability company or other entity classified as a partnership for U.S. federal income tax purposes and that entity is holding our common stock, you should consult your tax advisor. Moreover, each holder should consult its tax advisor regarding the U.S. federal income tax consequences to it of the merger in light of its own particular situation, as well as any consequences of the merger to such holder arising under the laws of any other taxing jurisdiction.

For purposes of this section, a “U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation, or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or any state or political subdivision thereof;

•	a trust (1) the administration of which is subject to the primary supervision of a U.S. court and with respect to which one or more “United States persons” (as defined under the Code) have the authority to control all substantial decisions, or (2) that was in existence on August 20, 1996, was treated as a United States person on the previous day, and elected to continue to be so treated; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source.

As used in this section, a “non-U.S. holder” means a beneficial owner of shares of our common stock that is not a U.S. holder or an entity treated as a partnership for U.S. federal income tax purposes.

Consequences to Us of the Merger

For U.S. federal income tax purposes, we will treat the merger as if we had sold all of our assets to Merger Sub in exchange for the merger consideration and then made a liquidating distribution of the merger consideration to our stockholders in exchange for their shares of our common stock. Because as a REIT we are entitled to receive a deduction for liquidating distributions and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the merger, we anticipate that we will not be subject to U.S. federal income tax on any gain recognized in connection with the merger and the other transactions contemplated by the merger agreement.

Consequences of the Merger to U.S. Holders of our Common Stock

General. The receipt of cash by U.S. holders in exchange for their stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes (and also may be a taxable transaction under applicable state, local and foreign income and other tax laws). In general, a U.S. holder of our common stock will recognize gain or loss for U.S. federal income tax purposes equal to the difference between:

•	the amount of cash received in exchange for our common stock; and

•	the U.S. holder’s adjusted tax basis in our common stock.

Gain or loss will be calculated separately for each block of shares of stock, with a block consisting of shares acquired at the same cost in a single transaction. This gain or loss will generally be capital gain or loss and will be long-term capital gain or loss if at the time of the merger the stock has been held for more than one year. An individual U.S. holder will be subject to tax on net capital gain at a maximum U.S. federal income tax rate of 20%. Additionally, a 3.8% Medicare unearned contribution tax will apply to any gain recognized by individuals, trusts and estates whose income exceeds certain threshold levels. Capital gains of corporate U.S. holders generally are taxable at the regular tax rates applicable to corporations. The deductibility of a capital loss recognized in the exchange is subject to limitations under the Code. In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Special Rule for U.S. Holders Who Have Held our Common Stock Less than Six Months. A U.S. holder who has held our common stock for less than six months at the time of the merger, taking into account the holding period rules of Section 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of our common stock in the merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such stock.

Consequences of the Merger to Non-U.S. Holders of our Common Stock

General. The U.S. federal income tax consequences of the merger to a non-U.S. holder will depend on various factors, including whether the receipt of the merger consideration is treated as a distribution from us to our stockholders that is attributable to gain from the sale of “United States real property interests.” The IRS announced in Notice 2007-55 that it intends to (1) take the position that under current law a non-U.S. holder’s receipt of a liquidating distribution from a REIT (including the receipt of cash in exchange for Company stock in the merger, which will be treated as a deemed liquidation for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of United States real property interests, and (2) issue regulations that will be effective for transactions occurring on or after June 13, 2007, clarifying this treatment. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. As a result, the following paragraphs provide alternative discussions of the tax consequences that would arise to the extent the tax treatment set forth in Notice 2007-55 does or does not apply. Notwithstanding the discussion in the following paragraphs, we intend to take the position that the cash received in exchange for our common stock will be subject to tax in accordance with Notice 2007-55 as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to non-U.S. holders than the taxation of sales or exchanges of REIT stock by non-U.S. holders, and non-U.S. holders should consult their tax advisors regarding the application of these provisions.

Distribution of Gain from the Disposition of U.S. Real Property Interests. To the extent the tax treatment set forth in Notice 2007-55 applies, and to the extent cash received by non-U.S. holders in the merger is attributable to gain from the deemed sale of our United States real property interests (which we expect to be a substantial portion of such cash), then such amount will be treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis. A corporate non-U.S. holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 35% (or 20% to the extent provided in Treasury Regulations) of any such amounts paid to a non-U.S. holder will be withheld and remitted to the IRS. Notwithstanding the foregoing, to the extent the tax treatment set forth in Notice 2007-55 does not apply, or if a non-U.S. holder has not owned more than 5% of our common stock at any time during the one-year period ending on the date of the merger and our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market located in the United States, the 35% withholding tax described above would not apply, and such non-U.S. holder would instead be subject to the rules described below under “—Taxable Sale of our Common Stock.” We believe that our common stock is regularly traded on an established securities market in the United States as of the date of this proxy statement.

Taxable Sale of our Common Stock. Subject to the discussion of backup withholding and of distribution of gain from the disposition of United States real property interests above, if the merger is treated as a taxable sale of our common stock, a non-U.S. holder should not be subject to U.S. federal income taxation on any gain or loss from the merger unless: (1) the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States, or, if an applicable income tax treaty applies, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the United States; (2) the non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the merger and certain other requirements are met; or (3) such shares of stock constitute a “United States real property interest” under FIRPTA.

A non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to the 30% branch profits tax on such effectively connected gain described in clause (1) of the previous paragraph.

A non-U.S. holder who is an individual present in the United States for 183 days or more in the taxable year of the merger and who meets certain other requirements will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by United States source capital losses. In addition, the non-U.S. holder may be subject to applicable alternative minimum taxes.

If a non-U.S. holder’s stock constitutes a United States real property interest under FIRPTA, any gain recognized by such holder in the merger will treated as income effectively connected with a United States trade or business of the non-U.S. holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder. A non-U.S. holder’s shares of common stock generally will not constitute a U.S. real property interest if either (1) we are a “domestically controlled qualified investment entity” at the merger effective time, or (2) both (a) that class of our stock is regularly traded on an established securities market at the date of the merger and (b) the non-U.S. holder holds 5% or less of the total fair market value of that class of stock at all times during the shorter of (x) the five-year period ending with the effective date of the merger and (y) the non-U.S. holder’s holding period for the stock. As discussed above, we believe that our common stock is regularly traded on an established securities market as of the date of this proxy statement. A “qualified investment entity” includes a REIT. Assuming we qualify as a REIT, we will be a “domestically controlled qualified investment entity” at the merger effective time if non-U.S. holders held directly or indirectly less than 50% in value of our common stock at all times during the five-year period ending with the merger effective time. While we believe that we currently are a domestically controlled REIT, no assurances can be given that the actual ownership of our stock has been or will be sufficient for us to qualify as a “domestically controlled qualified investment entity” at the merger effective time.

Income Tax Treaties. If a non-U.S. holder is eligible for treaty benefits under an income tax treaty with the United States, the non-U.S. holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. holders should consult their tax advisor regarding possible relief under an applicable income tax treaty.

U.S. Withholding Tax. As described above, it is unclear whether the receipt of the merger consideration by a non-U.S. holder will be treated as a sale or exchange of our common stock or as a distribution from us that is attributable to gain from the deemed sale of our United States real property interests in the mergers. Accordingly, we intend to withhold U.S. federal income tax at a rate of 35% (or 20% to the extent provided in applicable Treasury Regulations) from the portion of the merger consideration that is, or is treated as, attributable to gain from the sale of United States real property interests and paid to a non-U.S. holder unless such holder qualifies for the 5% exception described above. If a non-U.S. holder holds its stock through a nominee, that nominee may take a contrary position and conclude that withholding applies to the merger consideration payable to such non-U.S. holder.

A non-U.S. holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to FIRPTA, provided that the required information is furnished to the IRS on a timely basis. Non-U.S. holders should consult their tax advisor regarding withholding tax considerations.

Information Reporting and Backup Withholding

Backup withholding, currently at a rate of 28%, and information reporting may apply to the cash received pursuant to the exchange of our common stock in the merger. Backup withholding will not apply, however, to a holder who:

•	in the case of a U.S. holder, furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on an IRS Form W-9 or successor form;

•	in the case of a non-U.S. holder, furnishes an applicable IRS Form W-8 or successor form; or

•	is otherwise exempt from backup withholding and complies with other applicable rules and certification requirements.

Backup withholding is not an additional tax and any amount withheld under these rules may be credited against the holder’s U.S. federal income tax liability and may entitle the holder to a refund if required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 through 1474 of the Code (such Sections commonly referred to as FATCA) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. The application of FATCA to the payment of the merger consideration made to a non-U.S. holder with respect to our common stock pursuant to the merger is not entirely clear. We urge you to consult your tax advisor regarding FATCA and the application of these rules to such payment.

THE FOREGOING DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF THE POTENTIAL TAX CONSIDERATIONS RELATING TO THE MERGER AND IS NOT TAX ADVICE. THEREFORE, HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

Delisting and Deregistration of Our Common Stock and Series B Preferred Stock

If the merger is completed, our common stock and Series B preferred stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act. If the partnership merger is completed, the OP Units will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The summary of the material terms of the merger agreement below and elsewhere in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Exhibit A and which we incorporate by reference into this proxy statement. We recommend that you read the copy of the merger agreement attached to this proxy statement as Exhibit A carefully and in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

The merger agreement contains representations and warranties made by, and to, us, our operating partnership, Parent, Merger Sub and Merger Partnership. These representations and warranties, which are set forth in the copy of the merger agreement attached to this proxy statement as Exhibit A, were made for the purposes of negotiating and entering into the merger agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to our stockholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.

As used in the summary of the material terms of the merger agreement below and elsewhere in this proxy statement, unless the context requires otherwise, references to our “subsidiaries” do not include certain joint venture entities in which we, directly or indirectly through our subsidiaries, own interests.

Structure

The Merger

At the merger effective time, the company will be merged with and into Merger Sub, the separate corporate existence of the company will cease and Merger Sub will be the surviving company in the merger, such that following the merger, the surviving company will be a wholly owned subsidiary of Parent. At the merger effective time, all the properties, rights, privileges, powers and franchises of the company and Merger Sub will vest in the surviving company, and all debts, liabilities, duties and obligations of the company and Merger Sub will become the debts, liabilities, duties and obligations of the surviving company. Following the completion of the merger, our common stock and Series B preferred stock will no longer be traded on the NYSE and will be deregistered under the Exchange Act.

The Partnership Merger

At the partnership merger effective time, Merger Partnership will be merged with and into our operating partnership and the separate existence of Merger Partnership will cease, and our operating partnership will be the surviving partnership in the partnership merger. At the partnership merger effective time, all the properties, rights, privileges, powers and franchises of our operating partnership and Merger Partnership will vest in the surviving partnership, and all debts, liabilities, duties and obligations of our operating partnership and Merger Partnership will become the debts, liabilities, duties and obligations of the surviving partnership. Following the completion of the partnership merger, the OP Units will be deregistered under the Exchange Act.

Effective Times; Closing Date

The merger will become effective upon the acceptance of the articles of merger for record by the State Department of Assessments and Taxation of Maryland or on such other date and time (not to exceed five business days from the date the articles of merger are accepted for record by the State Department of Assessments and Taxation of Maryland) as will be agreed to by us and Parent and specified in the articles of merger.

Immediately after the merger effective time, our operating partnership will file a certificate of merger with the Secretary of State of the State of Delaware. The partnership merger will become effective after the merger effective time at such time as the certificate of merger with respect to the partnership merger has been accepted for record by the Secretary of State of the State of Delaware.

Unless otherwise agreed by the parties to the merger agreement, the merger effective time and the partnership merger effective time will occur on the closing date.

The closing of the mergers will take place on the third business day after satisfaction or waiver of the conditions to the mergers described under “—Conditions to the Mergers” (other than those conditions that by their nature are to be satisfied or waived at the closing of the mergers, but subject to the satisfaction or waiver of such conditions) or at such other date as mutually agreed to by the parties to the merger agreement (we refer to the date on which the closing of the mergers occurs as the closing date).

Organizational Documents

The charter and the bylaws of Merger Sub, as in effect immediately prior to the merger effective time, will be the charter and the bylaws of the surviving company. The certificate of limited partnership of our operating partnership, as amended, will be the certificate of limited partnership of the surviving partnership until amended following the partnership merger effective time in accordance with its terms and applicable law. The second amended and restated limited partnership agreement of our operating partnership, as further amended prior to the closing date as required by the merger agreement, will be the limited partnership agreement of the surviving partnership until further amended in accordance with its terms and applicable law.

Directors and Officers; General Partner

The members of the board of directors of Merger Sub immediately prior to the merger effective time will be the members of the board of directors of the surviving company from and after the merger effective time. The officers of the company immediately prior to the merger effective time will be the initial officers of the surviving company from and after the merger effective time. The surviving company will be the general partner and a limited partner of the surviving partnership following the partnership merger effective time.

Treatment of Common Stock, Preferred Stock and Restricted Stock

Common Stock

At the merger effective time, each share of our common stock (other than shares of our common stock owned by (1) Parent, Merger Sub or any of their respective subsidiaries, which will be automatically canceled and retired and will cease to exist with no consideration being delivered in exchange therefor and (2) any of our direct or indirect subsidiaries, which will be automatically converted into one share of common stock of the surviving company) issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive an amount in cash equal to $15.85, without interest (we refer to such amount as the cash merger consideration). If we declare a distribution to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement (but not including the dividend payable on or about July 15, 2015 to holders of record as of June 30, 2015), the cash merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Series A Preferred Stock

Promptly following Parent’s request after the date this proxy statement is mailed to our stockholders, we will deliver to the holders of record of our Series A preferred stock a notice of fundamental change contemplated by the Series A Articles Supplementary. The fundamental change notice will be prepared by Parent, in form and substance reasonably approved by us, and will specify a fundamental change conversion date (as defined in the Series A Articles Supplementary) that is 15 days after the date on which we give such notice (or any subsequent date prior to the closing date designated by Parent prior to the closing date) and will include the other information required by the Series A Articles Supplementary. Concurrently with or following delivery of the fundamental change notice, at Parent’s request, we will deliver a notice of redemption contemplated by the Series A Articles Supplementary to the holders of record of our Series A preferred stock. The redemption notice will be prepared by Parent, in form and substance reasonably approved by us, and will state that if a holder of our Series A preferred stock chooses not to exercise the special conversion right described in the fundamental change notice, each share of our Series A preferred stock held by such holder immediately prior to the merger effective time will be redeemed in the merger on the closing date through the payment of an amount, without interest, equal to the greater of (1) the Fundamental Change Redemption Price (as defined in the Series A Articles Supplementary) and (2) the product of (x) the cash merger consideration multiplied by (y) the number of shares of common stock issuable upon conversion of one share of our Series A preferred stock pursuant to the Series A Articles Supplementary if a holder of one share of our Series A preferred stock were to convert such share of Series A preferred stock on the fundamental change conversion date specified in the fundamental change notice (we refer to such greater amount as the per share Series A preferred merger consideration), conditioned on the occurrence of the closing of the mergers. The redemption notice will specify the amount of the per share Series A preferred merger consideration, and will include the other information required by the Series A Articles Supplementary. If Parent has not requested us to provide the fundamental change notice or not requested us to provide the redemption notice prior to the 32nd day before the scheduled closing date and if we have asked Parent to make such request or requests prior to such day, we may provide the fundamental change notice and the redemption notice as described above.

Holders of our Series A preferred stock, at their option, may at any time and from time to time, convert some or all of their outstanding Series A preferred stock into shares of our common stock. As of May 8, 2015, the conversion rate was 1.7041 shares of common stock per $25.00 liquidation preference, which is equivalent to a conversion price of $14.6705 per share of common stock (subject to adjustment in certain events). Based on the current conversion price for the Series A preferred stock and assuming the merger is consummated in accordance with the merger agreement, holders of our Series A preferred stock who converted some or all of their Series A preferred stock into shares of our common stock prior to the merger and who hold such shares of our common stock issued upon conversion at the merger effective time would be entitled to receive approximately $27.01 (1.7041 shares of common stock issuable upon conversion times $15.85) for each share of Series A preferred stock, without interest and less any applicable withholding taxes.

Any share of our Series A preferred stock not converted prior to the merger and issued and outstanding immediately prior to the merger effective time will, at the merger effective time, automatically be converted into the right to receive the per share Series A preferred merger consideration.

Series B Preferred Stock

Promptly following Parent’s request after the date this proxy statement is mailed to our stockholders, we will deliver to the holders of record of our Series B preferred stock a notice of redemption contemplated by the Series B Articles Supplementary. The redemption notice will be prepared by Parent, in form and substance reasonably approved by us, and will state that each share of our Series B preferred stock held by such holder immediately prior to the merger effective time will be redeemed in the merger on the closing date through the payment of an amount, without interest, equal to $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the closing date (we refer to such amount as the per share Series B preferred merger consideration), conditioned on the occurrence of the closing of the mergers. The redemption notice will include the other information required by the Series B Articles Supplementary. If Parent has not requested us to provide the redemption notice prior to the 32nd day before the scheduled closing date and if we have asked Parent to make such request prior to such day, we may provide the redemption notice as described above.

At the merger effective time, each share of our Series B preferred stock issued and outstanding immediately prior to the merger effective time will automatically be converted into the right to receive the per share Series B preferred merger consideration.

Restricted Stock

Immediately prior to the merger effective time, each share of restricted stock granted under our Incentive Award Plan will be fully vested and non-forfeitable, and all shares of our common stock represented thereby will be considered outstanding for all purposes of the merger agreement and subject to the right to receive the cash merger consideration, without interest and less any applicable withholding taxes.

Treatment of Interests in Our Operating Partnership

OP Units

In connection with the partnership merger, each OP Unit issued and outstanding immediately prior to the partnership merger effective time (other than OP Units owned by the surviving company which OP Units will be unaffected by the partnership merger and will remain outstanding as common units of the surviving partnership held by the surviving company) will be automatically converted into the right to receive $15.85, without interest and less any applicable withholding taxes. If we declare a distribution to maintain our status as a REIT under the Code, or to avoid the payment of income or excise tax under the Code as permitted under the merger agreement (but not including the dividend payable on or about July 15, 2015 to holders of record as of June 30, 2015), the cash merger consideration will be decreased by an amount equal to the per share amount of such distribution.

Alternatively, in lieu of the cash merger consideration, each holder of such OP Units will be offered the opportunity to elect to convert all, but not less than all, of the OP Units that such limited partner owns into Series C preferred units on a one-for-one basis, if such limited partner meets the conditions described below. As described above under the section captioned “The Mergers—Interests of Our Directors and Executive Officers in the Mergers—OP Units,” certain of our directors and executive officers beneficially own OP Units and will be offered the opportunity to participate in this election.

Holders of OP Units will only be entitled to elect to convert their OP Units into Series C preferred units in the surviving partnership if they (1) are “accredited investors” as defined under the U.S. securities laws, (2) agree to be bound by a new limited partnership agreement of the surviving partnership, and (3) make a valid and timely election to receive the Series C preferred units pursuant to election materials that will be separately sent to such holders. This proxy statement does not constitute any solicitation of consents in respect of the partnership merger, and does not constitute an offer to exchange or convert the OP Units that you may own for or into Series C preferred units in the surviving partnership.

In general, Series C preferred units in the surviving partnership will have the following terms:

•	each Series C preferred unit will have a stated liquidation preference of $15.85; distributions of available cash when, as and if made by the surviving partnership will be payable on a quarterly basis, in preference to all holders of other classes of partnership interests in the surviving partnership, until each holder of Series C preferred units has received a cumulative return of 5.50% per annum on the stated liquidation preference, which we refer to as the preferred return;

•	upon liquidation of the surviving partnership, holders of Series C preferred units will be entitled to the liquidation preference of $15.85 plus any accrued but unpaid preferred return prior to any distributions being made on any other partnership interests;

•

commencing on the earlier of (1) the date the amount of “Total Capital” as reflected in the surviving partnership’s unaudited consolidated balance sheet for a calendar quarter is less than $100 million (which we refer to as the Total Capital shortfall event) and (2) December 31, 2016 (or, if earlier, upon the surviving partnership becoming a subsidiary of any public REIT or upon the death of a holder of Series C preferred units), any holder of Series C preferred units may cause the surviving partnership to redeem all, but not less than all, of such holder’s Series C preferred units for cash equal to the liquidation preference plus any accrued and unpaid preferred return, provided that:

•	except in the case of a Total Capital shortfall event or the death of a holder of any Series C preferred units, such redemption right will be exercisable only during each January commencing January 2017; and

•	if the surviving partnership becomes a subsidiary of any public REIT, the public REIT will have the right to amend such redemption provisions to provide the public REIT the option to issue publicly traded stock in such public REIT to any redeeming holder in lieu of cash;

•	commencing on the fifth anniversary of the partnership merger or, if earlier, the surviving partnership enters into a definitive agreement with respect to a merger or consolidation with a third party, the surviving partnership may, at its option, redeem all or any portion of the Series C preferred units for cash equal to the liquidation preference plus any accrued and unpaid preferred return;

•	holders of Series C preferred units will have no voting rights or other consent rights in the surviving partnership, provided that so long as there are at least $2.5 million of Series C preferred units outstanding, holders of at least a majority of the outstanding Series C preferred units must approve certain material and adverse amendments to the provisions applicable to the Series C preferred units; and

•	the surviving partnership will provide holders of Series C preferred units with unaudited quarterly and audited annual financial statements.

Subject to certain conditions, certain specified holders of Series C preferred units of the surviving partnership will be entitled to the benefit of certain tax protection provisions, which, among other things, will require the surviving partnership to: (1) employ the “traditional method” under Section 704(c) of the Code with respect to a certain property; and (2) until December 31, 2018, (a) retain and not dispose of such property, except pursuant to certain nonrecognition transactions, and refrain from entering into any merger, combination or similar transaction in which the Series C preferred units held by such holders would be required to be redeemed or otherwise disposed of, in a transaction that would result in the recognition of taxable gain by such holder; and (b) maintain a minimum level of nonrecourse debt and permit such holders to guarantee certain debt of the surviving partnership at their option. If the surviving partnership fails to comply with its obligations under clause (2), it will indemnify an applicable holder for taxes resulting from the gain or income recognized by such holder as a result of such failure, based on certain assumed tax rates, including a “gross up” for taxes required to be paid as a result of receipt of this indemnification payment.

Series A Preferred Units and Series B Preferred Units

At the partnership merger effective time, each of our operating partnership’s 7.00% Series A Cumulative Convertible Perpetual Preferred Units, which we refer to as the Series A preferred units, and 8.125% Series B Cumulative Redeemable Preferred Units, which we refer to as the Series B preferred units, outstanding immediately prior to the partnership merger effective time will be unaffected by the partnership merger and will remain outstanding as Series A preferred units and Series B preferred units of the surviving partnership.

General Partnership Interests

At the partnership merger effective time, the general partner interests of our operating partnership outstanding immediately prior to the partnership merger effective time and owned by the surviving company will remain outstanding as general partner interests of the surviving partnership, and after the partnership merger effective time Merger Sub will be the general partner of the surviving partnership and will have such rights, duties and obligations as are more fully set forth in the partnership agreement of the surviving partnership, as amended and as further amended in accordance with the terms of the merger agreement.

No Further Ownership Rights

On the closing date, holders of our common stock or OP Units will cease to be, and will have no rights as, our stockholders or limited partners of our operating partnership other than the right to receive the applicable merger consideration. The applicable merger consideration paid or delivered upon the surrender for exchange of certificates representing shares of common stock or OP Units will be deemed to have been paid or delivered, as the case may be, in full satisfaction of all rights and privileges pertaining to the common stock or OP Units exchanged therefor.

Exchange and Payment Procedures

On or before the merger effective time, Parent will deposit with a paying agent reasonably satisfactory to us, for the benefit of the holders of our common stock and the OP Units, the cash merger consideration and, if Parent wishes that the paying agent act as exchange agent with respect to the exchange of OP Units for Series C preferred units, the Series C preferred units. As soon as possible after the closing date (but in any event within five business days), the paying agent will mail to each holder of record of a certificate or certificates that represented outstanding shares of our common stock or OP Units a letter of transmittal and instructions for use in effecting the surrender of the certificates in exchange for the cash merger consideration or Series C preferred units, as applicable, to which the holder thereof is entitled. The letter of transmittal and instructions will tell you how to surrender your certificates representing shares of our common stock and any OP Units, as applicable, in exchange for the applicable merger consideration.

Upon surrender of a certificate that previously represented shares of our common stock or OP Units to the paying agent, together with a letter of transmittal, duly executed and completed in accordance with the instructions thereto and such other documents as the paying agent may reasonably be require, the holder of such certificate will be entitled to receive the cash merger consideration or Series C preferred units, as applicable. The cash merger consideration may be paid and Series C preferred units may be delivered to a person other than the person in whose name the certificate so surrendered is registered, if such certificate is properly endorsed or otherwise in proper form for transfer and the person requesting such payment pays any transfer or other taxes or establishes to the reasonable satisfaction of Parent that such tax has been paid or is not applicable.

No interest will be paid or will accrue on any cash payable upon surrender of any certificate. The company, the surviving company, the surviving partnership or the paying agent, as applicable, will be entitled to deduct and withhold from any amounts otherwise payable pursuant to the merger agreement to any person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to shares of restricted stock, the vesting of such restricted stock) under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax law.

On the closing date, the share transfer books of the company and the unit transfer books of our operating partnership will be closed and thereafter there will be no further registration of transfers of shares of our common stock or OP Units.

None of Parent, Merger Sub, the surviving company, our operating partnership, Merger Partnership, the surviving partnership, the company or the paying agent, or any employee, officer, trustee, director, agent or affiliate thereof, will be liable to any person in respect of any cash merger consideration or Series C preferred units delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

Any portion of the cash merger consideration and Series C preferred units which remains undistributed to the holders of the certificates for twelve months after the closing date, will be delivered to the surviving company, and any holders of our common stock or OP Units prior to the merger or partnership merger, as applicable, who have not theretofore complied with the exchange and payment procedures contained in the merger agreement must look only to the surviving company and only as general creditors thereof for payment of the cash merger consideration or Series C preferred units, as applicable.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the paying agent, the paying agent will issue, in exchange for such lost, stolen or destroyed certificate, the cash merger consideration or Series C preferred units, as applicable, pursuant to merger agreement.

Treatment of Certain of Our Indebtedness

4.40% Senior Series A Notes due 2020 and 5.19% Senior B Notes due 2023

Promptly following Parent’s request after the date this proxy statement is mailed to our stockholders, we will deliver a notice of optional prepayment contemplated by the note purchase agreement, dated November 12, 2013 (which we refer to as the note purchase agreement), by and among our operating partnership, us and the other parties thereto relating to our operating partnership’s senior notes due 2020 and senior notes due 2023 to the holders of such senior notes, and no later than two business days prior to the closing date, we will deliver to each holder of such senior notes the officer’s certificate relating to such prepayment and contemplated by the note purchase agreement. The prepayment notice and the officer’s certificate will state that such senior notes will be prepaid on the closing date, conditioned on the occurrence of the closing of the mergers, and include the other information required by the note purchase agreement.

4.625% Senior Notes due 2024

Our operating partnership’s senior notes due 2024 will not be prepaid at the closing.

Representations and Warranties

We and our operating partnership, jointly and severally, made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

•	due organization, valid existence, good standing and power and authority to carry on the businesses of each of us, our operating partnership, our other subsidiaries and other entities in which we own certain equity interests (which we refer to as our joint ventures);

•	our charter and bylaws and the similar organizational documents of our operating partnership and our other subsidiaries;

•	our capitalization and the capitalization of our operating partnership, and our ownership in our other subsidiaries;

•	our and our operating partnership’s power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against us and our operating partnership;

•	the vote of our stockholders required in connection with the approval of the merger and the merger agreement and the approval of us as the general partner of our operating partnership;

•	our and our operating partnership’s SEC filings since January 1, 2012, and the financial statements contained therein;

•	the absence of liabilities required to be recorded on a balance sheet under generally accepted accounting principles as applied in the United States (which we refer to as GAAP) since December 31, 2014;

•	the absence of any material adverse effect (as discussed below) and certain other changes and events since December 31, 2014;

•	the absence of conflicts with, or breaches or violations of, our, our operating partnership’s or our other subsidiaries’ organizational documents, and agreements, permits and laws applicable to us, our operating partnership or our other subsidiaries as a result of executing and delivering the merger agreement, or consummating the transactions contemplated by, or complying with any of the provisions of, the merger agreement;

•	consents, approvals of, filings with, or notices to, governmental entities required as a result of executing and delivering the merger agreement, or consummating the transactions contemplated by, or complying with any of the provisions of, the merger agreement;

•	our and our subsidiaries’ existing indebtedness;

•	the absence of litigation or orders against us or our subsidiaries;

•	possession of all permits necessary for the lawful conduct of our and our subsidiaries’ business, the absence of a failure by us or our subsidiaries to comply with such permits, and the conduct by us and our subsidiaries of our and our subsidiaries’ businesses in compliance with applicable laws;

•	real property owned and leased by us and our subsidiaries; our and our subsidiaries’ leases, ground leases, joint venture agreements, development agreements, and participation agreements;

•	personal property owned by us and our subsidiaries;

•	our and our subsidiaries’ employee benefit plans;

•	labor matters affecting us and our subsidiaries;

•	environmental matters affecting us and our subsidiaries;

•	tax matters affecting us and our subsidiaries;

•	our and our subsidiaries’ material contracts and the absence of any violation of, or default under, any material contract;

•	the absence of any undisclosed broker’s or finder’s fees;

•	the exemption of the mergers and the merger agreement from the requirements of any control share, business combination or other takeover laws and regulations, including in the Maryland General Corporation Law (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the Delaware Revised Uniform Limited Partnership Act;

•	our and our subsidiaries’ agreements and contracts with certain related parties;

•	our and our subsidiaries’ status under the Investment Company Act of 1940, as amended;

•	intellectual property used by, owned by or licensed by us and our subsidiaries;

•	our and our subsidiaries’ insurance policies;

•	the registration of our common stock and Series B preferred stock under the Exchange Act and the listing thereof on the New York Stock Exchange; and

•	the receipt by us of a fairness opinion from Morgan Stanley to the effect that, as of the date of such fairness opinion, the cash merger consideration is fair to the holders of our common stock, from a financial point of view.

The merger agreement also contains customary representations and warranties made, jointly and severally, by Parent, Merger Sub and Merger Partnership that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:

•	their due organization, valid existence, good standing and power and authority to carry on their businesses;

•	their power and authority to execute and deliver the merger agreement and to consummate the transactions contemplated by the merger agreement;

•	the enforceability of the merger agreement against them;

•	the absence of conflicts with, or breaches or violations of, their organizational documents, and agreements, permits and laws applicable to them as a result of executing and delivering the merger agreement, or consummating the transactions contemplated by, or complying with any of the provisions of, the merger agreement;

•	consents, approvals of, filings with, or notices to, governmental entities required as a result of executing and delivering the merger agreement, or consummating the transactions contemplated by, or complying with any of the provisions of, the merger agreement;

•	the absence of litigation or orders against them;

•	the ownership of Merger Sub and Merger Partnership and absence of prior conduct of activities or business of Merger Sub and Merger Partnership;

•	no broker, finder or investment banker being entitled to any brokerage, finder’s or other fee or commission payable by us in connection with the mergers based upon arrangements made by and on behalf of them; and

•	the guarantee executed by the Sponsor.

For the purposes of the merger agreement, “material adverse effect” means, when used in connection with us or Parent, as the case may be, or any of our or Parent’s subsidiaries, any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on (1) the business, properties, assets, financial condition or results of operations of, as the case may be, us and our subsidiaries or Parent and its subsidiaries, in each case taken as a whole, or (2) our or Parent’s ability, as the case may be, to perform its obligations under the merger agreement or consummate the mergers before December 31, 2015. A “material adverse effect” will not, however, include any change, effect, event, circumstance, occurrence or state of facts arising from:

•	changes in conditions in, or events affecting, the United States economy or capital or financial markets generally, including changes in interest or exchange rates (unless and to the extent any such change, effect, event, circumstance, occurrence or state of facts has a materially disproportionate effect, relative to other industry participants, on us and our subsidiaries or Parent and its subsidiaries, each taken as a whole, as the case may be);

•	changes in law (unless and to the extent any such change, effect, event, circumstance, occurrence or state of facts has a materially disproportionate effect, relative to other industry participants, on us and our subsidiaries or Parent and its subsidiaries, each taken as a whole, as the case may be);

•	changes in legal, regulatory, economic, political or business conditions or changes in GAAP, in each case, affecting commercial or retail real estate properties generally (unless and to the extent any such change, effect, event, circumstance, occurrence or state of facts has a materially disproportionate effect, relative to other industry participants, on us and our subsidiaries or Parent and its subsidiaries, each taken as a whole, as the case may be);

•	the merger agreement, the negotiation, execution, announcement or performance thereof and the mergers and the transactions contemplated by the merger agreement, including any claim or litigation relating thereto or the impact thereof on relationships with tenants, lenders, partners, suppliers, contractors or employees;

•	acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement (unless and to the extent any such change, effect, event, circumstance, occurrence or state of facts has a materially disproportionate effect, relative to other industry participants, on us and our subsidiaries or Parent and its subsidiaries, each taken as a whole, as the case may be);

•	earthquakes, wildfires, hurricanes or other natural disasters (unless and to the extent any such change, effect, event, circumstance, occurrence or state of facts has a materially disproportionate effect, relative to other industry participants, on us and our subsidiaries or Parent and its subsidiaries, each taken as a whole, as the case may be);

•	any decline in the market price, or change in the trading volume, of our capital stock, except that the circumstances described in this bullet will not prevent or otherwise affect a determination that any change, effect, event, circumstance, occurrence or state of facts underlying such decline has resulted in or contributed to a material adverse effect; or

•	any failure, in and of itself, by us to meet internal or publicly announced revenue or earnings projections, except that the circumstances described in this bullet will not prevent or otherwise affect a determination that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been, or would reasonably be likely to be, a material adverse effect.

The exceptions set forth in the fourth bullet above do not apply to the references to material adverse effect in certain representations and warranties.

The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

Under the merger agreement, we have agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between the date of the merger agreement and the earlier of the closing date and the termination of the merger agreement in accordance with its terms (which period we refer to as the interim period), we will, and will cause our subsidiaries to, in all material respects:

•	carry on our and our subsidiaries’ respective businesses in the usual, regular and ordinary course, consistent with past practice (except as otherwise provided in the budget provided in connection with the merger agreement, which we refer to as our corporate budget) in material compliance with all laws and in material compliance with our corporate budget and our pro forma capital budget, including the expenditure thresholds and timelines contained therein; and

•	use reasonable best efforts to preserve intact our and our subsidiaries’ respective current business organizations, the services of our and our subsidiaries’ respective current officers and employees and our and our subsidiaries’ goodwill and relationships with tenants and others having business dealings with us or our subsidiaries.

We will also confer on a regular basis with Parent, and, among other matters, report on material operational matters and advise Parent orally and in writing of any material adverse effect affecting us.

We have also agreed that during the interim period, subject to certain exceptions set forth in the merger agreement and the disclosure schedules delivered in connection therewith or unless Parent consents in writing (which consent may not be unreasonably withheld or delayed), we and our subsidiaries will not, among other things:

•	amend our or our operating partnership’s organizational documents;

•

authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any stock of any class, partnership interests or any equity equivalents (including any stock options or stock appreciation rights) or any other securities convertible into or exchangeable for any stock, partnership interests or any equity equivalents (including any stock options or stock appreciation rights), except for the issuance or sale of shares of our common stock (1) pursuant to the exercise of certain specified derivative securities outstanding on the date of the merger agreement, (2) issuable upon redemption of units of partnership interest in our operating partnership or (3) issuable upon conversion of our Series A preferred stock or Series B preferred stock, in each case, in accordance with their respective terms existing on the date of the merger agreement;

•	split, combine or reclassify any shares of our or any of our subsidiaries’ stock, partnership interests or other equity interests;

•	authorize, declare, set aside or pay any dividend or other distribution in respect of our or our subsidiaries’ stock, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of our or our subsidiaries’ stock, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such, except (1) for distributions to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under the Code, which distributions will result in a reduction of the cash merger consideration as described under “—Treatment of Common Stock, Preferred Stock and Restricted Stock—Common Stock,” (2) for (a) the payment of dividends or distributions declared prior to the date of the merger agreement and (b) one additional regular quarterly cash dividend on shares of our common stock and OP Units to be declared and paid in cash on or before the merger effective time, such payment expected to be made on or about July 15, 2015 (but not to exceed $0.18 per share or unit, as applicable), (3) for dividends on our Series A preferred stock or Series B preferred stock in accordance with their respective terms, (4) for distributions on the Series A preferred units and Series B preferred units in accordance with their respective terms or (5) in transactions between us and any of our wholly owned subsidiaries or solely between our wholly owned subsidiaries;

•	redeem, repurchase or otherwise acquire, directly or indirectly, any of our or our subsidiaries’ securities or any securities of any of our or our subsidiaries’ subsidiaries, except as may be required by our or our operating partnership’s organizational documents or pursuant to the terms of any restricted stock agreement or our Incentive Award Plan or as may be required for us to maintain our status as a REIT under the Code or avoid the payment of any income or excise tax;

•	authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•	alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, our or our subsidiaries’ respective corporate structures or ownership of any subsidiary or joint venture;

•	incur, assume or refinance any indebtedness for borrowed money or issue any debt securities, except for borrowings (1) under existing lines of credit or construction loans in the usual regular and ordinary course of business consistent with past practice to meet working capital requirements or as required to perform contractual obligations or otherwise for expenses included in our pro forma capital budget or (2) under certain specified existing construction loans and as set forth in our corporate budget;

•	(1) assume, guarantee, endorse or otherwise affirmatively become liable or responsible for the obligations of any third party or (2) make any loans, advances or capital contributions to, or investments in, any third party, except (a) to entities that are our wholly owned subsidiaries on the date of the merger agreement or to certain specified joint ventures to the extent required to meet our or our subsidiaries’ contractual obligations and (b) capital contributions in the per property amount specifically set forth in our pro forma capital budget;

•	pledge or otherwise encumber shares of our or our subsidiaries’ stock, partnership interests or other equity interests;

•	mortgage or pledge any of our or our subsidiaries’ respective assets, tangible or intangible, or create or suffer to exist any lien thereon (other than certain permitted liens), except in an amount not to exceed $50,000 in the aggregate so long as such mortgage or pledge is pre-payable without penalty;

•	prepay or terminate any indebtedness for borrowed money, or modify in any material respect the terms of any such indebtedness or of any documents evidencing or securing such indebtedness;

•	(1) modify or amend in any material respect any term, covenant, provision or agreement contained in any existing loan document or enter into any new agreement in respect of the existing indebtedness; (2) fail to make any regular monthly payments of principal and interest under the existing loan documents or fail to perform, observe and comply with any other monetary or material non-monetary obligations thereunder; or (3) enter into any documents relating to the assumption of certain of our and our subsidiaries’ existing indebtedness pursuant to the merger agreement;

•	except pursuant to any mandatory payments under any credit facilities or other similar arrangements in existence on the date of the merger agreement, pay, discharge or satisfy any claims, liabilities or obligations, other than any payment, discharge or satisfaction (1) in the ordinary course of business consistent with past practice, (2) reflected or reserved against in the most recent consolidated financial statements included in our SEC reports filed prior to the date of the merger agreement, (3) of fees, costs and expenses incurred in connection with the preparation, execution and performance of the merger agreement and the transactions contemplated by the merger agreement, or (4) of fees, costs and expenses as set forth in our corporate budget and our pro forma capital budget;

•	enter into, adopt, amend or terminate any company employee benefit plan or any agreement, arrangement, plan or policy between us or any of our subsidiaries and one or more of our or our subsidiaries’ directors or executive officers;

•	increase in any manner the compensation or fringe benefits of any employee, officer or director, except for increases or payments in the ordinary course of business consistent with past practice with respect to any non-executive officer;

•	grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits;

•	enter into any new employment, loan, retention, consulting, indemnification, termination or similar agreement, except in the ordinary course of business consistent with past practice with respect to any non-executive officer;

•	grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or company employee benefit plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock);

•	hire any new employee, other than with respect to employees with salaries or prospective salaries of not more than $100,000;

•	take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or company employee benefit plan;

•	(1) sell, lease, transfer, dispose of or encumber (a) any personal property that exceeds $200,000 in the aggregate or (b) any real property other than pursuant to certain specified existing contracts or for prices at or above certain specified amounts, (2) enter into any contract or letter of intent for the sale, transfer, mortgage or disposition of any real property, other than pursuant to certain specified existing contracts or for prices at or above certain specified amounts or (3) materially amend or modify certain specified existing contracts or letters of intent;

•	enter into any new lease (or renew or extend any existing lease) for space at any of our or our subsidiaries’ properties except for leases of not more than $1 million of annualized rent that are on commercially reasonable terms consistent with our past practices and covering a gross leasable area of less than 25,000 square feet;

•	terminate, modify or amend any lease with respect to our or our subsidiaries’ properties (except if the net effective rent is equal to or in excess of the net effective rent payable under such original lease, and/or for commercially reasonable terms consistent with our past practices);

•	terminate or grant any reciprocal easement or similar agreements affecting any of our or our subsidiaries’ properties other than in the ordinary course of business consistent with past practice, which, in any event, may not adversely affect the current use or operation of any of our or our subsidiaries’ properties (unless contractually obligated to do so or in connection with a transaction otherwise permitted by the merger agreement);

•	consent to or enter into the sublease or assignment of any lease with respect to any of our or our subsidiaries’ properties other than in the ordinary course of business consistent with past practice;

•	enter into any construction contract for new construction with respect to any of our or our subsidiaries’ properties;

•	change any accounting principles or accounting practices used by us or our subsidiaries in any material respect, except as may be required as a result of a change in law or in GAAP (of which we will promptly notify Parent);

•	(1) acquire or agree to acquire any corporation, partnership, joint venture, association or other business organization or division thereof or any equity interest therein, other than in connection with certain specified property acquisitions or dispositions, or (2) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation for the acquisition of (a) any real property or (b) other assets other than assets at a total cost of less than $1 million in the aggregate;

•	authorize, or enter into any commitment or contractual obligation for, (1) any new capital expenditure relating to any of our or our subsidiaries’ properties, except in accordance with our pro forma capital budget, or (2) any expenditure relating to any of our or our subsidiaries’ properties, except in the usual, regular and ordinary course of business consistent with past practice in order to maintain any of our or our subsidiaries’ properties in working order;

•	authorize, or enter into any material commitment, contract or agreement that has a duration of greater than one year and that may not be terminated (without termination fee or penalty) by us or any of our subsidiaries, as the case may be, by notice of 90 days or less;

•	make, change or rescind any election relating to taxes, including as it relates to the U.S. federal income tax classification of any of our subsidiaries, suffer the termination or revocation of any election relating to our REIT status, settle or compromise any material tax liability, change an annual accounting period, adopt or change any accounting method with respect to taxes, amend any tax return, enter into any closing agreement, settle or compromise any proceeding with respect to any tax claim or assessment, surrender any right to claim a refund of taxes, or consent to any extension or waiver of the limitation period applicable to any tax claim or assessment (unless we reasonably determine, after prior consultation with Parent, that such action is required by law or necessary to preserve our status as a REIT or to preserve the status of any partnership or any other of our subsidiaries which files tax returns as a partnership for U.S. federal tax purposes);

•	settle or compromise any claim or other suit, action, proceeding or investigation, except for (1) amounts less than $100,000 individually, or $500,000 in the aggregate, and that do not involve the imposition of injunctive or equitable relief against us or any of our subsidiaries or (2) those arising from the usual, regular and ordinary course of our operations involving collection matters or personal injury which are covered by adequate insurance (subject to customary deductibles);

•	enter into any agreement or arrangement that limits or otherwise restricts us or any of our subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area;

•	enter into any new line of business or enter into certain related party transactions;

•	amend or terminate, or waive compliance with the terms of or breaches under, any material contract or enter into any new material contract, agreement or arrangement;

•	voluntarily permit any insurance policy naming us or any of our subsidiaries as a beneficiary or a loss payable payee, or our directors and officers liability insurance policy, to be canceled or terminated, unless such entity has obtained an insurance policy with substantially similar terms and conditions to the canceled or terminated policy;

•	take any action that would be reasonably likely to (1) result in any of the conditions to the mergers set forth in the merger agreement not being able to be satisfied or (2) materially and adversely affect our ability to consummate the mergers;

•	authorize, approve, consent to or otherwise permit any transaction or any of our or our subsidiaries’ properties to be subject to a participation agreement;

•	proceed with any new real property tax protests or related litigation;

•	enter into, amend or modify any tax protection agreement, or take any action or fail to take any action that would violate or be inconsistent with any tax protection agreement or otherwise give rise to a material liability with respect thereto; and

•	take, propose to take, or agree in writing or otherwise to take, any of the actions described in the foregoing bullets.

Stockholders’ Meeting

Under the merger agreement, we are required, as soon as practicable following the date of the merger agreement, to duly call, give notice of, convene and hold a meeting of the holders of our common stock for the purpose of seeking stockholder approval of the merger and the merger agreement, which we refer to as the special meeting. We are required, through our board of directors, to (1) recommend to our common stockholders that they approve the merger and the merger agreement and (2) use our reasonable best efforts to solicit approval of the merger and the merger agreement by our common stockholders (including by soliciting proxies from our stockholders), except to the extent that our board of directors has effected a change in recommendation, as permitted and determined in accordance with the provisions described below under “—Acquisition Proposals.”

Notwithstanding anything to the contrary contained in the merger agreement, we may adjourn or postpone the special meeting:

•	after consultation with Parent, to the extent necessary to ensure that any necessary supplement or amendment to this proxy statement is provided to our stockholders sufficiently in advance of a vote on the merger and the merger agreement to ensure that such vote occurs on the basis of full and complete information as required under applicable law; or

•	after consultation with Parent, if additional time is reasonably required to solicit proxies in favor of the approval of the merger and the merger agreement, except that, in the case of this second bullet, without the consent of Parent, in no event will the special meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the special meeting was originally scheduled.

Under the merger agreement, we must call, give notice of, convene and hold the special meeting and mail this proxy statement to our stockholders without regard to a change in recommendation, unless the merger agreement has been terminated in accordance with its terms.

Agreement to Take Certain Actions

Subject to the terms and conditions of the merger agreement, each party to the merger agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under the merger agreement and applicable laws and regulations to consummate the mergers and to cause to be satisfied all conditions precedent to its obligations under the merger agreement, in each case as soon as practicable, after the date of the merger agreement, including, consistent with the foregoing,

•	preparing and filing as promptly as practicable with the objective of being in a position to consummate the mergers as promptly as practicable following the date of the special meeting, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary to be obtained from any governmental entity or third party, including any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which we or our subsidiaries are a party or by which any of our or our subsidiaries’ properties or assets are bound;

•	using its reasonable best efforts to obtain the consents described in the immediately preceding bullet;

•	defending all lawsuits or other legal proceedings challenging the merger agreement or the consummation of the mergers;

•	effecting all necessary registrations and other filings and submissions of information requested by a governmental entity; and

•	using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the mergers.

Neither we nor our subsidiaries will be permitted to pay or commit to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation in connection with obtaining any required consent from any non-governmental third party unless Parent has provided its prior written consent. In addition, none of Parent or any of its affiliates will be required to pay to such person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations in connection with obtaining any approval or consent from any non-governmental third party.

In addition, in the event that we fail to obtain any non-governmental third-party consent, we will use our commercially reasonable efforts, and will take such actions as are reasonably requested by Parent, to minimize any adverse effect upon us and Parent, Merger Sub and Merger Partnership and their respective businesses resulting, or which would reasonably be expected to result, after the merger effective time, from the failure to obtain such non-governmental third-party consent.

Each party to the merger agreement has agreed to keep the other parties reasonably informed regarding any legal action challenging the merger agreement or the consummation of the mergers unless doing so would, in the reasonable judgment of such party, jeopardize any of our or our subsidiaries’ privilege with respect thereto. We will promptly advise Parent orally and in writing of the initiation of and any material developments regarding, and will reasonably consult with and permit Parent and its representatives to participate in the defense, negotiations or settlement of, any such legal action, and we will give consideration to Parent’s advice with respect to such legal action. We will not, and will not permit any of our subsidiaries nor any of our or their representatives to, compromise, settle or come to a settlement arrangement regarding any legal action challenging the merger agreement or the consummation of the mergers or consent thereto unless Parent otherwise consents in writing (which will not be unreasonably withheld or delayed).

Acquisition Proposals

We have agreed that, from the date of the merger agreement until the earlier of the closing date and the termination of the merger agreement in accordance with its terms and subject to the provisions described below, we will not, nor will we permit any of our subsidiaries to, authorize or cause any of our or our subsidiaries’ officers, directors, employees, agents, investment bankers, financial advisors, attorneys, accountants or other advisors or representatives to, directly or indirectly:

•	solicit or initiate any inquiries with respect to an acquisition proposal (as defined below) or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal;

•	after 11:59 p.m., New York City time on May 9, 2015, (1) knowingly encourage or facilitate (including by way of furnishing nonpublic information) any inquiries with respect to an acquisition proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal or (2) participate in discussions or negotiations with, or provide any nonpublic information to, any person (including with or to any person who we have participated in discussions or negotiations with, or provided nonpublic information to, prior to 11:59 p.m., New York City time on May 9, 2015) relating to any acquisition proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal; or

•	enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement (other than an acceptable confidentiality agreement (as described below) entered into in accordance with the merger agreement) providing for or relating to an acquisition proposal.

For purposes of the merger agreement, “acquisition proposal” means an inquiry, offer or proposal regarding any of the following (other than the mergers) involving any of us, our operating partnership or our respective subsidiaries:

•	any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving us or our operating partnership;

•	any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 20% or more of our or our operating partnership’s and our respective subsidiaries’ consolidated assets, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets)), in a single transaction or series of related transactions;

•	any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of our voting power or 20% or more of the equity interests or general partner interests in our operating partnership;

•	any tender offer or exchange offer for 20% or more of any class of our equity securities or 20% or more of the equity interests or general partner interests in our operating partnership or the filing of a registration statement under the Securities Act in connection therewith;

•	any other transaction or series of related transactions pursuant to which any third party proposes to acquire control of our or our operating partnership’s and our respective subsidiaries’ assets having a fair market value equal to or greater than 20% of the fair market value of all of our or our operating partnership’s and our respective subsidiaries’ assets, taken as a whole, immediately prior to such transaction; or

•	any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

We will (1) promptly, in any event within 48 hours after receipt by us (or our advisors) of any acquisition proposal, notify Parent orally and in writing of such receipt, including the material terms and conditions thereof, to the extent known (including, if applicable, providing copies of any written inquiries, requests, proposals or offers and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the person making such acquisition proposal), (2) promptly, and in any event within 48 hours after receipt of any request for non-public information relating to us or any of our subsidiaries or for access to our or any of our subsidiaries’ properties, books or records by any person that, to our knowledge, is reasonably likely to make, or has made, an acquisition proposal, notify Parent orally and in writing of such receipt, and (3) notify Parent promptly, and in any event within 48 hours, of any change to the financial and other material terms and conditions of any acquisition proposal after the making of such change and otherwise keep Parent reasonably informed of the status of any such acquisition proposal, including by providing copies of all drafts of proposed agreements related thereto (which may be redacted to the extent necessary to protect confidential information of the person making such acquisition proposal). Notwithstanding anything to the contrary contained in the merger agreement, we are not, however, required to disclose to Parent or Merger Sub the identity of any person making any acquisition proposal and we and our representatives may in any event have discussions with any person that has made an unsolicited inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal in order to clarify and understand the terms and conditions of the inquiry, proposal or offer made by such person and to determine whether such inquiry, proposal or offer constitutes an acquisition proposal. Neither we nor any of our subsidiaries may, after the date of the merger agreement, enter into any confidentiality or similar agreement that would prohibit us from providing such information to Parent.

Prior to the approval of the merger and the merger agreement by our common stockholders and subject to our compliance with the provisions described above under “—Acquisition Proposals,” if we receive a written unsolicited bona fide acquisition proposal after the date of the merger agreement from any person that did not result from a breach of the obligations described above under “—Acquisition Proposals,” if our board of directors determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its duties under applicable law, and, after consulting with its outside legal counsel and its financial advisor, that such acquisition proposal either constitutes, or could reasonably be expected to result in, a superior proposal, we may:

•	provide nonpublic information in response to a request therefor by such person if such person has executed and delivered to us a confidentiality agreement on customary terms, which we refer to as an acceptable confidentiality agreement, (except that if we enter into a confidentiality agreement with such person on terms more favorable to such person than our operating partnership’s existing confidentiality agreement is to Blackstone Real Estate Advisors L.P., then we will offer to amend such existing confidentiality agreement to extend such more favorable terms to Blackstone Real Estate Advisors L.P.) and if we also promptly (and in any event within 48 hours after the time such information is provided to such person) make such information available to Parent, if such information has not previously been provided to Parent; and

•	participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal.

However, until 11:59 p.m., New York City time on May 9, 2015, we may participate in discussions or negotiations with third parties relating to unsolicited alternative acquisition proposals, and the terms set forth in the two bullets of the immediately preceding paragraph with respect to the provision of nonpublic information or the participation in discussions or negotiations will not be applicable (but such terms will be applicable after such time, including with respect to any acquisition proposal made prior to such time), except that we may not provide nonpublic information to any person relating to an acquisition proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an acquisition proposal unless such person has executed and delivered to us an acceptable confidentiality agreement (except that if we enter into a confidentiality agreement with such person on terms more favorable to such person than our operating partnership’s existing confidentiality agreement is to Blackstone Real Estate Advisors L.P., then we will offer to amend such existing confidentiality agreement to extend such more favorable terms to Blackstone Real Estate Advisors L.P.) and we also promptly (and in any event within 48 hours after the time such information is provided to such person) make such information available to Parent, if such information has not previously been provided to Parent.

For purposes of the merger agreement, “superior proposal” means any bona fide written acquisition proposal (except that each reference to “20%” in the definition of “acquisition proposal” will be deemed to be a reference to “50%”) which:

•	in the good faith judgment of our board of directors, is reasonably likely to be consummated; and

•	our board of directors determines in its good faith judgment after consultation with outside legal counsel and outside financial advisors would result, if consummated, in a transaction that is more favorable to our stockholders from a financial point of view (which determination will take into account legal and regulatory matters, the likelihood and timing of consummation (as compared to the transactions contemplated by the merger agreement) and any changes to the terms of the merger agreement proposed by Parent and any other information provided by Parent) than the mergers.

Except in the circumstances and pursuant to the procedures described below, our board of directors will not:

•	withhold, withdraw or modify, or propose to withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, its recommendation with respect to the merger agreement or the merger;

•	approve or recommend, or propose to approve or recommend, any acquisition proposal;

•	fail to include its recommendation with respect to the merger agreement or the merger in this proxy statement; or

•	fail to publicly recommend against any acquisition proposal (including, for these purposes, by taking no position with respect to the acceptance of such acquisition proposal by our stockholders, which will constitute a failure to recommend against such acquisition proposal), or to publicly re-affirm its recommendation with respect to the merger agreement or the merger, in each case, within ten business days following an acquisition proposal that has been publicly announced (or such fewer number of days as remains prior to the special meeting, as it may be adjourned or postponed in accordance with the merger agreement) (we refer to any of the actions described in the four bullets of this paragraph as a change in recommendation).

Prior to the approval of the merger and the merger agreement by our common stockholders, nothing contained in the merger agreement (other than the provisions described under “—Acquisition Proposals”) will prevent us or our board of directors from:

•	terminating the merger agreement pursuant to the provision described in the first bullet under “—Termination of the Merger Agreement—Termination by the Company” or effecting a change in recommendation if prior to taking any such action (1) we have received an unsolicited bona fide written acquisition proposal that was not solicited in breach of the obligations described in this section and that our board of directors determines in good faith, after consultation with its outside legal counsel and its financial advisor, constitutes a superior proposal and (2) our board of directors determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its duties under applicable law; or

•	effecting a change in recommendation other than in response to an acquisition proposal, if prior to taking such action our board of directors determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its duties under applicable law.

We and our board of directors will not, however, be entitled to terminate the merger agreement pursuant to the provision described in the first bullet under “—Termination of the Merger Agreement—Termination by the Company” or effect a change in recommendation unless:

•	promptly, and in any event at least three business days prior to taking any such action, we have notified Parent orally and in writing of our intention to so terminate the merger agreement or effect a change in recommendation, which notice we refer to as a notice of change in recommendation, which notice will specify in reasonable detail the reasons therefor and, in the case of the first bullet in the immediately preceding paragraph, describing the material terms and conditions of, and attaching a complete copy of, the superior proposal that is the basis of such action (it being understood that such material terms will include the identity of the third party);

•	during the three business day period, we will negotiate, and will cause our representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the merger agreement to obviate the need to make such change in recommendation or to so terminate the merger agreement; and

•	following the end of the three business day period, our board of directors will have determined in good faith, after consultation with its outside financial and legal advisors, taking into account any changes to the merger agreement proposed by Parent in response to the notice of change in recommendation or otherwise, that:

•	in the case of the first bullet in the immediately preceding paragraph, the acquisition proposal giving rise to the notice of change in recommendation continues to constitute a superior proposal even if such changes proposed by Parent were to be given effect; and

•	in the case of the second bullet in the immediately preceding paragraph, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its duties under applicable law.

Any amendment to the financial or any other material terms of such acquisition proposal will require a new notice of change in recommendation and we will be required to comply again with the requirements described above (except that in the case of such an amendment, the references to three business days above will instead be two business days).

Nothing contained in the merger agreement will prohibit us or our board of directors from taking and disclosing to our stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to our stockholders which, in the good faith judgment of our board of directors, after consultation with outside legal counsel, the failure to make would be inconsistent with its duties under applicable law, except, however, that neither we nor our board of directors will be permitted to recommend that our stockholders tender any securities in connection with any tender offer or exchange offer that is an acquisition proposal (or otherwise approve or recommend, or propose to approve or recommend (publicly or otherwise) such acquisition proposal) or effect a change in recommendation with respect thereto, except as permitted by the provisions described above.

We also agreed that we and our subsidiaries will, and we will use our reasonable best efforts to cause our and our subsidiaries’ respective officers, directors and other representatives to, (1) at 11:59 p.m., New York City time on May 9, 2015, immediately cease and terminate any existing discussions, negotiations or communications with any person conducted that may be ongoing with respect to any acquisition proposal and (2) upon execution of the merger agreement, take such action as is necessary to enforce any confidentiality provisions or provisions of similar effect to which we or any of our subsidiaries are a party or of which we or any of our subsidiaries are a beneficiary.

Employee Benefits

All of our and our subsidiaries’ employees who are employed immediately prior to the closing date and who continue employment with Parent or its subsidiaries following the closing will, solely during any period of employment following the closing date with Parent or any of its subsidiaries, at the option of Parent, either continue to be eligible to participate in an employee benefit plan of the company which is, at the option of Parent, continued by Parent or an affiliate thereof, or alternatively will be eligible to participate in the same manner as other similarly situated employees of Parent or its affiliates in a similar employee benefit plan sponsored or maintained by Parent or an affiliate thereof or in which employees of Parent or its affiliates participate after the closing date. With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its affiliates, except to the extent necessary to avoid duplication of benefits, service with us or any of our subsidiaries and any predecessor of us or any of our subsidiaries will be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to certain benefits.

At and after the closing date, Parent will cause the surviving company to honor in accordance with their terms certain specified employment agreements.

Financing Cooperation

Subject to applicable law, prior to the closing of the mergers, we will, and will cause our subsidiaries to, and will use our reasonable best efforts to cause our and our subsidiaries’ representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to us, our subsidiaries or our or any of our subsidiaries’ properties (which we refer to as the financing), including using reasonable best efforts to:

•	furnish such financial, statistical and other pertinent information and projections relating to us and our subsidiaries as may be reasonably requested by Parent, within our and our subsidiaries’ control and customarily prepared by or for us or our subsidiaries in the ordinary course of business;

•	make our and our subsidiaries’ appropriate officers available for due diligence meetings and for participation in meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing;

•	assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the financing;

•	reasonably cooperate with the marketing efforts of Parent and its financing sources for any financing to be raised by Parent to complete the mergers and the other transactions contemplated by this Agreement;

•	provide and execute documents as may be reasonably requested by Parent and reasonably acceptable to us in connection with such financing (at Parent’s sole cost and expense);

•	form new direct or indirect subsidiaries pursuant to documentation reasonably satisfactory to Parent and us and effective as of or immediately prior to and conditioned on the occurrence of the merger effective time;

•	transfer or otherwise restructure our ownership of existing subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and us and effective as of or immediately prior to and conditioned on the occurrence of the merger effective time;

•	provide timely access to diligence materials, appropriate personnel and properties to allow sources of financing and their representatives to complete all due diligence;

•	provide assistance with respect to the review and granting of mortgages and security interests in collateral for the financing, and attempting to obtain any consents associated therewith;

•	to the extent reasonably requested by a lender, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to reciprocal easement agreements in form and substance reasonably satisfactory to any potential lender;

•	cooperate in connection with the repayment or defeasance of any of our and our subsidiaries’ existing indebtedness as of the merger effective time including delivering such payoff, defeasance or similar notices under any of our and our subsidiaries’ existing loans as reasonably requested by Parent; and

•	to the extent reasonably requested by a lender, permit Parent and its representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third-party consents with respect thereto (which we will use reasonable efforts to obtain), leased by us or any of our subsidiaries (except that (1) neither Parent nor its representatives will have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (2) Parent will schedule and coordinate all inspections with us and will give us at least five business days’ prior written notice thereof, setting forth the inspection that Parent or its representatives intend to conduct, and (3) we will be entitled to have representatives present at all times during any such inspection).

Nothing in the merger agreement will, however, require such cooperation to the extent it would unreasonably interfere with our or our subsidiaries’ business or operations or require us to agree to pay any fees, reimburse any expenses, or give any indemnities prior to the merger effective time (except those that we are reimbursed for by Parent).

Pre-Closing Transactions

In addition, Parent may request that, in its sole discretion and immediately prior to the closing of the mergers, we (1) convert any of our wholly owned subsidiaries organized as a corporation or limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Parent, (2) transfer the stock, partnership interests or limited liability interests owned by us in any wholly owned subsidiary on terms designated by Parent, or (3) transfer any of our or our wholly owned subsidiaries’ assets on terms designated by Parent.

These rights of Parent are limited, however, in that (1) Parent may not require us or any of our subsidiaries to take any action that contravenes any of our or any of our subsidiaries’ organizational documents or other contract, (2) any such actions or transactions would be contingent upon all conditions to the mergers under the merger agreement having been satisfied or waived and our receipt of a written notice from Parent to such effect and that Parent and Merger Sub are prepared to proceed immediately with the closing of the mergers and any other evidence reasonably requested by us that the closing of the mergers will occur, (3) these actions (or the inability to complete them) will not affect or modify the obligations of Parent and Merger Sub under the merger agreement, and (4) we and our subsidiaries will not be required to take any action that could adversely affect our classification as a REIT within the meaning of the Code, that could subject us to any “prohibited transactions” taxes or certain other material taxes under the Code, or could reasonably be expected to subject us, any of our subsidiaries, or any stockholder, member or partner of us or any of our subsidiaries to any other material adverse tax consequence, or that could result in any U.S. federal, state or local income tax being imposed on the limited partners of our operating partnership in excess of any income taxes they will incur as a result of the mergers and the other transactions contemplated by the merger agreement.

Certain Other Covenants

The merger agreement contains certain other covenants of the parties to the merger agreement relating to, among other things:

•	giving Parent and its authorized representatives reasonable access to our and our subsidiaries’ properties, facilities, personnel and books and records;

•	the filing of this proxy statement with the SEC, and cooperation in preparing this proxy statement and in responding to any comments received from the SEC on this proxy statement;

•	actions necessary to exempt the merger agreement and the transactions contemplated by the merger agreement from, or mitigate, the effect of any applicable anti-takeover statutes;

•	delivery of resignation letters of our and our subsidiaries’ directors and officers as requested by Parent;

•	the consultation regarding any press releases or other public statements with respect to the merger agreement or the mergers;

•	the indemnification of our and our subsidiaries’ directors and officers;

•	notification of certain matters;

•	certain tax matters; and

•	cooperation in connection with the assumption of certain of our and our subsidiaries’ existing indebtedness and the modification of the loan documents relating thereto.

Conditions to the Mergers

The obligations of the parties to complete the mergers are subject to the satisfaction or waiver of the following mutual conditions:

•	the merger and the merger agreement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock as of the record date for the special meeting;

•	all material approvals, authorizations and consents of any governmental entity required to consummate the mergers must have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents must have expired or been terminated; and

•	no preliminary or permanent injunction or other order issued by a court or other governmental entity of competent jurisdiction can be in effect, and no law can have been enacted or promulgated, which would have the effect of making the consummation of the mergers illegal or otherwise prohibiting the consummation of the mergers, except that prior to a party asserting this condition such party will, in the case of an injunction or order, have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

The obligations of Parent, Merger Sub and Merger Partnership to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•	our and our operating partnership’s representations and warranties must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct does not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect, except for (1) our and our operating partnership’s representations and warranties regarding the absence of a material adverse effect, which must be true and correct and (2) our and our operating partnership’s representations and warranties regarding our, our operating partnership’s and our other subsidiaries’ capitalization and certain tax matters, which must be true and correct in all material respects;

•	we and our operating partnership must perform and comply, in all material respects, with our and its obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date;

•	Parent must receive a tax opinion of our counsel, Latham & Watkins LLP, concluding (subject to customary assumptions, qualifications and representations, including representations made by us and our subsidiaries) that we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, for all taxable periods commencing with our taxable year ended December 31, 2010 through and including the merger effective time; and

•	from the date of the merger agreement through the closing date, there must not have occurred a change, effect, event, circumstance, occurrence or state of facts which has had or would reasonably be likely to have, individually or in the aggregate, a material adverse effect on us.

Our and our operating partnership’s obligations to complete the mergers are further subject to the satisfaction or waiver of the following conditions:

•	the representations and warranties of Parent, Merger Sub and Merger Partnership must be true and correct (determined without regard to any materiality or material adverse effect qualifications therein) as of the date of the merger agreement and as of the closing date as though made on and as of the closing date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty must be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct does not have, or would not reasonably be likely to have, individually or in the aggregate, a material adverse effect; and

•	each of Parent, Merger Sub and Merger Partnership must perform and comply, in all material respects, with their obligations, agreements and covenants required by the merger agreement to be performed or complied with on or prior to the closing date.

Termination of the Merger Agreement

The parties may agree to terminate and abandon the merger agreement at any time prior to the closing date, even after we have obtained the approval of the merger and the merger agreement by our stockholders.

Termination by the Company or Parent

In addition, we, on the one hand, or Parent, on the other hand, may terminate the merger agreement by written notice to the other, if:

•	any governmental entity of competent authority has issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the mergers substantially on the terms contemplated by the merger agreement and such order, decree, ruling or other action has become final and non-appealable;

•	the mergers have not been consummated by December 31, 2015, except that neither the party seeking to terminate the merger agreement pursuant to the provision described in this bullet nor any of its affiliates can have breached in any material respect its obligations under the merger agreement in any manner that has caused or resulted in the failure to consummate the mergers on or before December 31, 2015; or

•	the requisite vote of our stockholders to approve the merger and the merger agreement has not been obtained at the duly held special meeting or any adjournment or postponement thereof at which the merger is voted on.

Termination by Parent

Parent may also terminate the merger agreement by written notice to us if any of the following occurs:

•	(1) our board of directors has made or resolved to make a change in its recommendation that our common stockholders vote for the proposal to approve the merger and the merger agreement, (2) we have entered into a letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement with a third party providing for or relating to an acquisition proposal or (3) we have publicly announced our intention to do any of the foregoing; or

•	neither Parent, Merger Sub nor Merger Partnership has breached in any material respect any of its representations, warranties, covenants or other agreements contained in the merger agreement and if we or our operating partnership have breached any of our and our operating partnership’s representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to our or our operating partnership’s representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2015.

Termination by the Company

We may also terminate the merger agreement by written notice to Parent if any of the following occurs:

•	prior to obtaining the requisite vote of our common stockholders to approve the merger and the merger agreement, if our board of directors has approved, and concurrently with the termination under the provision described in this bullet, we enter into, a definitive agreement providing for the implementation of a superior proposal, but only if we are not then in breach of our obligations described under “—Acquisition Proposals,” provided that such termination will not be effective until we have paid the company termination fee (as described below);

•	neither we nor our operating partnership have breached in any material respect any of our or its representations, warranties, covenants or other agreements contained in the merger agreement and if Parent has breached any of its representations, warranties, covenants or other agreements contained in the merger agreement such that the closing conditions relating to its representations, warranties, covenants or agreements would be incapable of being satisfied by December 31, 2015; or

•	if all of the following requirements are satisfied:

•	all of the mutual conditions to the parties’ obligations to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger Partnership to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of the notice referenced in the immediately following bullet if the closing of the mergers were to occur on the date of such notice);

•	on or after the date the closing of the mergers should have occurred pursuant to the merger agreement, we have delivered written notice to Parent to the effect that all of the conditions to each party’s obligation to effect the mergers and the additional conditions to the obligations of Parent, Merger Sub and Merger Partnership to effect the mergers have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the closing of the mergers, provided that such conditions to be satisfied at the closing of the mergers would be satisfied as of the date of such notice if the closing of the mergers were to occur on the date of such notice) and we and our operating partnership are prepared to consummate the closing of the mergers; and

•	Parent, Merger Sub and Merger Partnership fail to consummate the closing of the mergers on or before the third business day after delivery of the notice referenced in the immediately preceding bullet, and we and our operating partnership were prepared to consummate the closing of the mergers during such three business day period.

Termination Fees

Termination Fee Payable by the Company

We have agreed to pay a termination fee as directed by Parent of $25 million, which we refer to as the company termination fee, if:

•	Parent terminates the merger agreement pursuant to the provision described in the first bullet under “—Termination of the Merger Agreement—Termination by Parent”;

•	we terminate the merger agreement pursuant to the provision described in the first bullet under “—Termination of the Merger Agreement—Termination by the Company”; or

•	all of the following requirements are satisfied:

•	we or Parent terminate the merger agreement pursuant to the provisions described in the second bullet or the third bullet under “—Termination of the Merger Agreement—Termination by the Company or Parent” or Parent terminates the merger agreement pursuant to the provision described in the second bullet under “—Termination of the Merger Agreement—Termination by Parent”; and

•	(1) an acquisition proposal has been received by us or our representatives or any person has publicly proposed or publicly announced an intention (whether or not conditional) to make an acquisition proposal (and, in the case of a termination pursuant to the provision described in the third bullet under “—Termination of the Merger Agreement—Termination by the Company or Parent,” such acquisition proposal or publicly proposed or announced intention has not been publicly withdrawn prior to the special meeting) and (2) within twelve months after a termination referred to in the immediately preceding bullet we enter into a definitive agreement relating to, or consummate, any acquisition proposal (with, for purposes of this clause (2), the references to “20%” in the definition of “acquisition proposal” being deemed to be references to “50%”).

Termination Fee Payable by Parent

Parent has agreed to pay to us a termination fee of $250 million, which we refer to as the Parent termination fee, if we terminate the merger agreement pursuant to the provisions described in the second bullet or third bullet under “—Termination of the Merger Agreement—Termination by the Company.”

Guaranty and Remedies

In connection with the merger agreement, the Sponsor entered into a guaranty in our favor to guarantee Parent’s payment obligations with respect to the Parent termination fee and certain expense reimbursement and indemnification obligations of Parent under the merger agreement, subject to the terms and limitations set forth in the guaranty.

The maximum aggregate liability of the Sponsor will not exceed $250 million, plus all reasonable and documented third-party costs and out-of-pocket expenses actually incurred by us relating to any litigation or other proceeding brought by us to collect any amount due under the guaranty, if we prevail in such litigation or proceeding.

We and our operating partnership cannot seek specific performance to require Parent, Merger Sub or Merger Partnership to complete the mergers and, except with respect to enforcing confidentiality provisions, our sole and exclusive remedy against Parent, Merger Sub or Merger Partnership relating to any breach of the merger agreement or otherwise will be the right to receive the Parent termination fee under the conditions described under “—Termination Fees—Termination Fee Payable by Parent.” Parent, Merger Sub and Merger Partnership may, however, seek specific performance to require us and our operating partnership to complete the mergers.

Amendment and Waiver

The merger agreement may be amended by action taken by the parties at any time before or after our common stockholders have approved the merger and the merger agreement but, after such approval, no amendment may be made which requires the approval of any such stockholders under applicable law without such approvals. The merger agreement also provides that, at any time prior to the closing date, each party may extend the time for the performance of any of the obligations or other acts of the other party, waive any inaccuracies in the representations and warranties of the other party, or waive compliance by the other party with any of the agreements or conditions contained in the merger agreement.

MARKET PRICE OF OUR COMMON STOCK

Our common stock has been listed on the NYSE under the symbol “EXL” since April 23, 2010. On                     , 2015, there were approximately             holders of record. Certain shares of our common stock are held in “street” name and accordingly, the number of beneficial owners of such shares is not known or included in the foregoing number. The following table sets forth, for the periods indicated, the high and low prices on the NYSE for our common stock and the dividends we declared per share of common stock with respect to the periods indicated.

	Range				Cash Dividend per Share
Year	High		Low
Fiscal Year Ended December 31, 2013
First Quarter		$13.91		$11.60		$0.170
Second Quarter		$15.40		$12.01		$0.170
Third Quarter		$14.09		$11.47		$0.170
Fourth Quarter		$12.46		$11.23		$0.175
Fiscal Year Ended December 31, 2014
First Quarter		$12.93		$10.96		$0.175
Second Quarter		$13.94		$12.20		$0.175
Third Quarter		$13.52		$11.46		$0.175
Fourth Quarter		$13.62		$11.71		$0.175
Fiscal Year Ending December 31, 2015
First Quarter		$14.50		$13.29		$0.180
Second Quarter (through , 2015)	$		$		$

On April 9, 2015, the last trading day prior to the date of the public announcement of the merger agreement, the reported closing price per share for our common stock on the NYSE was $13.84. On                     , 2015, the last trading day before the date of this proxy statement, the reported closing price per share for our common stock on the NYSE was $        . You are encouraged to obtain current market quotations for our common stock.

On April 27, 2015, our board of directors declared a regular quarterly dividend of $0.18 per share of common stock for the quarter ending June 30, 2015, payable on or about July 15, 2015 to stockholders of record at the close of business on June 30, 2015. Under the terms of the merger agreement, we may not declare or pay any other dividends to the holders of our common stock during the term of the merger agreement without the prior written consent of Parent, other than dividends reasonably required to maintain our status as a REIT under the Code or to avoid the payment of income or excise tax under Sections 857 or 4981 of the Code (with any such additional required dividend resulting in a corresponding decrease to the cash merger consideration payable per share of common stock).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 8, 2015, except as otherwise set forth in the footnotes to the table, the beneficial ownership of shares of our common stock and shares of common stock into which limited partnership units of our operating partnership are exchangeable, for (1) each person who is a beneficial owner of 5% or more of our outstanding shares of common stock, (2) each of our named executive officers, (3) each director and (4) executive officers and directors as a group. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the footnotes to the table. The extent to which a person holds OP Units as opposed to shares of common stock is set forth in the footnotes below. Unless otherwise indicated, the address of each named person is c/o Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128. We are not aware of any arrangements, including any pledge of our common stock, that could result in a change in control of the company.

Name of Beneficial Owner	Number of Shares and/or OP Units Beneficially Owned	Percent of All Shares(1)	Percent of All Shares and OP Units(2)
FMR LLC(3)	9,152,057	14.4%	14.2%
The Vanguard Group(4)	6,461,189	10.2	10.0
Vanguard Specialized Funds-Vanguard REIT Index Fund(5)	4,538,682	7.2	7.0
BlackRock, Inc.(6)	4,500,092	7.1	7.0
Levine Investments Limited Partnership(7)	3,230,769	5.1	5.0
Gary B. Sabin(8)	1,558,800	2.4	2.4
Spencer G. Plumb(9)	132,042	*	*
James Y. Nakagawa(10)	182,474	*	*
Mark T. Burton(11)	185,835	*	*
S. Eric Ottesen(12)	183,474	*	*
Bruce G. Blakley(13)	21,093	*	*
Burland B. East(14)	21,093	*	*
Robert E. Parsons(15)	43,593	*	*
Warren R. Staley(16)	21,093	*	*
All directors and executive officers as a group (nine persons)	2,349,497	3.7	3.6

*	Less than 1%.
(1)	Based on 63,415,748 shares of our common stock outstanding as of May 8, 2015. In addition, amounts for each person listed assume that all OP Units held by the person are exchanged for shares of our common stock, and amounts for all directors and officers as a group assume all OP Units held by them are exchanged for shares of our common stock, but none of the OP Units held by other persons are exchanged for shares of our common stock.
(2)	Based on a total of 64,435,271, comprised of 63,415,748 shares of our common stock and 1,019,523 OP Units outstanding as of May 8, 2015, which may be redeemed for cash or, at our option, exchanged for shares of our common stock.
(3)	Based on information disclosed in the Schedule 13G/A filed with the SEC on February 13, 2015. Edward C. Johnson 3d is a Director and the Chairman of FMR LLC and Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the family of Edward C. Johnson 3d, including Abigail P. Johnson, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Edward C. Johnson 3d nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)	Based on information disclosed in the Schedule 13G/A filed with the SEC on February 11, 2015. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 72,622 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, is the beneficial owner of 97,200 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(5)	Based on information disclosed in the Schedule 13G/A filed with the SEC on February 6, 2015. The address for Vanguard Specialized Funds-Vanguard REIT Index Fund is 100 Vanguard Blvd., Malvern, PA 19355.
(6)	Based on information disclosed in the Schedule 13G/A filed with the SEC on January 26, 2015. Includes shares beneficially owned by the following subsidiaries of BlackRock, Inc.: BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management North Asia Limited, BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Ltd, BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10022.
(7)	Based on information disclosed in the Schedule 13G filed with the SEC on February 7, 2012. Levine Investments Limited Partnership (LILP) holds 3,230,769 shares of common stock. William S. Levin and Jonathan L. Levine are the general partners of LILP and share voting and dispositive power with respect to such shares. The address for LILP is 1702 E. Highland, Suite 310, Phoenix, AZ 85016.
(8)	Includes 174,000 shares of restricted stock and 318,054 shares of common stock held directly by Mr. Sabin. Also includes 595,376 shares of common stock and 471,370 OP Units held by the Gary B. Sabin Family Trust dated May 20, 1982, for which Mr. Sabin is the trustee. Mr. Sabin disclaims beneficial ownership except to the extent of his pecuniary interest therein. Mr. Sabin has pledged his OP Units as security for a personal loan.
(9)	Includes 45,012 shares of restricted stock and 87,030 shares of common stock.
(10)	Includes 45,012 shares of restricted stock, 80,898 shares of common stock and 56,564 OP Units.
(11)	Includes 45,012 shares of restricted stock, 84,259 shares of common stock and 56,564 OP Units.
(12)	Includes 45,012 shares of restricted stock, 81,898 shares of common stock and 56,564 OP Units.
(13)	Includes 3,924 shares of restricted stock and 17,169 shares of common stock held directly by Mr. Blakley. Also includes 1,293 shares of common stock held by the Blakley Family 2001 Trust dated May 10, 2001, for which Mr. Blakley is the trustee. Mr. Blakley disclaims beneficial ownership except to the extent of his pecuniary interest therein.
(14)	Includes 3,924 shares of restricted stock and 17,169 shares of common stock.
(15)	Includes 3,924 shares of restricted stock and 39,669 shares of common stock.
(16)	Includes 3,924 shares of restricted stock and 17,169 shares of common stock.

NO DISSENTERS’ RIGHTS OF APPRAISAL

We are organized as a corporation under Maryland law. Under the Maryland general corporation law, because our common stock was listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our common stockholders who object to the merger do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger. However, our common stockholders can vote against the merger and the merger agreement. Under the Maryland general corporation law, the holders of our preferred stock do not have any appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the merger.

SUBMISSION OF STOCKHOLDER PROPOSALS

We intend to hold an annual meeting of stockholders in 2016 only if the mergers are not completed. If we hold such an annual meeting, in order to be eligible for inclusion in our proxy materials for such annual meeting, written notice of any stockholder proposal must be received by us no later than December 4, 2015 in order to be included in our proxy statement and form of proxy relating to that meeting. Such proposals must comply with the requirements established by the SEC for such proposals and the requirements contained in our bylaws in order to be included in the proxy statement. A stockholder who wishes to make a nomination or proposal at the 2016 annual meeting without including the proposal in our proxy statement and form of proxy relating to that meeting must, in accordance with our current bylaws, notify us between November 4, 2015 and December 4, 2015. If the stockholder fails to give timely notice as required by our bylaws, the nominee or proposal will be excluded from consideration at the meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business with which a stockholder must comply to make a nomination or business proposal.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of this proxy statement. If you would like to opt out of this practice for future mailings and receive separate proxy statements for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate proxy statement without charge by sending a written request to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or by telephone at (858) 613-1800. We will promptly send additional copies of the proxy statement upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of this proxy statement can request delivery of a single copy of any future proxy statements by contacting their broker, bank or other intermediary or sending a written request to Excel Trust, Inc. at the address above.

OTHER MATTERS

Our board of directors does not know of any matter to be presented at the special meeting which is not listed on the notice of special meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying proxy card will vote all proxies in their discretion.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings, including this proxy statement, are also available to you on the SEC’s website, www.sec.gov. Electronic copies of this proxy statement and other information about us are available at www.ExcelTrust.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document we file with or furnish to the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this proxy statement. The incorporated documents contain significant information about us, our business and our finances. Any information contained in this proxy statement or in any document incorporated or deemed to be incorporated by reference in this proxy statement will be deemed to have been modified or superseded to the extent that a statement contained in this proxy statement, or in any other document we subsequently file with the SEC that is also incorporated or deemed to be incorporated by reference in this proxy statement, modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this proxy statement. We incorporate by reference the following documents we filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2014;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•	our Current Reports on Form 8-K filed with the SEC on April 10, 2015 and May 5, 2015; and

•	all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the special meeting.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this proxy statement.

We will provide without charge to each person, including any beneficial owner of our common stock, to whom a proxy statement is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this proxy statement, other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents. Any request for such documents should be made in writing and addressed to Excel Trust, Inc., 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary or by telephone at (858) 613-1800. If you would like to request documents, please do so at least five business days prior to the special meeting, in order to receive them before the special meeting.

If you have any questions about this proxy statement, the special meeting or the mergers, or if you would like additional copies of this proxy statement, please contact us at:

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

Attention: Secretary

(858) 613-1800

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED                     , 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Exhibit A

AGREEMENT AND PLAN OF MERGER

DATED AS OF APRIL 9, 2015

BY AND AMONG

EXCEL TRUST, INC.,

EXCEL TRUST, L.P.,

BRE RETAIL CENTERS HOLDINGS LP,

BRE RETAIL CENTERS CORP

AND

BRE RETAIL CENTERS LP

i

ii

Section 9.11	Counterparts	A-59
Section 9.12	Interpretation	A-59
Section 9.13	Definitions	A-60

Exhibits

Exhibit A –	Form of Article 18 of the Partnership Agreement

Exhibit B –	Form of REIT Opinion

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of April 9, 2015, is by and among Excel Trust, Inc., a Maryland corporation (the “Company”), BRE Retail Centers Holdings LP, a Delaware limited partnership (“Parent”), BRE Retail Centers Corp, a Maryland corporation (“Merger Sub”), BRE Retail Centers LP, a Delaware limited partnership (“Merger Partnership”), and Excel Trust, L.P., a Delaware limited partnership (the “Partnership”).

W I T N E S S E T H:

WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into Merger Sub, with Merger Sub being the surviving entity (the “Company Merger”) on the terms and conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law (the “MGCL”);

WHEREAS, the parties also wish to effect a merger of Merger Partnership with and into the Partnership, immediately following the consummation of the Company Merger (the “Partnership Merger” and, together with the Company Merger, the “Mergers”), on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 17-211 of the Delaware Revised Uniform Limited Partnership Act, as amended (“DRULPA”);

WHEREAS, the Company is the sole general partner of the Partnership through which the Company operates its business;

WHEREAS, as of the date hereof, the Company owns approximately 98.4% of the common operating partnership units in the Partnership (“Partnership Common Units”) as well as all of the 7.00% Series A cumulative convertible perpetual preferred units in the Partnership (the “Series A Partnership Preferred Units”) and the 8.125% Series B cumulative redeemable preferred units in the Partnership (the “Series B Partnership Preferred Units,” and together with the Series A Partnership Preferred Units, the “Partnership Preferred Units”). The Partnership Common Units and Partnership Preferred Units are collectively referred to herein as “Partnership Units”;

WHEREAS, the respective Boards of Directors, as applicable, of each of Merger Sub and the Company have declared advisable and approved this Agreement and the Company Merger on the terms and subject to the conditions set forth herein;

WHEREAS, the Company, as the sole general partner of the Partnership, has determined that it is advisable and in the best interests of the Partnership and the limited partners of the Partnership for the Partnership to enter into this Agreement and to consummate the Partnership Merger on the terms and conditions set forth herein;

WHEREAS, the holders of Partnership Common Units other than the Company (the “Minority Limited Partners”) may elect to receive in the Partnership Merger, on the terms and conditions specified herein, in exchange for Partnership Common Units, New Partnership Preferred Units (as defined below) in the Surviving Partnership (each such Minority Limited Partner, a “Roll-Over Limited Partner”) in an amount described in Section 2.4(a). In the Partnership Merger, any Partnership Common Units held by any Minority Limited Partners not making the foregoing election will be converted into the right to receive cash per Partnership Common Unit (each such Minority Limited Partner, a “Cash-Out Limited Partner”) in an amount as described in Section 2.4(a);

WHEREAS, Merger Sub, as the general partner of Merger Partnership, has approved this Agreement and the Partnership Merger and deems it advisable and in the best interests of the limited partner of Merger Partnership for Merger Partnership to enter into this Agreement and consummate the Partnership Merger on the terms and subject to the conditions set forth herein;

WHEREAS, as an inducement to the Company and the Partnership entering into this Agreement, Blackstone Property Partners Lower Fund 1 L.P. (the “Guarantor”) is entering into a guaranty with the Company (the “Guaranty”), pursuant to which the Guarantor is guaranteeing certain obligations of Parent and Merger Sub under this Agreement; and

WHEREAS, Parent, the Partnership, Merger Sub, Merger Partnership and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Mergers as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

THE MERGERS

Section 1.1 The Mergers.

(a) Subject to the terms and conditions of this Agreement, and in accordance with the MGCL, at the Company Merger Effective Time (as defined below), the Company and Merger Sub shall consummate the Company Merger, pursuant to which (i) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease and (ii) Merger Sub shall be the surviving company in the Company Merger (the “Surviving Company”), such that following the Company Merger, the Surviving Company will be a wholly owned Subsidiary of Parent. The Company Merger shall have the effects provided in this Agreement and as specified in the MGCL.

(b) Subject to the terms and conditions of this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time (as defined herein), Merger Partnership and the Partnership shall consummate the Partnership Merger pursuant to which (i) Merger Partnership shall be merged with and into the Partnership and the separate existence of Merger Partnership shall thereupon cease and (ii) the Partnership shall be the surviving partnership in the Partnership Merger (the “Surviving Partnership”). The Partnership Merger shall have the effects specified in Section 17-211 of DRULPA.

Section 1.2 Governing Documents.

(a) The name of the Surviving Company shall be “BRE Retail Centers Corp”. The charter of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the charter of the Surviving Company until thereafter amended as provided therein or by applicable Law (as hereinafter defined). The bylaws of Merger Sub, as in effect immediately prior to the Company Merger Effective Time, shall be the bylaws of the Surviving Company until thereafter amended as provided therein or by applicable Law.

(b) The name of the Surviving Partnership shall be “Excel Trust, L.P.” Prior to the Closing Date, the Company, as the general partner of the Partnership, shall cause the Partnership Agreement to be amended to add to such agreement Article 18 in the form of Exhibit A hereto (as so amended, the “Amended Partnership Agreement”). At the Company Merger Effective Time, the Surviving Company shall execute and deliver to the Partnership an acceptance of all of the terms and conditions of the Amended Partnership Agreement and such other documents or instruments as may be required to effect its admission as successor general partner of the Partnership and as a limited partner of the Partnership, and it shall thereafter be admitted to, the Partnership as the successor general partner and limited partner of the Partnership and shall carry on the business of the Partnership without dissolution as provided in the Partnership Agreement. Following the Company Merger Effective Time, the Surviving Company, as the new general partner of the Partnership, shall file a certificate of amendment to the certificate of limited partnership of the Partnership (the “Certificate of Limited Partnership”) to reflect its admission to the Partnership as the new general partner of the Partnership. From and after the Partnership Merger Effective Time, the Certificate of Limited Partnership, as in effect immediately prior to the Partnership Merger Effective Time, as amended as provided above, shall be the certificate of limited partnership of the Surviving Partnership until thereafter amended as provided therein or by applicable Law. From and after the Partnership Merger Effective Time, the Amended Partnership Agreement shall be the partnership agreement of the Surviving Partnership until thereafter amended as provided therein or by applicable Law.

Section 1.3 Directors, Officers and General Partner of the Surviving Entities. Subject to Section 6.5 herein:

(a) The members of the Board of Directors of Merger Sub immediately prior to the Company Merger Effective Time shall be the members of the Board of Directors of the Surviving Company from and after the Company Merger Effective Time, until such time as their resignation or removal or such time as their successors shall be duly elected and qualified.

(b) The officers of the Company immediately prior to the Company Merger Effective Time shall be the initial officers of the Surviving Company from and after the Company Merger Effective Time, until such time as their resignation or removal or such time as their successors shall be duly elected and qualified.

(c) As further provided in Section 2.4, the Surviving Company shall be the general partner and a limited partner of the Surviving Partnership following the Partnership Merger Effective Time.

Section 1.4 Effective Times.

(a) On the Closing Date, Merger Sub and the Company shall (i) duly execute and file articles of merger (the “Articles of Merger”) with the State Department of Assessments and Taxation of Maryland (the “SDAT”) in accordance with the Laws of the State of Maryland and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub under the MGCL in connection with the Company Merger. The Company Merger shall become effective upon the acceptance for record of the Articles of Merger by the SDAT or on such other date and time (not to exceed five (5) Business Days from the date the Articles of Merger are accepted for record by the SDAT) as shall be agreed to by the Company and Parent and specified in the Articles of Merger (such date and time being hereinafter referred to as the “Company Merger Effective Time”), it being understood and agreed that the parties shall cause the Company Merger Effective Time to occur immediately prior to the Partnership Merger Effective Time.

(b) On the Closing Date, immediately after the Company Merger Effective Time, the Partnership shall file with the Secretary of State of the State of Delaware (the “DSOS”) a certificate of merger (the “Partnership Merger Certificate”), executed in accordance with the applicable provisions of DRULPA, and shall make all other filings or recordings required under DRULPA to effect the Partnership Merger. The Partnership Merger shall become effective after the Company Merger Effective Time upon such time as the Partnership Merger Certificate has been accepted by the DSOS (the “Partnership Merger Effective Time”).

(c) Unless otherwise agreed, the parties shall cause the Company Merger Effective Time and the Partnership Merger Effective Time to occur on the Closing Date.

Section 1.5 Closing of the Mergers. The closing of the Mergers (the “Closing”) will take place at a time to be specified by the parties on the third Business Day after satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other time, date and place as mutually agreed to by the parties hereto (the “Closing Date”).

Section 1.6 Effects of the Mergers.

(a) The Company Merger shall have the effects set forth in the MGCL. Without limiting the generality of the foregoing, and subject thereto, at the Company Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, duties and obligations of the Company and Merger Sub shall become the debts, liabilities, duties and obligations of the Surviving Company.

(b) The Partnership Merger shall have the effects set forth in the DRULPA. Without limiting the generality of the foregoing, and subject thereto, at the Partnership Merger Effective Time, all the properties, rights, privileges, powers and franchises of the Partnership and Merger Partnership shall vest in the Surviving Partnership, and all debts, liabilities, duties and obligations of the Partnership and Merger Partnership shall become the debts, liabilities, duties and obligations of the Surviving Partnership.

Section 1.7 Tax Consequences. The parties intend that, for U.S. federal, and applicable state, income tax purposes, (a) the Company Merger shall be treated as a taxable sale by the Company of all of the Company’s assets to Merger Sub in exchange for the Merger Consideration to be provided to the stockholders of the Company and the assumption of all of the Company’s liabilities, followed by the distribution of such Merger Consideration to the stockholders of the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, and (b) the Partnership Merger shall be treated as (i) the sale of the Partnership Common Units by the Cash-Out Limited Partners to the Surviving Company, and (ii) the contribution of Partnership Common Units by the Roll-Over Limited Partner in the Partnership in exchange for New Partnership Preferred Units of the Surviving Partnership in a tax-deferred transaction under Section 721 of the Code to the extent applicable to the exchange by each Roll-Over Limited Partner. The parties hereto agree not to take any position on any tax return that is inconsistent with the foregoing for all U.S. federal, and, if applicable, state and local tax purposes.

ARTICLE II.

MERGER CONSIDERATION; COMPANY STOCK; PARTNERSHIP UNITS

Section 2.1 Company Common Share Merger Consideration; Effect on Company Stock.

(a) Shares of Merger Sub. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Company Merger Effective Time shall remain as one issued and outstanding share of common stock, par value $0.01 per share, of the Surviving Company.

(b) Company Common Share Merger Consideration; Conversion of Company Common Shares. At the Closing, Parent shall pay to the holders of common stock, par value $0.01 per share, of the Company (each, a “Company Common Share”) an aggregate amount (the “Company Common Share Merger Consideration”) which shall be paid on a per Company Common Share basis as follows: at the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each Company Common Share (other than (i) Excluded Shares, as defined below, if any and (ii) Company Subsidiary Common Shares (as defined below)) issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into the right to receive an amount in cash equal to Fifteen Dollars and Eighty-Five Cents ($15.85), without interest (the “Per Company Common Share Merger Consideration”). The Per Company Common Share Merger Consideration shall be subject to adjustments as contemplated by Section 6.10.

(c) Company Common Shares Owned by the Company’s Subsidiaries. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, each issued and outstanding Company Common Share that is owned by any direct or indirect Subsidiary of the Company immediately prior to the Company Merger Effective Time (each, a “Company Subsidiary Common Share”) shall be automatically converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share (each, a “Surviving Company Common Share”), of the Surviving Company. From and after the Company Merger Effective Time, all certificates representing Company Common Shares owned by any direct or indirect Subsidiary of the Company immediately prior to the Company Merger Effective Time shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(d) Cancellation of Parent-Owned and Merger Sub-Owned Company Common Shares. Each issued and outstanding Company Common Share that is owned by Parent, Merger Sub or any Subsidiary of Parent or Merger Sub immediately prior to the Company Merger Effective Time (collectively, the “Excluded Shares”), if any, shall automatically be canceled and retired and shall cease to exist, and no cash, Company Common Share or other consideration shall be delivered or deliverable in exchange therefor.

(e) Cancellation of Company Common Shares. As of the Company Merger Effective Time, all Company Common Shares issued and outstanding immediately prior to the Company Merger Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a Company Common Share (other than Excluded Shares, if any, and Company Subsidiary Common Shares) shall cease to have any rights with respect to such interest, except the right to receive the Per Company Common Share Merger Consideration, without interest, or, with respect to the Company Subsidiary Common Shares, the right to receive one Surviving Company Common Share per Company Subsidiary Common Share.

Section 2.2 Effect on Company Preferred Shares. At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of any holder thereof, (i) each share of 7.00% Series A Cumulative Convertible Perpetual Preferred Stock, $0.01 par value (each, a “Company Series A Preferred Share” and, collectively, the “Company Series A Preferred Stock”) issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into the right to receive the Per Company Series A Preferred Share Merger Consideration (as defined below) and (ii) each share of 8.125% Series B Cumulative Redeemable Preferred Stock, $0.01 par value (each, a “Company Series B Preferred Share” and, collectively, the “Company Series B Preferred Stock”), issued and outstanding immediately prior to the Company Merger Effective Time shall automatically be converted into the right to receive the Per Company Series B Preferred Share Merger Consideration (as defined below).

Section 2.3 Restricted Shares. Immediately prior to the Company Merger Effective Time, each restricted share granted under the Company’s and Partnership’s 2014 amendment and restatement of the 2010 Equity Incentive Award Plan (the “Company Share Incentive Plan,” and such restricted shares, “Restricted Shares”) shall be fully vested and non-forfeitable, and all Company Common Shares represented thereby shall be considered outstanding for all purposes of this Agreement and subject to the right to receive the Per Company Common Share Merger Consideration, less any applicable income and employment withholding Taxes.

Section 2.4 Partnership Merger Consideration; Effect on Partnership Units.

(a) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each Partnership Common Unit held by a Minority Limited Partner issued and outstanding immediately prior to the Partnership Merger Effective Time, subject to the terms and conditions set forth herein, shall be converted into, and shall be cancelled in exchange for, the right to receive an amount in cash equal to the Per Company Common Share Merger Consideration, without interest (the “Per Partnership Unit Merger Consideration”); provided that, in lieu of receiving the Per Partnership Unit Merger Consideration, if but only if (x) the holder of such Partnership Common Unit has effectively made and not revoked a valid election pursuant to Section 2.4(b) to receive New Partnership Preferred Units in respect thereof, and (y) the issuance of such New Partnership Preferred Units would be exempt from registration under the Securities Act and applicable state securities laws, then each of such holder’s Partnership Common Units shall be converted into one fully paid New Partnership Preferred Unit, without interest. The aggregate amount of cash payable as the Per Partnership Unit Merger Consideration and such New Partnership Preferred Units are hereinafter referred to as the “Partnership Merger Consideration” and, together with the Company Common Share Merger Consideration, the “Merger Consideration.”

(b) Subject to Section 2.4(b)(iv) and in accordance with Section 2.4(a), each eligible holder of Partnership Common Units shall be entitled, with respect to all, but not less than all, of such holder’s Partnership Common Units, to make an unconditional election, on or prior to the Election Date, to receive in the Partnership Merger in lieu of the Per Partnership Unit Merger Consideration to which such holder would otherwise be entitled, New Partnership Preferred Units (a “Unit Election”) as follows:

(i) Merger Partnership shall prepare and deliver to the Partnership, as promptly as practicable following the date the Proxy Statement is mailed to the stockholders of the Company and, in any event, not later than five (5) Business Days after the date on which the Proxy Statement is mailed to the stockholders of the Company, and the Partnership shall mail to the holders of Partnership Common Units, a form of election, which form shall be subject to the reasonable approval of the Company (the “Form of Election”). The Form of Election may be used by each holder of Partnership Common Units to designate such holder’s election to convert all, but not less than all, of the Partnership Common Units held by such holder into New Partnership Preferred Units. Any such holder’s election to receive New Partnership Preferred Units shall be deemed to have been properly made only if Parent shall have received at its principal executive office, not later than 5:00 p.m., New York City time, on the date that is five (5) Business Days before the scheduled date of the Company Stockholders’ Meeting (the “Election Date”), a Form of Election specifying that such holder elects to receive New Partnership Preferred Units and otherwise properly completed and signed. The Form of Election shall state therein the date that constitutes the Election Date.

(ii) A Form of Election may be revoked by any holder of a Partnership Common Unit only by written notice received by Parent prior to 5:00 p.m., New York City time, on the Election Date. In addition, all Forms of Election shall automatically be revoked if the Partnership Merger has been abandoned.

(iii) The reasonable determination of Parent shall be binding as to whether or not elections to receive New Partnership Preferred Units have been properly made or revoked. If Parent determines that any election to receive New Partnership Preferred Units was not properly made, Parent shall notify such holder of Partnership Common Units of the improper election and provide a reasonable opportunity to such holder to cure the improper election. If, following such reasonable period, the improperly made election remains uncured, the Partnership Common Units with respect to which such election was not properly made shall be converted into Per Partnership Unit Merger Consideration in accordance with Section 2.4(a). Parent may, with the agreement of the Company, make such rules as are consistent with this Section 2.4(b) for the implementation of elections provided for herein as shall be necessary or desirable to fully effect such elections.

(iv) Each holder of Partnership Common Units, as a condition to making a Unit Election with respect to such holder’s Partnership Common Units, shall (x) represent to Parent that such holder is an Accredited Investor (as such term is defined under Rule 501 promulgated under the Securities Act) and (y) agree to be bound by the terms of the limited partnership agreement of the Surviving Partnership as it will be in effect immediately following the Partnership Merger Effective Time (which agreement shall incorporate the terms of the New Partnership Preferred Units set forth in Exhibit A hereto and any other terms determined by Parent that are not inconsistent with the terms of the New Partnership Preferred Units).

(v) The Company and its Subsidiaries agree to reasonably cooperate with Parent in preparing any disclosure statement or other disclosure information to accompany the Form of Election, including information applicable to an offering of securities exempt from registration under the Securities Act pursuant to Rule 506 thereunder, each of which shall be subject to the reasonable approval of the Company.

(vi) Promptly after the Partnership Merger Effective Time, the Surviving Partnership shall deliver to each holder of Partnership Common Units entitled to receive New Partnership Preferred Units pursuant to the terms of Sections 2.4(a) and 2.4(b), a notice confirming such holder’s record ownership of the New Partnership Preferred Units issuable pursuant hereto in respect of such Partnership Common Units.

(vii) Each Person that receives New Partnership Preferred Units pursuant to the terms of Section 2.4(a) and Section 2.4(b) shall automatically be admitted as a limited partner of the Surviving Partnership at the Partnership Merger Effective Time.

(c) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of the holder of any partnership interest of the Partnership, (i) each Partnership Common Unit held by the Surviving Company immediately prior to the Partnership Merger Effective Time shall be unaffected by the Partnership Merger and shall remain outstanding as Partnership Common Units of the Surviving Partnership held by the Surviving Company and (ii) the Roll-Over Limited Partners shall own the number of New Partnership Preferred Units issued to them in the Partnership Merger.

(d) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each Partnership Preferred Unit outstanding immediately prior to the Partnership Merger Effective Time shall be unaffected by the Partnership Merger and shall remain outstanding as Partnership Preferred Units of the Surviving Partnership.

(e) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, the general partner interests of the Partnership outstanding immediately prior to the Partnership Merger Effective Time and owned by the Surviving Company shall remain outstanding as general partner interests of the Surviving Partnership, entitling the Surviving Company to such rights, duties and obligations as are more fully set forth in the Amended Partnership Agreement.

(f) At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of any holder thereof, each partnership interest in the Merger Partnership shall automatically be cancelled and cease to exist, the holders thereof shall cease to have any rights with respect thereto, and no payment shall be made with respect thereto.

Section 2.5 Exchange of Certificates.

(a) Paying Agent. Prior to the Company Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Paying Agent (the “Paying Agent”) for (i) the payment or exchange in accordance with this Article II of the Merger Consideration (other than any New Partnership Preferred Units to be issued in accordance with Article II pursuant to the Unit Election) and (ii) if Parent wishes the Paying Agent to so act, in Parent’s discretion, the exchange of Partnership Common Units for New Partnership Preferred Units in accordance with this Article II pursuant to the Unit Election (the cash portion of the Merger Consideration and any such New Partnership Preferred Units being referred to herein as the “Exchange Fund”). On or before the Company Merger Effective Time, Parent shall deposit with the Paying Agent the Exchange Fund for the benefit of the holders of Company Common Shares and Cash-Out Limited Partners, as applicable, less applicable income and employment withholding taxes due in connection with the vesting of Restricted Shares, which shall be paid directly to the Surviving Company. The Paying Agent shall make payments of the Company Common Share Merger Consideration and the Partnership Merger Consideration

out of the Exchange Fund in accordance with this Agreement and the Articles of Merger. The Company shall cooperate with Parent and the Paying Agent to facilitate an orderly transfer of funds. The Exchange Fund shall not be used for any other purpose. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Company.

(b) Share and Unit Transfer Books. On the Closing Date, the share transfer books of the Company and the unit transfer books of the Partnership shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares or Partnership Common Units. From and after the Closing Date, the holders of certificates representing ownership of the Company Common Shares or, if applicable, Partnership Common Units outstanding immediately prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, or any book-entry shares or book-entry units representing Company Common Shares or Partnership Common Units (each such certificate, book-entry share or book-entry unit, a “Certificate”), shall cease to have rights with respect to such shares or units, as applicable, except as otherwise provided for herein. On or after the Closing Date, any Certificates presented to the Paying Agent, the Surviving Company or the Partnership in accordance with this Agreement shall be exchanged for the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, with respect to the Company Common Shares or Partnership Common Units formerly represented thereby.

Section 2.6 Exchange Procedures.

(a) Procedure. As soon as possible after the Closing Date (but in any event within five (5) Business Days), the Surviving Company shall cause the Paying Agent to mail to each holder of record of a Certificate or Certificates that, immediately prior to the Company Merger Effective Time, represented outstanding Company Common Shares or that, immediately prior to the Partnership Merger Effective Time, represented Partnership Common Units whose shares or units, as applicable, were converted into the right to receive or be exchanged for the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, pursuant to Sections 2.1 and 2.4: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass to the Paying Agent, only upon delivery of the Certificates to the Paying Agent, and which letter shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, to which the holder thereof is entitled. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, payable in respect of the Company Common Shares or Partnership Common Units, as applicable, previously represented by such Certificate pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares or Partnership Common Units to a Person that is not registered in the transfer records of the Company or Partnership, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.6, each Certificate shall be deemed at any time after the Closing Date to represent only the right to receive, upon such surrender, the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, as contemplated by this Section 2.6. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

(b) No Further Ownership Rights in the Company Common Shares or Partnership Common Units. On the Closing Date, holders of Company Common Shares or Partnership Common Units (that are converted into the right to receive Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units) shall cease to be, and shall have no rights as, stockholders of the Company or limited partners of the Partnership other than the right to receive the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, provided under this Article II. The Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, paid or delivered upon the surrender for exchange of Certificates representing Company Common Shares or Partnership Common Units, in accordance with the terms of this Article II shall be deemed to have been paid or delivered, as the case may be, in full satisfaction of all rights and privileges pertaining to the Company Common Shares or Partnership Common Units, exchanged therefor.

(c) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for twelve (12) months after the Closing Date, shall be delivered to the Surviving Company and any holders of Company Common Shares or Partnership Common Units prior to the Company Merger or Partnership Merger, as applicable, who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company and only as general creditors thereof for payment of the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable.

(d) No Liability. None of Parent, Merger Sub, the Surviving Company, the Partnership, Merger Partnership, the Surviving Partnership, the Company or the Paying Agent, or any employee, officer, trustee, director, agent or Affiliate thereof, shall be liable to any Person in respect of Merger Consideration from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of the Certificates immediately prior to the time at which such amounts would otherwise escheat to, or become the property of, any Governmental Entity shall, to the extent permitted by applicable Law, become the property of the Surviving Company, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(e) Investment of Exchange Fund. After the Closing Date, the Paying Agent shall invest any cash included in the Exchange Fund, as directed by the Surviving Company, on a daily basis. Any interest and other income resulting from such investments shall be paid to the Surviving Company. Until the termination of the Exchange Fund pursuant to Section 2.6(c), to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Merger Consideration as contemplated hereby, the Surviving Company shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make such payments.

(f) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed to the reasonable satisfaction of Parent and the Paying Agent, the Paying Agent (or, if subsequent to the termination of the Exchange Fund and subject to Section 2.6(c), the Surviving Company) will issue, in exchange for such lost, stolen or destroyed Certificate, the Per Company Common Share Merger Consideration, Per Partnership Unit Merger Consideration or New Partnership Preferred Units, as applicable, payable in respect thereof, pursuant to this Agreement.

Section 2.7 Withholding Rights. The Company, the Surviving Company, the Surviving Partnership or the Paying Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the Restricted Shares, the vesting of such Restricted Shares) under the Code (as defined herein), and the rules and regulations promulgated thereunder, or any provision of state, local or foreign tax Law. To the extent that amounts are so withheld by the Company, the Surviving Company, the Surviving Partnership or the Paying Agent, as applicable, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by the Company, the Surviving Company, the Surviving Partnership or the Paying Agent, as applicable.

Section 2.8 Dissenters’ Rights. No dissenters’ or appraisal rights shall be available with respect to the Mergers.

Section 2.9 Adjustment of Company Common Share Merger Consideration, Partnership Merger Consideration or New Partnership Preferred Units. In the event that, subsequent to the date of this Agreement but prior to the Company Merger Effective Time or Partnership Merger Effective Time, as applicable, the Company Common Shares or Partnership Common Units issued and outstanding shall, through a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the capitalization of the Company or Partnership, as applicable, increase or decrease in number or be changed into or exchanged for a different kind or number of securities, then an appropriate and proportionate adjustment shall be made to the Company Common Share Merger Consideration and the Partnership Merger Consideration; provided, however, that nothing set forth in this Section 2.9 shall be construed to supersede or in any way limit the prohibitions set forth in Section 5.1 hereof.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure schedule attached to this Agreement (the “Company Disclosure Schedule”) or (b) as disclosed in the Company SEC Reports (as defined below) publicly available, filed with, or furnished to, as applicable, the SEC prior to the date of this Agreement (excluding any risk factor disclosures contained in such documents under the heading “Risk Factors” and any disclosure of risks or other matters included in any “forward-looking statements” disclaimer or other statements that are cautionary, predictive or forward-looking in nature, which in no event shall be deemed to be an exception to or disclosure for purposes of, any representation or warranty set forth in this Article III), the Company and the Partnership hereby jointly and severally represent and warrant to Parent, Merger Sub and Merger Partnership as follows:

Section 3.1 Organization and Qualification; Subsidiaries.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. The Company is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Company has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The charter of the Company (the “Company Charter”) is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Company have been commenced.

(b) The Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Partnership is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The Certificate of Limited Partnership is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Partnership have been commenced.

(c) Schedule 3.1(c) sets forth:

(i) each corporation, partnership, limited liability company or other entity in which the Company owns a direct or indirect equity interest (each, an “Interest Subsidiary”);

(ii) the legal form of each of the Interest Subsidiaries including the state or country of formation;

(iii) the identity and ownership interest of each of the Interest Subsidiaries that is held by the Company or Interest Subsidiaries, and with respect to Third Party (as hereinafter defined) owners, the identity and ownership interest as set forth in the operative documents, in each case, including but not limited to the amount and percentage of securities of such Interest Subsidiary owned by such owner;

(iv) each jurisdiction in which each of the Interest Subsidiaries is qualified or licensed to do business; and

(v) each assumed name under which each of the Interest Subsidiaries conducts business in any jurisdiction.

Except as listed in Schedule 3.1(c), neither the Company nor any of the Interest Subsidiaries owns, directly or indirectly, beneficially or of record, any shares of stock or other security of any other entity or any other investment (whether equity or debt) in any other entity.

(d) Each of the Interest Subsidiaries is duly organized, validly existing and in good standing under the Laws of its State of organization and each is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of each jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be duly organized, existing, in good standing, qualified or licensed does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Each of the Interest Subsidiaries has all requisite corporate or other entity power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted, except where the failure to have such corporate or other entity power and authority does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(e) Except as set forth in Schedule 3.1(e), all of the outstanding equity or voting securities or other interests of each of the Company’s Subsidiaries have been validly issued and are (A) fully paid and nonassessable, (B) owned by the Company or by one of the Company’s Subsidiaries, and (C) owned, directly or indirectly, free and clear of any Lien (as hereinafter defined) (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law), and all equity or voting interests in each of the Company’s Subsidiaries that is a partnership, joint venture, limited liability company or trust which are owned by the Company, by one of the Company’s Subsidiaries or by the Company and one of the Company’s Subsidiaries are owned free and clear of any Lien (including any restriction on the right to vote or sell the same, except as may be provided as a matter of Law). For purposes of this Agreement, “Lien” means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

(f) The Company has made available to Parent correct and complete copies of (i) the Company Charter and the amended and restated bylaws of the Company (the “Company Bylaws”) (and in each such case, all amendments thereto), each as currently in effect, (ii) the Certificate of Limited Partnership and the Partnership Agreement (and in each such case, all amendments thereto) of the Partnership, as currently in effect, and (iii) the articles of incorporation, bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents of each of the Company’s Subsidiaries (and in each such case, all amendments thereto), each as currently in effect. The Company is not in violation in any material respect of any term of the

Company Charter or the Company Bylaws and the Partnership is not in violation in any material respect of any term of the Certificate of Limited Partnership or the Partnership Agreement. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, each of the Company’s Subsidiaries is not in violation in any material respect of its articles of incorporation, bylaws, partnership agreements, joint venture and operating agreements or similar organizational documents.

(g) Except as set forth in Schedule 3.1(g), the Company has not exempted any “Person” from the “Aggregate Stock Ownership Limit” or the “Common Stock Ownership Limit” or established or increased an “Excepted Holder Limit,” as such terms are defined in the Company Charter, which exemption or Excepted Holder Limit is currently in effect.

Section 3.2 Capitalization.

(a) As of the date of this Agreement, the authorized stock of the Company consists of: 250,000,000 shares of stock, (i) 200,000,000 of which have been designated as common stock of the Company, par value $0.01 per share (the “Company Common Stock”), of which 63,403,152 shares (including 467,981 Restricted Shares) are issued and outstanding, and (ii) 50,000,000 of which have been designated as preferred stock of the Company, par value $0.01 per share, of which (A) 2,300,000 shares of Company Series A Preferred Stock are authorized (of which 1,180,975 are issued and outstanding), and (B) 3,680,000 shares of Company Series B Preferred Stock are authorized (of which 3,6800,000 are issued and outstanding) (the Company Common Stock, the Company Series A Preferred Stock and Company Series B Preferred Stock are collectively referred to herein as the “Company Stock”). All of the issued and outstanding shares of Company Stock have been validly issued, and are duly authorized, fully paid, nonassessable and free of preemptive rights. As of the date hereof, 2,850,000 Company Common Shares have been reserved for issuance pursuant to the Company Share Incentive Plan as listed in Schedule 3.2(c), subject to adjustment on the terms set forth in such plan, and 467,981 Restricted Shares are outstanding as of the date hereof. As of the date of this Agreement, the Company had no Company Common Shares reserved for issuance or required to be reserved for issuance other than as described herein (including Company Common Shares reserved for issuance upon conversion or redemption, as applicable, of Company Series A Preferred Stock, Company Series B Preferred Stock and Partnership Common Units described herein). All such issued and outstanding shares of the Company are, and all shares subject to issuance pursuant to the Company Share Incentive Plan as listed in Schedule 3.2(c), upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights under any provisions of the Maryland Law, the Company Charter or the Company Bylaws or any agreement to which the Company is a party or is otherwise bound. None of the Company’s direct or indirect Subsidiaries owns any Company Common Shares. The Company does not have a “poison pill” or similar stockholder rights plan.

(b) The Company and its Subsidiaries have issued and outstanding the secured and unsecured debt instruments listed in Schedule 3.2(b), which sets forth an accurate list of all such instruments, their outstanding principal amounts as of the date hereof, interest rates and maturity dates. Except as listed in Schedule 3.2(b), no obligation under such debt instruments shall be accelerated nor shall any Person have the right to accelerate such obligation, and none of the other provisions of such debt instruments shall be affected in any material respect, by virtue of the Mergers. Neither the Company nor any of its Subsidiaries has any outstanding bonds, debentures, notes or other debt obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or the partners of the Partnership on any matter.

(c) Except for the Restricted Shares, the Partnership Common Units and the redemption and conversion features of the Company Series A Preferred Stock and the Company Series B Preferred Stock, there are no existing options, warrants, calls, subscription rights, convertible securities or other rights, agreements or commitments (contingent or otherwise) which obligate the Company or any of its Subsidiaries to issue, transfer or sell any shares of stock (or similar ownership interest) of the Company or any of its Subsidiaries or any investment which is convertible into or exercisable or exchangeable for any such shares (or similar ownership interest). Schedule 3.2(c) sets forth a true, complete and correct list of the grants of all outstanding Restricted Shares, including the name of the Person to whom each such Restricted Share has been granted and the vesting schedule for each Restricted Share as of the date of this Agreement. The Company has not issued any stock options, share appreciation rights, dividend equivalent rights, performance awards, restricted stock unit awards or “phantom” shares under the Company Share Incentive Plan or any other plan or arrangement. True and complete copies of all instruments (or the forms of such instruments) referred to in this Section 3.2(c) have been furnished or made available to Parent.

(d) Except as set forth in Schedule 3.2(d), there are no agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of any securities of the Company or any of its Subsidiaries or which restrict the transfer of any such securities, nor does the Company have knowledge of any third party agreements or understandings with respect to the voting of any such securities or which restrict the transfer of any such securities.

(e) Except as set forth in Section 3.2(c), there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem, exchange, convert or otherwise acquire any shares of stock or any other securities of the Company or any of its Subsidiaries.

(f) Except as set forth in Schedule 3.2(f), neither the Company nor any of its Subsidiaries is under any obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities under the Securities Act of 1933, as amended (the “Securities Act”).

(g) As of the date hereof, the Partnership had outstanding 64,422,675 Partnership Common Units, each of which is redeemable in exchange for one Company Common Share as of the date of this Agreement, subject to the terms and conditions of the Partnership Agreement. The Company is the sole general partner of the Partnership and, as of the date hereof, owns approximately 98.4% of the Partnership Common Units as well as 100% of the Partnership Preferred Units. Schedule 3.2(g) sets forth a list of all other holders of the Partnership Common Units, such holder’s most recent address and the exact number and type (e.g., general or limited) of Partnership Common Units held. Except as set forth in Schedule 3.2(g), there are no existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate the Partnership to issue, transfer or sell any partnership interests of the Partnership or any securities convertible into or exchangeable for any partnership interests of the Partnership. Except as set forth in Schedule 3.2(g), there are no outstanding contractual obligations of the Partnership to issue, repurchase, redeem or otherwise acquire any partnership interests of the Partnership or any securities convertible into or exchangeable for any partnership interests of the Partnership. Except as set forth in Schedule 3.2(g), the partnership interests owned by the Company are subject only to the restrictions on transfer set forth in the Partnership Agreement, and those imposed by applicable securities laws.

(h) All dividends or other distributions on the Company Stock, the Partnership Common Units and the Partnership Preferred Units and any dividends or other distributions on any securities of any of the Company’s Subsidiaries that have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).

Section 3.3 Authority Relative to this Agreement; Stockholder Approval.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Company Merger and the other transactions contemplated hereby. No other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement or to consummate the Company Merger and the other transactions contemplated hereby (other than, with respect to the Company Merger and this Agreement, the Company Requisite Vote (as hereinafter defined)). This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by each of Parent, Merger Sub and Merger Partnership, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The Company Board of Directors (the “Company Board”) has duly and validly authorized the execution and delivery of this Agreement and declared the Company Merger and the other transactions contemplated hereby advisable, and has taken all corporate actions required to be taken by the Company Board for the consummation of the Company Merger and the other transactions contemplated hereby. The Company Board has directed that this Agreement be submitted to the stockholders of the Company for their consideration to the extent required by Law and the Company Charter and, subject to the provisions of Section 6.4(c) hereof, has resolved to and will recommend to the stockholders that they vote in favor of the Company Merger. The affirmative approval of this Agreement and the Company Merger by the holders of a majority of the outstanding shares of Company Common Stock as of the record date for the Company Stockholders’ Meeting (the “Company Requisite Vote”) is the only vote of the holders of any class or series of stock or other equity interests of the Company or any of its Subsidiaries necessary to adopt this Agreement and approve the Company Merger (other than the Partnership Approval, which has already been obtained).

(c) The Partnership has all necessary power and authority to execute and deliver this Agreement and to consummate the Partnership Merger and the other transactions contemplated hereby. No other proceedings on the part of the Partnership are necessary to authorize this Agreement or to consummate the Partnership Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Partnership and, assuming due authorization, execution and delivery hereof by each of Parent, Merger Sub, and Merger Partnership, constitutes a valid, legal and binding agreement of the Partnership, enforceable against the Partnership in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles. “Partnership Approval” means the consent of the general partner of the Partnership.

Section 3.4 Reports; Financial Statements. The Company and each of its Subsidiaries has filed or furnished, as applicable, all required forms, reports and documents with the SEC from January 1, 2012, each of which has been prepared and has complied in all material respects with all applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder applicable to such forms, reports and documents, each as in effect on the dates such forms, reports and documents were filed or furnished, except to the extent that such forms, reports and documents have been modified or superseded by later forms, reports and documents filed with the SEC. As of the date of this Agreement, no Subsidiary of the Company (other than the Partnership) is separately subject to the periodic reporting requirements of the Exchange Act. The Company has made available to Parent, in the form filed with the SEC (including any amendments thereto), (i) its Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2012, 2013 and 2014, respectively, (ii) all definitive proxy statements relating to the Company’s meetings of stockholders (whether annual or special) held since January 1, 2012, and (iii) all other reports or registration statements filed or furnished by the Company with the SEC since January 1, 2012 (collectively, the “Company SEC Reports”). The Company has made available to Parent all material correspondence between the SEC, on the one hand, and the Company or the Partnership, on the other hand, since January 1, 2012. None of such forms, reports or documents, including any financial statements or schedules included or incorporated by reference therein, contained, when filed or furnished (or, if amended, as of the date such amendment was filed or furnished), any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent that such forms, reports and documents have been modified or superseded by later forms, reports or documents filed with the SEC. To the extent required, the Company and its Subsidiaries have complied in all material respects with the requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder, in each case, that are currently in effect. The financial statements, including the related notes and schedules thereto, of each of the Company and the Partnership included or incorporated by reference in the Company SEC Reports complied as to form in all material respects with applicable accounting standards and the published rules and regulations of the SEC with respect thereto (except to the extent that such financial statements have been modified or superseded by later Company SEC Reports), and fairly presented in all material respects, in conformity with generally accepted accounting principles (“GAAP”) (except, in the case of interim financial statements, as permitted by the applicable rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), the financial position of the Company and the Partnership, as applicable, as of the dates thereof and the consolidated results of their respective operations and cash flows for the periods then ended (subject, in the case of the unaudited interim financial statements, to normal year-end adjustments). To the Company’s knowledge, none of the Company SEC Reports is as of the date of this Agreement the subject of ongoing SEC review and the Company has not received any comments from the SEC with respect to any of the Company SEC Reports which remain unresolved.

Section 3.5 No Undisclosed Liabilities. Except as and to the extent disclosed or reserved against on the Company’s most recent consolidated balance sheet (or in the notes thereto) included in the Company SEC Reports filed prior to the date hereof, and except for fees and expenses incident to the consummation of the transactions contemplated hereby, none of the Company or its Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which do not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.6 Absence of Changes. Except as set forth in Schedule 3.6, from the date of the most recent audited financial statements included in the Company SEC Reports filed prior to the date of this Agreement to the date of this Agreement, (i) the Company and its Subsidiaries have conducted their business only in the usual, regular and ordinary course consistent with past practice, (ii) there has not been any change, effect, event, circumstance, occurrence or state of facts which has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect and (iii) except (A) for regular quarterly cash dividends on the Company Common Shares and the Partnership Common Units, (B) for dividends on the Company Series A Preferred Shares or Company Series B Preferred Shares in accordance with their respective terms, (C) for distributions on the Partnership Preferred Units in accordance with their respective terms or (D) in transactions between the Company and any of its wholly owned Subsidiaries or solely between wholly owned Subsidiaries of the Company, the Company and its Subsidiaries have not authorized, declared, set aside or paid any dividend or other distribution (whether in cash, stock or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of their respective stock, partnership interests or other equity interests or made any actual, constructive or deemed distribution in respect of any shares of their respective stock, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such.

Section 3.7 Consents and Approvals; No Violations. Assuming the receipt of the Company Requisite Vote, and except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Securities Act, the New York Stock Exchange (“NYSE”), state securities or state “blue sky” laws, or any antitrust law, including the filing with the SEC of the Proxy Statement, and (b) the filing of the Articles of Merger, Partnership Merger Certificate, or as otherwise set forth in Schedule 3.7, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Mergers or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of the Company, the Partnership or any other Subsidiary of the Company, (ii) require any filing by the Company or any of its Subsidiaries with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach by the Company or any of its Subsidiaries of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment, or result in the creation of any Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any of the terms, conditions or provisions of any loan, note, bond, mortgage, credit agreement, reciprocal easement agreement, concession, indenture, lease, license, contract (including any Company Material Contract), agreement, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any law, order, writ, injunction, decree, ordinance, award, stipulation, statute, judicial or administrative doctrine, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets (each, a “Law” and collectively, the “Laws”), excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches, trigger events, rights, creation of Liens or defaults which, individually or in the aggregate, (A) would not prevent or materially delay consummation of the Mergers, (B) would not otherwise prevent or materially delay performance by the Company or the Partnership of its material obligations under this Agreement and (C) do not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.8 Existing Indebtedness.

(a) There are no material agreements, documents or other instruments evidencing or securing the indebtedness for borrowed money of the Company or any of its Subsidiaries (the “Existing Indebtedness”) other than the Existing Loan Documents. The Company has made available to Parent correct and complete copies of all Existing Loan Documents.

(b) Schedule 3.8(b) lists the outstanding principal balance due in respect of each loan comprising the Existing Indebtedness as of the date indicated thereon. Except as set forth on Schedule 3.8(b), there are no escrows, reserves or deposits or letter of credits held or established in connection with the Existing Indebtedness. The Existing Indebtedness does not encumber any real property other than the Company Properties set forth on Schedule 3.8(b) (the “Encumbered Properties”).

(c) The Existing Loan Documents are in full force and effect. Neither the Company nor any of its Subsidiaries is in default in any material respect, nor has it received written notice that it is in default in any material respect, under the Existing Loan Documents that remains uncured or which will not be cured prior to the Closing Date. The Company and each of its Subsidiaries, as to the applicable Encumbered Property, is current in all payments of principal and interest due under each Existing Loan Document applicable to it through the most recent scheduled payment date.

Section 3.9 Litigation. Except as listed in Schedule 3.9 and except for stockholder or derivative litigation that may be brought relating to this Agreement or the transactions contemplated hereby or events leading up to this Agreement, there is no Dispute pending or, to the Company’s knowledge, threatened in writing against the Company or any of its Subsidiaries or any of its or their respective properties or assets (i) as of the date hereof, that involves amounts in excess of $200,000 individually or in excess of $2,000,000 in the aggregate, (ii) that questions the validity of this Agreement or any action to be taken by the Company in connection with the consummation of the Mergers, or (iii) that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, none of the Company or its Subsidiaries is subject to any Judgment.

Section 3.10 Compliance with Applicable Law.

(a) Except as listed in Schedule 3.10(a), the Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities and third parties necessary for the lawful conduct of their respective businesses (the “Company Permits”), except for Company Permits the absence of which do not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. All such Company Permits are in full force and effect, except where the failure to be in full force and effect does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure to so comply does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(b) The businesses of the Company and each of its Subsidiaries are not being, and since January 1, 2012 have not been, conducted in violation of any Law applicable to the Company or its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound, except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, no investigation, review or proceeding by any Governmental Entity with respect to the Company or its Subsidiaries or their operations is pending or, to the Company’s knowledge, threatened in writing, and, to the Company’s knowledge, no Governmental Entity has indicated an intention to conduct the same.

(c) Except as would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, neither the Company nor any of its Subsidiaries, nor any director, officer or employee of the Company or any of its Subsidiaries, has (i) knowingly used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government employee or official or any other Person, or (iii) taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

(d) Notwithstanding the foregoing, nothing contained in this Section 3.10 shall be construed to limit the statements set forth in Section 3.14 hereof.

Section 3.11 Properties.

(a) Schedule 3.11(a) contains a complete and accurate list of all real property owned or leased (as lessee or sublessee) by the Company and its Subsidiaries (including its headquarters and leases of office space) as of the date of this Agreement including a correct and complete list of addresses, names of the applicable property owner (or lessees or sublessees, as applicable) of each real property, and a list of expected construction completion dates of all buildings, structures and other material improvements under construction that are being funded by or on behalf of the Company or any of its Subsidiaries (such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as “Company Property” and collectively referred to herein as the “Company Properties”). Each of the Company Properties is owned or leased (as lessee or sublessee) by the Company and its Subsidiaries, as indicated in Schedule 3.11(a). The Company and its Subsidiaries own or, if so indicated in Schedule 3.11(a), lease each of the Company Properties, in each case free and clear of any Liens, title defects, contractual restrictions, covenants or reservations of interests in title (including any purchase option, right to purchase, right of first refusal and right of first offer) (collectively, “Property Restrictions”), except for (i) Permitted Liens or (ii) Property Restrictions imposed or promulgated by Law or by any Governmental Entity on a Company Property which are customary and typical for properties similar to such Company Property, except in the case of clauses (i) and (ii) above as do not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. There are no defaults under any of the Property Restrictions, except as do not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Permitted Liens” means (i) Liens for Taxes not yet due or delinquent or the validity of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company or the Partnership (if such reserves are required pursuant to GAAP), (ii) with respect to real property, any title exception disclosed in the Company Title Insurance Policies (as defined herein) made available to Parent (whether material or immaterial), but not including any title exception disclosed in any Company Title Insurance Policy after the date hereof which was not disclosed in the Company Title Insurance Policy as of the date hereof, (iii) Liens and obligations arising under the Company Material Contracts (including any Lien securing mortgage debt disclosed in Schedule 3.2(b)), (iv) the rights of tenants under the Company Leases (as defined herein), as tenants only, without any right of first refusal to purchase the respective Company Property, right of first offer to purchase the respective Company Property, or purchase option except as disclosed in Schedule 3.11(a)(iv), (v) any other Lien which does not, individually or in the aggregate, interfere materially with the continued use and operation of such property (assuming its continued use and operation in the manner in which it is currently used and operated) or materially adversely affect the value or marketability of such property, (vi) inchoate materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens arising in the usual, regular and ordinary course and not past due and payable or the payment of which is being contested in good faith by appropriate proceedings and for which there are adequate reserves on the financial statements of the Company or the Partnership (if such reserves are required pursuant to GAAP) and (vii) mortgages and deeds of trust which secure the mortgage loans listed in Schedule 3.2(b).

(b) Neither the Company nor its Subsidiaries have entered into any agreements that continue in effect and are for (i) the acquisition of any personal property valued at $50,000 or more or (ii) the sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or lease (by merger, purchase or sale of assets or stock or otherwise) any personal property valued at $50,000 or more. The Company and each of its Subsidiaries have good and valid title to all the material personal and non-real properties and assets reflected in their books and records as being owned by them (including those reflected in the consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2014, except as sold or otherwise disposed of in the usual, regular and ordinary course of business), free and clear of all Liens, except for Permitted Liens.

(c) To the Company’s knowledge, the Company or its Subsidiaries has good, marketable and insurable fee simple title to or a valid leasehold interest in the Company Properties and valid policies of title insurance (each, a “Company Title Insurance Policy” and collectively, the “Company Title Insurance Policies”) have been issued insuring, as of the effective date of each such Company Title Insurance Policy, the Company’s or the applicable Subsidiary’s (including, the applicable predecessor’s or acquiror’s Company Title Insurance Policy having been assumed by the Company or the applicable Subsidiary) fee simple title to or leasehold interest in the Company Properties, subject only to Permitted Liens, and to the Company’s knowledge, such policies are, at the date hereof, valid and in full force and effect. No claim has been made in writing against any Company Title Insurance Policy. A correct and complete copy of each Company Title Insurance Policy has been previously made available to Parent. A correct and complete copy of the most recent survey of each Company Property has been previously made available to Parent. Except as has not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, each of the Company Properties has sufficient access to and from publicly dedicated streets for its current use and operation, without any constraints that interfere with the normal use, occupancy and operation thereof.

(d) Except as set forth in Schedule 3.11(d), (i) any certificate (including certificates of occupancy), permit or license from any Governmental Entity having jurisdiction over any of the Company Properties or any agreement, easement or other right of an unlimited duration which is necessary to permit the lawful use or operation of the buildings and improvements on any of the Company Properties or which is necessary to permit the lawful use or operation of all utilities, parking areas, detention ponds, driveways, roads and other means of egress and ingress to and from any of the Company Properties (collectively, the “Material Permits”) has been obtained, is in full force and effect and for which a renewal application has been timely filed, except for such failures to obtain, to have in full force and effect or to renew, which do not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect and (ii) the Company has no knowledge and has not received written notice (v) of any pending threat of modification or cancellation of any

Material Permit, except for such modifications or cancellations, which would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; (w) of any uncured material violation of or material liability under any Laws, including Environmental Laws, affecting any of the Company Properties or operations; (x) of any material structural defects relating to any Company Properties; (y) of any Company Properties whose building systems are not in working order to an extent which have or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; or (z) of any physical damage to any Company Properties to an extent which has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(e) (i) Neither the Company nor any of its Subsidiaries has received written notice, and the Company has no knowledge, of any condemnation, eminent domain proceedings (or any consensual agreement in lieu of condemnation or eminent domain) or rezoning proceedings that are pending or threatened with respect to any of the Company Properties, and all Company Properties have a legal conforming or legal non-conforming use in accordance with applicable Laws, and (ii) to the Company’s knowledge, no Law, including zoning regulation or ordinance, building or similar law, code, ordinance, order or regulation, has been violated for any Company Property, in each case which has had, or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(f) The rent rolls for the Company Properties dated as of March 26, 2015 (the “Rent Rolls”), which have previously been made available to Parent, as such Rent Rolls have been supplemented by the information set forth in Schedule 3.11(f), list each lease, sublease, ground lease or other right of occupancy that the Company or its Subsidiaries are party to as landlord with respect to each of the applicable Company Properties, including all amendments, modifications, supplements, renewals, extensions and guarantees related thereto (the “Company Leases”), and are correct and complete in all respects (except in each case for discrepancies that do not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect). The Company has made available to Parent correct and complete copies of all Company Leases as of the date hereof. Except as has not had and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, each of the Company Leases is valid, binding and in full force as against the Company or the applicable Subsidiary of the Company and, to the knowledge of the Company, as against the other parties and guarantors thereto. Except as set forth in Schedule 3.11(f), neither the Company nor any of its Subsidiaries, on the one hand, nor, to the knowledge of the Company, any other party, on the other hand, is conducting or has conducted business in violation of or in a manner which would reasonably be expected to result in liability under any Laws at or related to the Company Property that is the subject of such Company Lease or in monetary or non-monetary default under any Company Lease, except for violations, liability or defaults that are disclosed in the Rent Rolls or that do not have or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. No purchase option, option to sell, right of first refusal, right of first offer, right of first negotiation or any similar option or right has been exercised in writing under any of the Company Leases, except those options disclosed in Schedule 3.11(f).

(g) Except as provided for in Schedule 3.11(g), all work required to be performed, payments required to be made and actions required to be taken prior to the date hereof pursuant to any application, submission or agreement entered into between the Company or one of its Subsidiaries and a Governmental Entity in connection with a site approval, zoning reclassification or other similar action relating to any Company Properties (e.g., local improvement district, road improvement district, environmental compliance and environmental remediation, abatement and/or mitigation) have been or are being performed, paid or taken, as the case may be, in accordance with said application, submission or agreement and with applicable Laws, other than those where, individually or in the aggregate, the failure to perform such work, make such payments or take such actions does not have or would not reasonably be likely to have a Material Adverse Effect.

(h) Neither the Company nor any of its Subsidiaries is a lessee with respect to any ground lease property.

(i) Except as set forth in Schedule 3.11(i) or has not had, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (i) there are no pending common area maintenance (CAM), percentage rent or similar audits by any third party of which the Company has knowledge or has received written notice, (ii) there are no pending claims regarding violation of co-tenancy clauses in any Company Leases of which the Company has knowledge or has received written notice, (iii) there are no pending real property tax protests or litigation, proceeding, investigation, complaint or action regarding any Company Properties or Company Leases of which the Company has knowledge or has received written notice, (iv) to the Company’s knowledge, no tenants under Company Leases have “gone dark” or given written notice of its intention to “go dark” or filed for bankruptcy (v) to the Company’s knowledge, there are no pending disputes regarding any Liens (including under requests for equitable adjustment) and (vi) there are no brokerage commissions or fees which are now due or which may be due in the future relating to any of the Company Leases. All rent has been properly calculated and billed to tenants pursuant to the Company Leases, except for such failures to properly calculate or bill rent as has not had, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(j) Except as set forth in Schedule 3.11(j), neither the Company nor any of its Subsidiaries has granted any unexpired options or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of any Person other than the Company or any wholly owned Company subsidiary (a “Third Party”) to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell, dispose of (by merger, purchase or sale of assets or stock or otherwise) or ground lease any Company Property or any portion thereof (“Disposition Properties”). Schedule 3.11(j) sets forth a list of all commissions, fees and other amounts payable (or to become payable) in connection with the disposition of each Company Property that is currently under contract for sale by the Company or a Company Subsidiary.

(k) Schedule 3.11(k) sets forth a correct and complete list of all of the contracts, documents or other agreements which are currently in effect whereby the Company or any of its Subsidiaries is entitled to receive site work or other reimbursements from any Third Party, pursuant to which the Company or any of its Subsidiaries is currently entitled to receive at least $200,000, individually, and $2,500,000, in the aggregate for any contracts, documents or other agreements with respect to any Company Property.

(l) Except as set forth in the applicable Company Leases or in Schedule 3.11(l), neither the Company nor any of its Subsidiaries is a party to any agreement relating to the management of any of the Company Properties by a Third Party. To the Company’s knowledge, as of the date hereof, neither the Company nor any of its Subsidiaries owes any material termination, cancellation or other similar fees or any material liquidated damages to any Third Party manager or operator.

(m) Except as set forth in Schedule 3.11(m), neither the Company nor any of its Subsidiaries is a party to any agreement pursuant to which the Company or any of its Subsidiaries manages or is the leasing agent of any real properties for any Third Party.

(n) Except for those contracts or agreements set forth in Schedule 3.11(n), neither the Company nor any of its Subsidiaries has entered into any contract or agreement (collectively, the “Participation Agreements”) with any Third Party or any employee, consultant, Affiliate or other Person (the “Participation Party”) which provides for a right of such Participation Party to participate, invest, join, partner, have any material interest in (whether characterized as a contingent fee, profits interest, equity interest or otherwise) or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture, partnership or any other current or future transaction or property in which the Company or any Subsidiary has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Participation Party (a “Participation Interest”). Schedule 3.11(n) sets forth the only transactions or Company Properties for which any Participation Party currently has a Participation Interest pursuant to such Participation Agreements.

(o) Schedule 3.11(o) sets forth a list of all written notices to the Company from lenders or insurance carriers currently requiring material repairs or other material alterations to Company Properties.

(p) Except as set forth in Schedule 3.11(p), there is no Company-funded construction, renovation, restoration or other work in progress (or commitments related thereto) above $250,000 in each case and $2,500,000 in the aggregate (collectively, “Construction Projects”) to any Company Properties or any outstanding brokerage commissions or tenant allowances due under any Company Leases. To the knowledge of the Company, none of the Company, any of its Subsidiaries or the contractors obligated to complete any of the Construction Projects is in material default with respect to its obligations as of the date hereof.

(q) Neither the Company nor any of its Subsidiaries has received written notice that the Company or any of its Subsidiaries is in violation or default under any operation and reciprocal easement agreement or other similar agreements to which a member of the Company or any of its Subsidiaries is a party (each, a “REA”), except for violations or defaults that have been cured or that have not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has delivered a written default notice to a party under a REA, except for defaults that have been cured or that have not had or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(r) Schedule 3.11(r) lists each material parcel of real property or material leasehold interest in any ground lease conveyed, transferred, assigned or otherwise disposed of by the Company or any of its Subsidiaries since January 1, 2010, except for easements or similar interests.

Section 3.12 Employee Plans.

(a) All employees of the Company or any of its Subsidiaries are employed by either the Company or the Partnership. Schedule 3.12(a) sets forth a list of all material “employee benefit plans,” as defined in Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”), and all other material employee benefit plans or other benefit arrangements or payroll practices including bonus plans, fringe benefits, executive compensation, consulting or other compensation agreements, change in control agreements, incentive, equity or equity-based compensation, deferred compensation arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation, hospitalization, medical benefits, life insurance, other welfare benefits, cafeteria, scholarship programs, directors’ benefit, bonus or other incentive compensation, which the Company or any of its Subsidiaries or ERISA Affiliates sponsors, maintains, contributes to or has any obligation to contribute to or with respect to which the Company or any of its Subsidiaries or ERISA Affiliates has any direct or indirect liability (each a “Company Employee Benefit Plan” and collectively, the “Company Employee Benefit Plans”).

(b) None of the Company Employee Benefit Plans is or has been subject to Title IV of ERISA, or is or has been subject to Sections 4063 or 4064 of ERISA, nor is the Company, its Subsidiaries or any ERISA Affiliate obligated to contribute (and such entities have not, in the past six (6) years, had an obligation to contribute) to a multiemployer plan, as defined in Section 3(37) of ERISA (a “Multiemployer Plan”). Neither the Company nor any ERISA Affiliate has incurred any present or contingent liability under Title IV of ERISA, nor does any condition exist which could reasonably be likely to result in any such liability.

(c) Correct and complete copies of the following documents, with respect to each of the Company Employee Benefit Plans (other than a Multiemployer Plan, of which there are none) have been made available to Parent by the Company: (i) plan and related trust documents, and amendments thereto; (ii) the three most recent Forms 5500 and schedules thereto, if applicable; (iii) the most recent Internal Revenue Service (“IRS”) determination letter (which resulted from a proper and timely filing with the IRS), if any; (iv) the current summary plan description and any material modifications thereto, if applicable; (v) the three most recent financial statements and actuarial valuations, if applicable; and (vi) all pending applications for rulings, determination letters, opinions, no action letters and similar documents filed with any governmental agency (including the Department of Labor and the IRS).

(d) Except as has not had, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and its ERISA Affiliates have performed all obligations required to be performed by them under all Company Employee Benefit Plans; (ii) the Company Employee Benefit Plans have been administered in compliance with their terms and the requirements of ERISA, the Code and other applicable Laws; (iii) all contributions and premium payments (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Employee Benefit Plans, including to any funds or trusts established thereunder or in connection therewith, have been made by the due date thereof and all contributions and premium payments for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date; (iv) there are no actions, suits, arbitrations, investigations, audits or claims (other than routine claims for benefits) filed, or to the Company’s knowledge, threatened in writing with respect to any Company Employee Benefit Plan; and (v) the Company and its ERISA Affiliates have no liability as a result of any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) for any excise Tax or civil penalty.

(e) Neither the Company nor any of its ERISA Affiliates is subject to any unsatisfied withdrawal liability with respect to any Multiemployer Plan.

(f) Each of the Company Employee Benefit Plans which is intended to be “qualified” within the meaning of Section 401(a) of the Code has received a favorable opinion letter or determination letter from the IRS and, to the Company’s knowledge, there is no fact which would adversely affect the qualified status of any such Company Employee Benefit Plan or the exemption of such trust.

(g) Except as set forth in Schedule 3.12(g), none of the Company Employee Benefit Plans provide for continuing post-employment health, life insurance coverage or other welfare benefits for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or similar state law.

(h) No stock or other security issued by the Company forms or has formed a material part of the assets of any tax qualified Company Employee Benefit Plan.

(i) Except as set forth in Schedule 3.12(i), neither the execution and delivery of this Agreement nor the consummation of the Merger will (either alone or in combination with any other event) (i) result in any payment becoming due, or increase the amount of compensation due, to any current or former Service Provider; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan or (iii) result in the acceleration of the time of payment (including the funding of a trust) or vesting of any compensation or benefits from the Company or any of its Subsidiaries to any current or former Service Provider. Without limiting the generality of the foregoing, except as set forth in Schedule 3.12(i), no amount payable to any current or former Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or in combination with any other event) under any compensation arrangement would be nondeductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligations to gross-up, indemnify or otherwise reimburse any current or former Service Provider for any Taxes incurred by such Service Provider, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

(j) No “leased employee” as that term is defined in Section 414(n) of the Code, performs services for the Company or any of its ERISA Affiliates or is eligible to participate in any Company Employee Benefit Plan.

(k) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or arrangement covering any persons that, individually or collectively, could give rise to payment of any amount that would not be deductible under Section 162(m) of the Code.

Section 3.13 Labor Matters.

(a) Schedule 3.13(a) sets forth a list of all temporary staffing, labor or collective bargaining agreements to which the Company or any Subsidiary is party (excluding personal services contracts) and, except as set forth therein, there are no such temporary staffing, labor or collective bargaining agreements that pertain to the Company or any of its Subsidiaries. The Company has heretofore made available to Parent correct and complete copies of the labor or collective bargaining agreements listed on Schedule 3.13(a), together with all material amendments, modifications, supplements and side letters affecting the duties, rights and obligations of any party thereunder.

(b) (i) No employees of the Company or any of its Subsidiaries are represented by any labor organization; (ii) no labor organization or group of employees of the Company or any of its Subsidiaries has made a written demand for recognition or certification; (iii) there are no representation or certification proceedings or petitions seeking a representation proceeding presently filed, or to the Company’s knowledge, threatened in writing to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iv) to the Company’s knowledge, there are no organizing activities involving the Company or any of its Subsidiaries pending with any labor organization or group of employees of the Company or any of its Subsidiaries; and (v) the Company and its Subsidiaries are not affected and have not been affected in the past by any actual or threatened work stoppage, strike or other labor disturbance.

(c) There are no unfair labor practice charges, grievances or complaints filed or, to the Company’s knowledge, threatened in writing by or on behalf of any employee or group of employees of the Company or any of its Subsidiaries.

(d) There are no complaints, charges or claims against the Company or any of its Subsidiaries filed or, to the knowledge of the Company, threatened in writing to be brought or filed, with any Governmental Entity or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any individual by the Company or any of its Subsidiaries.

(e) (i) The Company and each of its Subsidiaries is in compliance with all Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” Law (“WARN”), collective bargaining, discrimination, civil rights, affirmative action, safety and health, workers’ compensation and the collection and payment of withholding and/or social security Taxes and any similar Tax, except for any non-compliance which has not had, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and (ii) there has been no “mass layoff” or “plant closing” as defined by WARN with respect to the Company or any of its Subsidiaries within the last six (6) months.

Section 3.14 Environmental Matters. Except as disclosed in Schedule 3.14 or has not had, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (i) each of the Company and its Subsidiaries is and has been, and at all times during the Company’s and each of its Subsidiaries’ ownership and operation of the Company Properties, the Company Properties are and have been (and with respect to former Subsidiaries and properties formerly owned, leased or operated by the Company or said former Subsidiaries, to the knowledge of the Company or any Subsidiary, was during the period owned, leased or operated by any of them) in compliance with Environmental Laws; (ii) each of the Company and its Subsidiaries has obtained and currently possesses and maintains all Company Permits required by Environmental Laws (collectively, “Company Environmental Permits”) for each of their respective operations, all such Company Environmental Permits are in good standing and renewals timely applied for, and each of the Company and its current Subsidiaries is and has been in compliance with the terms and conditions of such Company Environmental Permits and each of the Company’s former Subsidiaries was in compliance with the terms and conditions of such Company Environmental Permits at all times during the periods in which such former Subsidiaries were Subsidiaries of the Company or prior thereto; (iii) none of the Company and its Subsidiaries or real property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or its current or former Subsidiaries or any of their respective predecessors is subject to any pending or, to the knowledge of the Company, threatened Environmental Claim; (iv) none of the Company, its current Subsidiaries, its former Subsidiaries (pertaining only to the periods in which such former Subsidiaries were Subsidiaries of the Company or prior thereto) and, to the knowledge of the Company, no other party whose liability would be attributable to the Company or any such Subsidiaries, has generated, arranged for the disposal of or otherwise caused to be disposed of any Hazardous Material at any off-site location at which the Company or any such Subsidiaries would reasonably be expected to be liable for undertaking or paying for any investigation or any other action to respond to the release or, to the knowledge of the Company, threatened release of any Hazardous Material or would reasonably be expected to be required to pay natural resource damages; (v) no Company Property or any property currently or, to the knowledge of the Company, formerly owned, leased or operated by the Company or any of its current or former Subsidiaries or any of their respective predecessors has been the subject of any treatment, storage, disposal, accumulation, generation, release or threatened release of Hazardous Materials in any manner which has given or would reasonably be expected to give rise to liability under Environmental Laws or need to undertake any action to respond to such Hazardous Materials or has an adverse environmental condition that has resulted in or would reasonably be expected to result in an Environmental Claim against the Company or its Subsidiaries; (vi) to the Company’s knowledge, there are no wetlands (as that term is defined in Section 404 of the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1254, and applicable state laws) at any of the Company Properties nor is any Company Property subject to any current or, to the knowledge of the Company, threatened environmental deed restriction, use restriction, institutional or engineering control or order or agreement with any Governmental Entity or any other restriction of record; (vii) no capital expenditures are presently required to maintain or achieve compliance with Environmental Laws; (viii) to the knowledge of the Company, there are no underground storage tanks, polychlorinated biphenyls (“PCB”) or PCB-containing equipment, except for PCB or PCB containing equipment owned by utility companies, or asbestos or asbestos-containing materials at any Company Property; (ix) there have been no incidents of substantial water damage or visible evidence of mold, bacteria or toxic growth at any of the Company Properties; (x) except for customary terms in favor of lenders in mortgages and trusts, none of the Company or its Subsidiaries has assumed any liability of or duty to indemnify or pay contribution to any other Person for any claim, damage or loss arising out of any Hazardous Material or pursuant to any Environmental Law; (xi) no party who has agreed to indemnify, defend and/or hold harmless the Company or its Subsidiaries with respect to any Environmental Claims or liabilities under any Environmental Laws has or, to the knowledge of the Company, is reasonably likely to default upon said obligations; (xii) no filing, notification or other submission to any Governmental Entity or any approval from any Governmental Entity is required under any Environmental Law for the execution of this Agreement or for the consummation of the Mergers or any of the other transactions contemplated hereby; and (xiii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries has received any request for information from any Governmental Entity, pursuant to Section 104(e) of CERCLA (as defined below) or any similar Environmental Law.

As used in this Agreement:

“Environmental Claims” means any and all administrative, regulatory, judicial or third-party claims, demands, notices of violation or non-compliance, directives, proceedings, investigations, orders, decrees, judgments or other allegations of noncompliance with or liability or potential liability relating in any way to any Environmental Law or any Company Environmental Permit or any Hazardous Material, as the case may be.

“Environmental Laws” means all applicable federal, state, and local Laws, rules and regulations, orders, judgments, decrees and other legal requirements including common law relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Act, as amended (49 U.S.C. § 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. § 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. § 6901 et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. § 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. § 7401 et seq.); the Federal Water

Pollution Control Act, as amended (33 U.S.C. § 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. § 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. § 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute.

“Hazardous Material” means all substances, pollutants, chemicals, compounds, wastes, including petroleum and any fraction thereof or substances otherwise potentially injurious to human health and the environment, including without limitation bacteria, mold, fungi or other toxic growth, regulated under Environmental Laws.

The Company and its Subsidiaries have made available to Parent all material environmental audits, reports and other material environmental documents and reports in their possession or control relating to their current and, to the extent that the Company has knowledge that it or its Subsidiaries are potentially liable, their or any of their respective predecessors’ formerly owned or operated properties, facilities or operations.

Section 3.15 Tax Matters. Except as set forth in Schedule 3.15:

(a) All income and all other material Tax Returns (as hereinafter defined) required to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects. All material Taxes payable by or on behalf of the Company or any of its Subsidiaries (whether or not shown on a Tax Return) have been fully and timely paid or adequately provided for in accordance with GAAP, and adequate reserves or accruals for Taxes have been provided in accordance with GAAP with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing or for which Taxes are being contested in good faith. No power of attorney with respect to any Tax matter is currently in force.

(b) The Company (i) for all taxable years commencing in 2010, the year in which the Company first made a REIT tax election, through December 31, 2014, has been organized and operated in conformity for qualification and taxation as a real estate investment trust (a “REIT”) within the meaning of Section 856 of the Code, (ii) has operated, and will continue to operate, in such a manner as to enable it to qualify as a REIT from January 1, 2015 through the date of the Company Merger Effective Time, and (iii) has not taken or omitted to take any action which would reasonably be likely to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status or qualification as a REIT is pending or threatened in writing or, to the Company’s knowledge, otherwise threatened or asserted. Schedule 3.15(b) sets forth each Subsidiary of the Company and its classification for U.S. federal income tax purposes as of the date hereof. Each entity that is listed on Schedule 3.15(b) as a partnership, joint venture, or limited liability company has been since its formation and continues to be treated for U.S. federal income tax purposes as a partnership or disregarded entity, as the case may be, and not as a corporation or an association taxable as a corporation. Each entity that is listed on Schedule 3.15(b) as a corporation has been since the later of the date of its formation or the date on which the Company acquired an interest in such entity a “qualified REIT subsidiary” pursuant to Section 856(i) of the Code or a “taxable REIT subsidiary” pursuant to Section 856(l) of the Code. Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code (or otherwise result in any “built-in gains” Tax under Section 337(d) of the Code and the applicable Treasury Regulations thereunder).

(c) Since April 13, 2010, neither the Company nor any Subsidiary has incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code or Section 337(d) of the Code (and the applicable Treasury Regulations thereunder). Neither the Company nor any Subsidiary has engaged at any time in any prohibited transaction described in Section 857(b)(6) of the Code or any transaction that would give rise to “redetermined rents, redetermined deductions and excess interest” described in Section 857(b)(7) of the Code, and neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes other than in the usual, regular and ordinary course of business. To the knowledge of the Company, no event has occurred and no condition or circumstance exists which presents a material risk that any material Tax described in the preceding sentence will be imposed upon the Company or its Subsidiaries.

(d) The Company and each of its Subsidiaries: (i) are not currently (and since inception have not been) the subject of any audits, examinations, investigations or other proceedings in respect of any material Tax or Tax matter by any Governmental Entity; (ii) have not received any notice in writing from any Governmental Entity that such an audit, examination, investigation or other proceeding is contemplated or pending and does not have any knowledge that such audit, examination, investigation or other proceeding is threatened or contemplated; (iii) have not waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) have not received a request for waiver of the time to assess any material Taxes, which request is still pending; (v) are not contesting any liability for Taxes before any Governmental Entity; (vi) to the knowledge of the Company, are not subject to a claim or deficiency for any Tax which has not been satisfied by payment, settled or been withdrawn; (vii) to the knowledge of the Company, are not subject to a claim by a Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction; (viii) have no outstanding requests for any Tax ruling from any Governmental Entity and have not received a Tax ruling; and (ix) are not the subject of a “closing agreement” within the meaning of Section 7121 of the Code (or any comparable agreement under applicable state, local or foreign Tax Law).

(e) The Company and its Subsidiaries (i) have complied in all material respects with all applicable Laws, rules and regulations relating to the payment and withholding of Taxes, (ii) have duly and timely withheld from employee salaries, wages and other compensation and have paid over to the appropriate taxing authorities all material amounts required to be withheld and paid over on or prior to the due date thereof under all applicable Laws, (iii) have in all material respects properly completed and timely filed all IRS Forms W-2 and 1099 required thereof, and (iv) have collected and remitted to the appropriate Governmental Entity all material sales and use Taxes, or have been furnished properly completed exemption certificates and have maintained all such records and supporting documents in a manner required by all applicable sales and use Tax statutes and regulations.

(f) The Company has made available to Parent correct and complete copies of (A) all U.S. federal and other Tax Returns of the Company and its Subsidiaries relating to the taxable periods ending since the Company’s initial taxable year which have been filed and (B) any audit report issued within the last five years relating to any Taxes due from or with respect to the Company or any of its Subsidiaries.

(g) Neither the Company nor any of its Subsidiaries: (i) has agreed to make any adjustment pursuant to Section 481(a) of the Code, (ii) has any knowledge that the IRS has proposed, in writing, such an adjustment or a change in accounting method with respect to the Company or any of its Subsidiaries or (iii) has any application pending with the IRS or any other Governmental Entity agency requesting permission for any change in accounting method.

(h) To the knowledge of the Company (and other than in connection with the transactions contemplated by this Agreement), there are no proposed reassessments of any real property owned by the Company or any of its Subsidiaries that would result in an increase in the amount of any material Tax to which the Company or any of its Subsidiaries would be subject.

(i) Neither the Company nor any other Person on behalf of the Company or any of its Subsidiaries has requested any extension of time within which to file any income Tax Return, which income Tax Return has since not been filed.

(j) Neither the Company nor any of its Subsidiaries is a party to any Tax indemnity, allocation or sharing agreement or similar agreement or arrangement other than any agreement or arrangement between the Company and any of its Subsidiaries, pursuant to which it has any obligation to make any payments after the Closing.

(k) The Company has set forth in Schedule 3.15(k) a list of all Reportable Transactions in which the Company or any of its Subsidiaries has participated. Each of the Company and its Subsidiaries has disclosed to the IRS on the appropriate Tax Returns any Reportable Transaction in which it has participated. Each of the Company and its Subsidiaries has retained all documents and other records pertaining to any Reportable Transaction in which it has participated, including documents and other records listed in Treasury Regulation Section 1.6011-4(g) and any other documents and other records which are related to any Reportable Transaction in which it has participated but not listed in Treasury Regulation Section 1.6011-4(g).

(l) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(m) Neither the Company nor any of its Subsidiaries: (i) is or has ever been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has any liability for the Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of any state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(n) The Partnership and any other Subsidiary of the Company that is a partnership for U.S. federal income tax purposes has made, or will have made prior to the Closing, a valid election under Section 754 of the Code, which election shall be in effect for the taxable year of such partnership that ends on or includes the Closing Date.

(o) For purposes of this Agreement, “Tax” or “Taxes” shall mean all taxes, charges, fees, imposts, levies, gaming or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, together with any interest and any penalties, fines, additions to tax or additional amounts imposed by any Governmental Entity and shall include any transferee or successor liability in respect of taxes, any liability in respect of taxes under Treasury Regulation Section 1.1502-6 or any similar provision of state, local or foreign Law, or imposed by contract, tax sharing agreement, tax indemnity agreement or any similar agreement. “Tax Returns” shall mean any report, return, document, declaration or any other information return or filing related to Taxes required to be filed or supplied to a Governmental Entity, including any schedule or attachment, any document with respect to or accompanying payments or estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return document, declaration or other information. “Reportable Transaction” shall have the meaning set forth in Section 1.6011-4(b) of the Treasury Regulations.

(p) Except as set forth in Schedule 3.15(p), there are no Tax Protection Agreements. For purposes of this Section 3.15(p), “Tax Protection Agreements” shall mean any agreement to which the Company or any of its Subsidiaries is a party pursuant to which (a) any liability to holders of Partnership Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of a holder of Partnership Units, the Company or any of its Subsidiaries have agreed to: (i) maintain a minimum level of debt or continue a particular debt (or allow any holder of Partnership Units to guarantee any debt), (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) operate (or refrain from operating) in a particular manner, (v) only dispose of assets in a particular manner, (vi) use (or refrain from using) a specified method of taking into account book-tax disparities under Section 704(c) of the Code with respect to one or more assets, and/or (vii) use (or refrain from using) a particular method for allocating one or more liabilities of such party or any of its direct or indirect subsidiaries under Section 752 of the Code; (c) limited partners of any Partnership have guaranteed, indemnified or assumed debt of the Partnership; and/or (d) any other agreement that would require the general partner of a Partnership to consider separately the interests of any limited partner.

Section 3.16 Material Contracts.

(a) Schedule 3.16(a) sets forth a list of all Company Material Contracts (as hereinafter defined). The Company has heretofore made available to Parent correct and complete copies of all written Company Material Contracts and accurately described the principal terms and conditions of all known oral Company Material Contracts (and in each case all amendments, modifications and supplements thereto and all side letters to which the Company or any of its Subsidiaries is a party affecting the obligations of any party thereunder) to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets are bound. For the purposes of this Agreement, “Company Material Contract” means: (i) (A) employment, severance, change in control, labor, collective bargaining, leasing and property management, consulting and brokerage agreements and agreements relating to any Construction Project (but excluding contracts which provide for payments of not more than $250,000), (B) non-competition contracts which the failure of the Company to have would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and (C) indemnification contracts with officers and directors of the Company or any of its Subsidiaries; (ii) partnership, limited liability company, joint venture or similar agreements entered into with any Third Party; (iii) agreements for the pending sale, option to sell, right of first refusal, right of first offer or any other contractual right to sell, dispose of, or lease or sublease, whether by merger, purchase or sale of assets or stock or otherwise, (A) the Company Properties or any other real property or (B) except as in the usual, regular and ordinary course of business consistent with past practice, any material personal property; (iv) a contract or agreement, including any option agreement, involving or providing for the pending acquisition by the Company or any of its Subsidiaries, directly or indirectly, of any business, capital stock, assets or property (whether by merger, stock purchase, asset purchase or otherwise) with a fair market value or purchase price in excess of $3,000,000; (v) the Existing Loan Documents; (vi) any agreement restricting the incurrence of indebtedness or the incurrence of Liens or restricting the payment of dividends, the making of distributions or the transfer of any Company Property; (vii) agreements that purport to limit, curtail or restrict the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business, other than exclusive lease provisions, non-compete provisions and other similar leasing restrictions entered into by the Company in the usual, regular and ordinary course of business consistent with past practice contained in the Company Leases and in other recorded documents by which real property was conveyed by the Company to any user, or to hire or solicit the hire for employment of any individual or group; (viii) contracts or agreements that would be required to be filed as an exhibit to (including filing by way of incorporation by reference) any Form 10-K or Form 10-Q filed by the Company with the SEC since December 31, 2014; (ix) Tax Protection Agreements; (x) each contract (including any brokerage agreements) entered into by the Company or any of its Subsidiaries, which may result in total payments by or liability of the Company or any Subsidiary of the Company in excess of $500,000 annually other than any Company Leases and any Existing Loan Documents; provided, however, any contract under this clause (x) that, by its terms, is terminable within thirty (30) days (without termination fee or penalty) shall not be deemed to be a Company Material Contract; (xi) any contracts or agreements relating to the settlement or proposed settlement of any Dispute, which involves the issuance of any securities by the Company or any of its Subsidiaries or the payment of any cash or other consideration, in any such case, having a value of more than $1,000,000; and (xii) contracts and agreements to enter into any of the foregoing.

(b) Each of the Company Material Contracts is in full force and effect and constitutes the valid and legally binding obligation of the Company or its Subsidiaries, enforceable against the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles). Neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other party, is in violation or default under any Company Material Contract (and to the Company’s knowledge, no event has occurred which, with due notice or lapse of time or both, would constitute such a violation or default), in each case except as has not had, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(c) The Company Material Contracts in which the Company or any of its Subsidiaries is the lender of borrowed money or mortgagee (the “Lending Contracts”) are listed in Schedule 3.16(c). The Lending Contracts are enforceable against the Company or its Subsidiaries, as the case may be, and, to the knowledge of the Company, the other parties thereto, in accordance with their terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles), and the Liens purported to be executed in favor of the Company thereby are, to the Company’s knowledge, valid, perfected and first priority Liens.

(d) To the extent not set forth in response to the requirements of Section 3.16(a) hereof, Schedule 3.16(d) sets forth each interest rate cap, interest rate collar, interest rate swap, currency hedging transaction, and any other agreement relating to a similar transaction to which the Company or any of its Subsidiaries is a party or an obligor with respect thereto.

(e) Except as set forth in Schedule 3.16(e), neither the Company nor any of its Subsidiaries has (i) any continuing contractual liability for indemnification or otherwise under any agreement relating to the sale of real estate previously owned, whether directly or indirectly, by the Company or any of its Subsidiaries that would reasonably be expected to result in future payments of more than $1,000,000, (ii) any continuing liability to make any reprorations or adjustments to prorations that may previously have been made with respect to any property currently or formerly owned by the Company or any of its Subsidiaries that would reasonably be expected to result in the loss of future payments to, or an obligation to make payments by, the Company or any of its Subsidiaries of more than $1,000,000 or (iii) any continuing contractual liability to pay any additional purchase price for any of the Company Properties that would reasonably be expected to result in future payments of more than $1,000,000.

Section 3.17 Brokers. The Company has not entered into any contract, arrangement or understanding with any Person or firm which may result in the obligation of the Company, the Surviving Company, Parent, the Partnership, the Surviving Partnership, Merger Sub or Merger Partnership to pay any finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations leading to this Agreement or consummation of the Mergers, except that the Company has retained the Company Financial Advisor in connection with the Mergers. The Company has furnished to Parent a true, complete and correct copy of all agreements between the Company and the Company Financial Advisor relating to the Mergers, which agreements disclose all fees payable by the Company or any of its Affiliates to the Company Financial Advisor.

Section 3.18 Takeover Statutes. The Company has taken all action required to be taken by it in order to exempt this Agreement and the Mergers from, and this Agreement and the Mergers are exempt from, the requirements of any “moratorium”, “control share”, “fair price”, “affiliate transaction”, “business combination” or other takeover Laws and regulations including in the MGCL (including the Maryland Business Combination Act and Maryland Control Share Acquisition Act) or the DRULPA (collectively, “Takeover Statutes”) or any takeover provision in the Company Charter, Company Bylaws, the Certificate of Limited Partnership or the Partnership Agreement.

Section 3.19 Related Party Transactions. Schedule 3.19 sets forth a list of all agreements and contracts entered into by the Company or any of the Company’s Subsidiaries under which continuing obligations exist with any Person who is an officer, director or Affiliate (as defined below) of the Company or any of the Company’s Subsidiaries, any member of the “immediate family” (as such term is defined in Item 404 of Regulation S-K promulgated under the Securities Act) of any of the foregoing or any entity of which any of the foregoing is an Affiliate, in each case for an amount in excess of $120,000 annually (“Related Party Transactions”). As used in this Agreement, the term “Affiliate” shall have the same meaning as such term is defined in Rule 405 promulgated under the Securities Act.

Section 3.20 Investment Company Act of 1940. Neither the Company nor any of the Company’s Subsidiaries are, or at the Closing Date will be, required to be registered under the Investment Company Act of 1940, as amended.

Section 3.21 Trademarks, Patents and Copyrights. Schedule 3.21 contains a true, correct and detailed list of all material registered intellectual property (including trademarks, copyrights, patents, registered or filed trade names, social network site handles and internet domain name URLs, and any pending applications for the foregoing) owned by or licensed to the Company or any of its Subsidiaries (the “Company Intellectual Property”). The Company Intellectual Property constitutes all of the intellectual property necessary to carry on the business of the Company and its Subsidiaries as currently conducted. The Company Intellectual Property is valid, enforceable and has not been cancelled, forfeited, expired or abandoned. Neither Company nor any Subsidiary has received any written notice challenging the validity or enforceability of Company Intellectual Property. Except as set forth in Schedule 3.21, neither the Company nor its Subsidiaries is a party to any material licenses, contracts or agreements with respect to use by the Company or its Subsidiaries of any trademarks, copyrights or patents. To the Company’s knowledge, the conduct of the business of the Company and its Subsidiaries does not violate, misappropriate or infringe upon the intellectual property rights of any Third Party in any material respect. The consummation of the transactions contemplated by this Agreement will not result in the material loss or material impairment of the right of the Company or any Subsidiary thereof to own or use any of the Company Intellectual Property. The Surviving Company and its Subsidiaries will have substantially the same rights to own or use the Company Intellectual Property following the consummation of such transactions as the Company and its Subsidiaries had prior to the consummation of such transactions.

Section 3.22 Insurance. Schedule 3.22 sets forth a correct and complete list of the material insurance policies held by, or for the benefit of, the Company or any of its Subsidiaries including the underwriter of such policies, the type of and amount of coverage thereunder. Except as had not had, and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (i) all of such insurance policies are legal, valid, binding, enforceable and in full force and effect, and have been issued by a responsible insurance company, in such types and amounts and covering such risks as are necessary and adequate for the operation of the Company’s or its Subsidiaries’ respective businesses; (ii) neither the Company nor any of its Subsidiaries has received a written notice of cancellation of, or written notice of failure to renew, any such insurance policy or refusal of coverage thereunder or any other notice that such policies are no longer in full force or effect or that the issuer of any such policy is no longer willing or able to perform its obligations thereunder; and (iii) the Company and each of its Subsidiaries have paid, or caused to be paid, all premiums due under all such policies and are not in default with respect to any obligations under such policies.

Section 3.23 Listing and Maintenance Requirements. The Company Common Stock and the Company Series B Preferred Stock are registered pursuant to the Exchange Act and listed on the NYSE, and the Company has taken no action designed to terminate the registration of such securities or to delist such securities from the NYSE.

Section 3.24 Opinion of Financial Advisor. The Company has received an opinion (the “Fairness Opinion”) of Morgan Stanley & Co. LLC (the “Company Financial Advisor”) to the effect that, as of the date of such Fairness Opinion, the Per Company Common Share Merger Consideration is fair to the holders of Company Common Stock, from a financial point of view. The Company has been authorized by the Company Financial Advisor to permit, subject to prior review and consent by the Company Financial Advisor, the inclusion of the Fairness Opinion in its entirety, and references thereto, in the Proxy Statement.

Section 3.25 No Other Representations or Warranties. Except for the representations or warranties expressly set forth in this Article III, neither the Company, the Partnership nor any other Person has made any representation or warranty, expressed or implied, with respect to the Company, the Partnership or any other Subsidiaries of the Company, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding the Company, the Partnership or the other Subsidiaries of the Company. In particular, without limiting the foregoing disclaimer, neither the Company, the Partnership nor any other Person makes or has made any representation or warranty to Parent, Merger Sub,

Merger Partnership or any of their Affiliates with respect to, except for the representations and warranties made by the Company and the Partnership in this Article III, any oral or written information presented to Parent, Merger Sub, Merger Partnership or any of their Affiliates in the course of their due diligence of the Company or the Partnership, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT, MERGER SUB AND MERGER PARTNERSHIP

Except as set forth in the disclosure schedule delivered by Parent to the Company prior to the execution of this Agreement (the “Parent Disclosure Schedule”), Parent, Merger Sub and Merger Partnership hereby jointly and severally represent and warrant to the Company as follows:

Section 4.1 Corporate Organization.

(a) Parent is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent is duly qualified or licensed to do business as a foreign entity and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Parent has all requisite limited partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership of Parent is in effect, and no dissolution, revocation or forfeiture proceedings regarding Parent have been commenced.

(b) Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Maryland. Merger Sub is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Merger Sub has all requisite corporate power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The charter of Merger Sub is in effect, and no dissolution, revocation or forfeiture proceedings regarding Merger Sub have been commenced.

(c) Merger Partnership is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Partnership is duly qualified or licensed to do business as a foreign limited partnership and is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed does not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. Merger Partnership has all requisite partnership power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. The certificate of limited partnership is in effect, and no dissolution, revocation or forfeiture proceedings regarding the Partnership have been commenced.

Section 4.2 Authority Relative to this Agreement.

(a) Each of Parent, Merger Sub and Merger Partnership has all necessary power and authority to execute and deliver this Agreement and to consummate the Mergers and the other transactions contemplated hereby. No other proceedings on the part of Parent, Merger Sub or Merger Partnership are necessary to authorize this Agreement or to consummate the Mergers and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by each of Parent, Merger Sub and Merger Partnership and, assuming due authorization, execution and delivery hereof by each of the Company and the Partnership, constitutes a valid, legal and binding agreement of each, enforceable against each in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

(b) The managers of Parent and Merger Partnership and the Board of Directors of Merger Sub have each duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Mergers and the other transactions contemplated hereby, and taken all corporate and limited liability company actions required to be taken by each of them for the consummation of the Mergers and the other transactions contemplated hereby.

Section 4.3 Consents and Approvals; No Violations. Except (a) for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act or the Securities Act or any antitrust law, including the filing with the SEC of the Proxy Statement, and (b) for filing of the Articles of Merger and the Partnership Merger Certificate, none of the execution, delivery or performance of this Agreement by Parent, Merger Sub or Merger Partnership, the consummation by Parent, Merger Sub or Merger Partnership of the Mergers or compliance by Parent, Merger Sub or Merger Partnership with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the organizational documents of Parent, Merger Sub or Merger Partnership, (ii) require any filing by Parent, Merger Sub or Merger Partnership with, notice to, or permit, authorization, consent or approval of, any Governmental Entity, (iii) require any consent or notice under, result in a violation or breach by Parent, Merger Sub or Merger Partnership of, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, result in the triggering of any payment, or result in the creation of any Lien on any property or asset of Parent, Merger Sub or Merger Partnership pursuant to, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, permit, franchise or other instrument or obligation or material contract to which Parent, Merger Sub or Merger Partnership is a party or by which they or any of their respective properties or assets may be bound or (iv) violate any Laws, excluding from the foregoing clauses (ii), (iii) and (iv) such filings, notices, permits, authorizations, consents, approvals, violations, breaches or defaults which, individually or in the aggregate, (A) would not prevent or materially delay consummation of the Mergers, (B) would not otherwise prevent or materially delay performance by Parent, Merger Sub or Merger Partnership of its material obligations under this Agreement and (C) do not have and would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 4.4 Litigation. As of the date hereof, there is no Dispute pending or, to Parent’s knowledge, threatened in writing against Parent or any of its Subsidiaries or any of its or their respective properties or assets that (i) questions the validity of this Agreement or any action to be taken by Parent, Merger Sub or Merger Partnership in connection with the consummation of the Mergers, or (ii) reasonably can be expected to prevent or materially delay performance by Parent, Merger Sub or Merger Partnership of its material obligations under this Agreement.

Section 4.5 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission payable by the Company in connection with the Mergers based upon arrangements made by and on behalf of Parent, Merger Sub, Merger Partnership or any of their Subsidiaries.

Section 4.6 Ownership of Merger Sub and Merger Partnership. Merger Sub is a direct wholly owned Subsidiary of Parent and Merger Partnership is a direct wholly owned Subsidiary of Merger Sub. Neither Merger Sub nor Merger Partnership has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. Neither Merger Sub nor Merger Partnership has any Subsidiaries except as set forth in the first sentence above.

Section 4.7 Guaranty. Concurrently with the execution of this Agreement, Parent has delivered the Guaranty of the Guarantor in favor of the Company, dated as of the date hereof. The Guaranty is in full force and effect and constitutes the valid and binding obligation of the Guarantor, enforceable against it in accordance with and subject to its terms and conditions, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles.

Section 4.8 Ownership of Company Common Shares. None of Parent, Merger Sub, Merger Partnership or any of their respective Subsidiaries is, nor at any time during the last five (5) years has been, an “interested stockholder” or an “affiliate” of an interested stockholder of the Company as defined in Section 3-601 of the MGCL.

Section 4.9 No Other Representations and Warranties. Except for the representations or warranties expressly set forth in this Article IV, neither Parent, Merger Sub, Merger Partnership nor any other Person has made any representation or warranty, expressed or implied, with respect to Parent, Merger Sub, Merger Partnership or any other Subsidiaries of Parent, their businesses, operations, assets, liabilities, condition (financial or otherwise), results of operations, future operating or financial results, estimates, projections, forecasts, plans or prospects (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, plans or prospects) or the accuracy or completeness of any information regarding Parent, Merger Sub, Merger Partnership or the other Subsidiaries of Parent. In particular, without limiting the foregoing disclaimer, neither Parent, Merger Sub, Merger Partnership nor any other Person makes or has made any representation or warranty to the Company, the Partnership or any of their Affiliates with respect to, except for the representations and warranties made by Parent, Merger Sub and Merger Partnership in this Article IV, any oral or written information presented to the Company, the Partnership or any of their Affiliates in the course of their due diligence of Parent, Merger Sub or Merger Partnership, the negotiation of this Agreement or in the course of the transactions contemplated hereby.

ARTICLE V.

COVENANTS RELATED TO CONDUCT OF BUSINESS

Section 5.1 Covenants of the Company. Within ten (10) Business Days of the date hereof, the Company shall provide Parent for its reasonable review and approval a pro forma capital expenditure budget setting forth (A) the projected monthly capital spend for the construction projects identified on Schedule 3.11(a) and the tenant improvement obligations set forth on Schedule 3.11(p) and (ii) the amount of capital contractually committed as of the date hereof for such construction projects, lease obligations and other contractual obligations (the “Pro Forma Capital Budget”). Parent shall have five (5) Business Days to review and provide reasonable changes to the Pro Forma Capital Budget and Parent and the Company shall reasonably cooperate with each other to finalize an approved Pro Forma Capital Budget (the “Approved Pro Forma Capital Budget”). During the period (the “Interim Period”) from the date of this Agreement to the earlier of the Closing Date and the termination of this Agreement in accordance with Section 8.1 hereof, except as otherwise expressly contemplated or permitted by this Agreement or as required by Law, the Company shall, and shall cause its Subsidiaries to, in all material respects, carry on their respective businesses in the usual, regular and ordinary course, consistent with past practice (except as otherwise provided in the budget set forth in Schedule 5.1 (the “Corporate Budget”)) in material compliance with all Laws and in material compliance with the Corporate Budget and the Approved Pro Forma Capital Budget, including the expenditure thresholds and timelines contained therein, and use reasonable best efforts to preserve intact (i) their respective current business organizations, (ii) the services of their respective current officers and employees and (iii) their goodwill and relationships with tenants and others having business dealings with them. The Company shall confer on a regular basis with Parent, report on material operational matters and advise Parent orally and in writing of any Material Adverse Effect or any matter that would reasonably be expected to result in the Company being unable to deliver the certificate described in

Section 7.2(a). Without limiting the generality of the foregoing, during the Interim Period, the Company will not and the Company shall cause each of its Subsidiaries not to (except as expressly permitted by this Agreement or as expressly contemplated by the transactions contemplated hereby, as required by Law, as set forth in Schedule 5.1 or to the extent that Parent shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

(a) amend the Company Charter or Company Bylaws, Certificate of Limited Partnership, Partnership Agreement, or similar organizational or governance documents of the Company or the Partnership;

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class, partnership interests or any equity equivalents (including any stock options or stock appreciation rights) or any other securities convertible into or exchangeable for any stock, partnership interests or any equity equivalents (including any stock options or stock appreciation rights), except for the issuance or sale of shares of Company Common Stock (i) pursuant to the exercise of derivative securities outstanding on the date hereof and disclosed in Schedule 3.2(c), (ii) issuable upon redemption of Partnership Units, (iii) issuable upon conversion of Company Series A Preferred Shares or Company Series B Preferred Shares, in each case, in accordance with their respective terms existing on the date of this Agreement or (iv) as set forth on Schedule 5.1(i);

(c) (i) split, combine or reclassify any shares of their respective stock, partnership interests or other equity interests; (ii) except (A) as permitted pursuant to Section 6.10, (B) for (1) the payment of dividends or distributions declared prior to the date of this Agreement and (2) one additional regular quarterly cash dividend on the Company Common Shares and the Partnership Common Units to be declared and paid in cash on or before the Company Merger Effective Time, such declaration date expected to be on or about April 30, 2015 and such payment expected to be made on or about July 15, 2015 (but not to exceed $0.18 per share or unit, as applicable), (C) for dividends on the Company Series A Preferred Shares or Company Series B Preferred Shares in accordance with their respective terms, (D) for distributions on the Partnership Preferred Units in accordance with their respective terms or (E) in transactions between the Company and any of its wholly owned Subsidiaries or solely between wholly owned Subsidiaries of the Company, authorize, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof and whether or not out of earnings and profits of the Company or the Partnership) in respect of their respective stock, partnership interests or other equity interests or make any actual, constructive or deemed distribution in respect of any shares of their respective stock, partnership interests or other equity interests or otherwise make any payments to equityholders in their capacity as such; or (iii) redeem, repurchase or otherwise acquire, directly or indirectly, any of their respective securities or any securities of any of their respective Subsidiaries, except in the case of clause (iii) as may be required by the Company Charter or the Partnership Agreement or pursuant to the terms of any Restricted Share agreement or the Company Share Incentive Plan or as may be required for the Company to maintain its status as a REIT under the Code or avoid the payment of any income or excise tax;

(d) subject to the provisions of Section 6.4, authorize, recommend, propose or announce an intention to adopt, or effect, or adopt or effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(e) subject to the provisions of Section 6.4, alter, through merger, liquidation, dissolution, reorganization, restructuring or otherwise, their respective corporate structures or ownership of any subsidiary or joint venture, except in connection with property acquisitions or dispositions listed on Schedule 5.1(j) or Schedule 5.1(m);

(f) (i) incur, assume or refinance any indebtedness for borrowed money or issue any debt securities, except for borrowings (A) under existing lines of credit or construction loans in the usual, regular and ordinary course of business consistent with past practice to meet working capital requirements or as required to perform contractual obligations or otherwise for expenses included in the Approved Pro Forma Capital Budget, (B) under existing construction loans set forth in Schedule 5.1(f)(i) and as set forth in the Corporate Budget, (ii) assume, guarantee, endorse or otherwise affirmatively become liable or responsible (whether directly, contingently or otherwise) for the obligations of any Third Party, (iii) make any loans, advances or capital contributions to, or investments in, any Third Party, except (A) to entities that are wholly owned Subsidiaries of the Company on the date of this Agreement to the extent required to meet contractual obligations of the Company or its Subsidiaries, (B) to the joint ventures set forth in Schedule 3.16(a)(ii) to the extent required to meet contractual obligations of the Company or its Subsidiaries and (C) capital contributions in the amount per Company Property as specifically set forth in the Approved Pro Forma Capital Budget, (iv) pledge or otherwise encumber shares of stock, partnership interests or other equity interests of the Company or its Subsidiaries, (v) mortgage or pledge any of their respective assets, tangible or intangible, or create or suffer to exist any Lien thereupon (other than Permitted Liens), except in an amount not to exceed $50,000 in the aggregate so long as such mortgage or pledge is pre-payable without penalty, or (vi) prepay or terminate any indebtedness for borrowed money, or modify in any material respect the terms of any such indebtedness or of any documents evidencing or securing such indebtedness;

(g) (i) modify or amend in any material respect any term, covenant, provision or agreement contained in any Existing Loan Document or enter into any new agreement in respect of the Existing Indebtedness, (ii) fail to make any regular monthly payments of principal and interest under the Existing Loan Documents or fail to perform, observe and comply with any other monetary or material non-monetary obligations thereunder or (iii) enter into any Assumption Documents;

(h) except pursuant to any mandatory payments under any credit facilities or other similar arrangements in existence on the date hereof, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than any payment, discharge or satisfaction (i) in the ordinary course of business consistent with past practice, (ii) reflected or reserved against in the most recent consolidated financial statements (or notes thereto) included in the Company SEC Reports filed prior to the date of this Agreement, (iii) of fees, costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, or (iv) of fees, costs and expenses as set forth in the Corporate Budget and Approved Pro Forma Capital Budget;

(i) except as required by Law or required by the terms of any Company Employee Benefit Plan, as set forth in Schedule 5.1(i) or as expressly otherwise contemplated by this Agreement, (i) enter into, adopt, amend or terminate any Company Employee Benefit Plan, (ii) enter into, adopt, amend or terminate any agreement, arrangement, plan or policy between the Company or any of its Subsidiaries and one or more of their directors or executive officers, (iii) except for increases or payments in the ordinary course of business consistent with past practice with respect to any non-executive officer, increase in any manner the compensation or fringe benefits of any employee, officer or director, (iv) grant to any officer, trustee, director or employee the right to receive any new severance, change of control or termination pay or termination benefits or any increase in the right to receive any severance, change of control or termination pay or termination benefits, (v) except in the ordinary course of business consistent with past practice with respect to any non-executive officer, enter into any new employment, loan, retention, consulting, indemnification, termination or similar agreement, (vi) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Employee Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock), (vii) hire any new employee other than with respect to employees with salaries or prospective salaries of not more than $100,000, or (viii) except as required by Law, take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Employee Benefit Plan;

(j) (i) sell, lease, transfer, dispose of or encumber (or agree to do any of them) (A) any personal property that exceeds $200,000 in the aggregate or (B) any real property other than (x) pursuant to the existing contracts set forth on Schedule 3.11(j) or Schedule 5.1(j) or (y) for prices at or above the amounts set forth on Schedule 5.1(j); provided, however, that upon the consummation of such disposition the Company shall still be within the “safe harbor” contemplated by Section 857(b)(6)(C) of the Code; (ii) enter into any contract or letter of intent for the sale, transfer, mortgage or disposition of any real property other than (x) pursuant to the existing contracts set forth on Schedule 3.11(j) or Schedule 5.1(j) or (y) for prices at or above the amounts set forth on Schedule 5.1(j); provided, however, that upon the consummation of such disposition the Company shall still be within the “safe harbor” contemplated by Section 857(b)(6)(C) of the Code; or (iii) materially amend or modify any existing contracts or letters of intent identified on Schedule 3.11(j) or Schedule 5.1(j). Any contract of sale entered into pursuant to a letter of intent identified in Schedule 3.11(j) or Schedule 5.1(j) shall be on substantially the same terms set forth in such letter of intent and the Company shall promptly provide Parent with a true and complete copy of any such contract of sale;

(k) (i) enter into any new lease (or renew or extend any existing lease) for space at a Company Property except for leases (x) of not more than $1,000,000 of annualized rent that are on commercially reasonable terms consistent with the Company’s past practices and (y) covering a gross leasable area of less than 25,000 square feet; (ii) terminate, modify or amend any Company Lease (provided, however, the Company or its Subsidiaries may terminate, modify or amend a Company Lease so long as any terminated Company Lease is promptly replaced and the replacement, and any modified or amended lease is (A) for a net effective rent equal to or in excess of the net effective rent payable under such original Company Lease, and/or (B) for commercially reasonable terms consistent with the Company’s past practices); (iii) terminate or grant any reciprocal easement or similar agreements affecting a Company Property other than in the ordinary course of business consistent with past practice, which, in any event, shall not adversely affect the current use or operation of the Company Property (unless contractually obligated to do so or in connection with a transaction otherwise permitted by this Agreement); (iv) consent to or enter into the sublease or assignment of any Company Lease other than in the ordinary course of business consistent with past practice; or (v) enter into any construction contract for new construction with respect to any Company Property;

(l) except as may be required as a result of a change in Law or in GAAP (of which the Company shall promptly notify Parent), change any accounting principles or accounting practices used by them in any material respect;

(m) (i) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, joint venture, association or other business organization or division thereof or any equity interest therein, other than in connection with property acquisitions or dispositions listed on Schedule 5.1(j) or Schedule 5.1(m) (provided, however, that the Company or any of its Subsidiaries may contribute to or fund any joint venture if contractually obligated to do so pursuant to the agreements listed on Schedule 3.16(a)(ii)); (ii) acquire, enter into any option to acquire, or exercise an option or other right or election or enter into any other commitment or contractual obligation (a “Commitment”) for the acquisition of (A) any real property not otherwise set forth on Schedule 5.1(m) or (B) other assets other than assets at a total cost of less than $1,000,000 in the aggregate; (iii) authorize, or enter into any Commitment for, any new capital expenditure relating to the Company Properties, except in accordance with the Approved Pro Forma Capital Budget; (iv) authorize, or enter into any Commitment for, any expenditure relating to the Company Properties, except in the usual, regular and ordinary course of business consistent with past practice in order to maintain the Company Property in working order; or (v) authorize, or enter into any material commitment, contract or agreement that has a duration of greater than one year and that may not be terminated (without termination fee or penalty) by the Company or any Subsidiary thereof, as the case may be, by notice of ninety (90) days or less;

(n) make, change or rescind any election relating to Taxes, including as it relates to the U.S. federal income tax classification of any of the Subsidiaries, suffer the termination or revocation of any election relating to the Company’s REIT status, settle or compromise any material Tax liability, change an annual accounting period, adopt or change any accounting method with respect to Taxes, amend any Tax Return, enter into any closing agreement, settle or compromise any proceeding with respect to any Tax claim or assessment, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment (unless the Company reasonably determines, after prior consultation with Parent, that such action is (A) required by Law or (B) necessary to preserve the status of the Company as a REIT or to preserve the status of any partnership or any other Subsidiary of the Company which files Tax Returns as a partnership for U.S. federal tax purposes);

(o) settle or compromise any claim or other Dispute (whether or not commenced prior to the date of this Agreement), except for (i) amounts less than $100,000 individually, or $500,000 in the aggregate, and that do not involve the imposition of injunctive or equitable relief against the Company or any of its Subsidiaries or (ii) claims or other Disputes, except for those arising from the usual, regular and ordinary course of operations of the Company involving collection matters or personal injury which are covered by adequate insurance (subject to customary deductibles);

(p) enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any successor thereto from engaging or competing in any line of business or in any geographic area;

(q) enter into any new line of business or enter into any Related Party Transactions;

(r) except as otherwise permitted by this Agreement, amend or terminate, or waive compliance with the terms of or breaches under, any Company Material Contract or enter into a new contract, agreement or arrangement that, if entered into prior to the date of this Agreement, would have been required to be listed in the Company Disclosure Schedule pursuant to Section 3.16;

(s) voluntarily permit any insurance policy naming the Company or any of its Subsidiaries as a beneficiary or a loss payable payee, or the Company’s directors and officers liability insurance policy, to be canceled or terminated, unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled or terminated policy;

(t) take any action that would be reasonably likely to (i) result in any of the conditions to the Mergers set forth in Article VII hereof not being able to be satisfied or (ii) materially and adversely affect the Company’s ability to consummate the Mergers;

(u) authorize, approve, consent to or otherwise permit any transaction or Company Property to be subject to a Participation Interest under any Participation Agreement;

(v) proceed with any new real property tax protests or related litigation;

(w) enter into, amend or modify any Tax Protection Agreement, or take any action or fail to take any action that would violate or be inconsistent with any Tax Protection Agreement or otherwise give rise to a material liability with respect thereto; and

(x) take, propose to take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1(a) through 5.1(w).

Section 5.2 Access to Information.

(a) During the Interim Period, the Company shall, and shall cause each of its Subsidiaries to, (i) give Parent and its authorized representatives (including counsel, environmental consultants, financial advisors, lenders and auditors) reasonable access during normal business hours, and upon reasonable advance notice, to all properties, facilities, personnel and books and records of the Company and its Subsidiaries and (ii) permit such inspections as Parent may reasonably require and furnish Parent with such financial and operating data and other information with respect to the business, properties and personnel of the Company and its Subsidiaries as Parent may reasonably request; provided that all such access shall be coordinated through the Company or its designated representatives, in accordance with such reasonable procedures as they may establish. No investigation under this Section 5.2(a) or otherwise shall affect any of the representations, warranties, covenants or agreements of the Company or the Partnership or any condition to the obligations of the parties hereto under this Agreement.

(b) Each of the parties hereto will cooperate with the other during the Interim Period in order to effectively integrate their business organizations and to maintain and enhance their respective relationships with tenants, suppliers and others having business dealings with the Company.

(c) Each of the parties hereto will hold and will cause its authorized representatives to hold in confidence all documents and information concerning the Company and its Subsidiaries made available to the other party in connection with the Mergers pursuant to the terms of that certain Confidentiality Agreement entered into between the Partnership and Blackstone Real Estate Advisors L.P., dated March 5, 2015 (the “Confidentiality Agreement”); provided that Parent may disclose Evaluation Material (as defined in the Confidentiality Agreement) to potential purchasers of Company Properties only with the Company’s prior written consent, which shall not be unreasonably withheld.

ARTICLE VI.

ADDITIONAL AGREEMENTS

Section 6.1 Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, the Company shall prepare a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) and, after consultation with, and approval by, Merger Sub (which shall not be unreasonably withheld or delayed), file the preliminary Proxy Statement with the SEC. The Company shall use its reasonable best efforts to (i) obtain and furnish the information required to be included by the SEC in the Proxy Statement, respond, after consultation with Parent or Merger Sub, promptly to any comments made by the SEC with respect to the Proxy Statement; and (ii) promptly upon the earlier of (x) receiving notification that the SEC is not reviewing the preliminary Proxy Statement and (y) the conclusion of any SEC review of the preliminary Proxy Statement, cause a definitive Proxy Statement to be mailed to the Company’s stockholders and, if necessary, after the definitive Proxy Statement shall have been so mailed, promptly circulate amended or supplemental proxy materials and, if required in connection therewith, resolicit proxies; provided, however, that no such amended or supplemental proxy materials will be filed with the SEC or mailed by the Company without consultation and review by Parent or Merger Sub. The Company will promptly notify Parent and Merger Sub of the receipt of comments from the SEC and of any request from the SEC for amendments or supplements to the preliminary Proxy Statement or definitive Proxy Statement or for additional information, and will promptly supply Parent and Merger Sub with copies of all written correspondence between the Company or its representatives, on the one hand, and the SEC or members of its staff, on the other hand, with respect to the preliminary Proxy Statement, the definitive Proxy Statement, the Merger or any of the other transactions contemplated by this Agreement. Parent, Merger Sub and Merger Partnership will cooperate with the Company in connection with the preparation of the Proxy Statement, including furnishing to the Company any and all information regarding Parent, Merger Sub and Merger Partnership and their respective Affiliates as may be required to be disclosed therein. The Proxy Statement shall contain the Company Recommendation (as defined below), except to the extent that the Company Board shall have effected a Change in Recommendation, as permitted by and determined in accordance with Section 6.4(c).

(b) The Company and its Subsidiaries agree that none of the information to be contained in the Proxy Statement or any other documents to be filed with the SEC in connection herewith (the “Other SEC Filings”) (including by incorporation by reference), and Parent and its Subsidiaries agree that none of the information to be supplied by them to the Company explicitly for inclusion therein or any Other SEC Filing shall, (i) when filed with the SEC or other regulatory agency, (ii) when it (or any amendment thereof or supplement thereto) is mailed to the stockholders of the Company and (iii) at the time of the Company Stockholders’ Meeting contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Company Stockholders’ Meeting any event or circumstance relating to the Company or Parent or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by the

Company or Parent, as the case may be, which, pursuant to Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company or Parent, as the case may be, shall promptly inform the other party hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Company’s stockholders. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder.

Section 6.2 Company Stockholders’ Meeting. The Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of the holders of the Company Common Stock (the “Company Stockholders’ Meeting”) for the purpose of seeking the Company Requisite Vote. The Company shall, through the Company Board, (i) recommend to holders of the Company Common Stock that they give the Company Requisite Vote (the “Company Recommendation”) and (ii) use its reasonable best efforts to solicit the Company Requisite Vote (including by soliciting proxies from the Company’s stockholders), except to the extent that the Company Board shall have effected a Change in Recommendation, as permitted by and determined in accordance with Section 6.4(c). The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting (A) after consultation with Parent, to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the holders of Company Common Stock sufficiently in advance of a vote on this Agreement and the Company Merger to ensure that such vote occurs on the basis of full and complete information as required under applicable Law or (B) after consultation with Parent, if additional time is reasonably required to solicit proxies in favor of the adoption of this Agreement and the Company Merger; provided, that, in the case of this clause (B), without the consent of Parent, in no event shall the Company Stockholders’ Meeting (as so postponed or adjourned) be held on a date that is more than 30 days after the date for which the Company Stockholders’ Meeting was originally scheduled. Unless this Agreement shall have been terminated in accordance with Article VIII, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders’ Meeting and mail the Proxy Statement to the Company’s stockholders shall not be affected by a Change in Recommendation.

Section 6.3 Other Filings; Additional Agreements.

(a) As soon as practicable following the date of this Agreement, the Company, Parent and Merger Sub each shall properly prepare and file any other filings required under the Exchange Act or any other federal, state or foreign law relating to the Mergers (including filings, if any, required under the HSR Act) (collectively, the “Other Filings”). Each of the Company, Parent and Merger Sub shall promptly notify the other of the receipt of any comments on, or any request for amendments or supplements to, any of the Other Filings by the SEC or any other Governmental Entity or official, and each of the Company, Parent and Merger Sub shall supply the other with copies of all correspondence between it and each of its representatives, on the one hand, and the SEC or the members of its staff or any other appropriate governmental official, on the other hand, with respect to any of the Other Filings. The Company, Parent and Merger Sub each shall promptly obtain and furnish the other (a) the information which may be reasonably required in order to make such Other Filings and (b) any additional information which may be requested by a Governmental Entity and which the parties reasonably deem appropriate.

(b) Subject to the terms and conditions of this Agreement, each party hereto will use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable under this Agreement and applicable Laws and regulations to consummate the Mergers and to cause to be satisfied all conditions precedent to its obligations under this Agreement, in each case as soon as practicable, after the date hereof, including, consistent with the foregoing, (i) preparing and filing as promptly as practicable with the objective of being in a position to consummate the Mergers as promptly as practicable following the date of the Company Stockholders’ Meeting, all documentation to effect all necessary applications, notices, petitions, filings, and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, rulings, authorizations and clearances necessary to be obtained from any Governmental Entity or Third Party, including any that are required to be obtained under any federal, state or local law or regulation or any contract, agreement or instrument to which the Company or its Subsidiaries is a party or by which any of their respective properties or assets are bound, each of which is set forth on Schedule 6.3(b) (collectively, the “Required Consents”), (ii) using its reasonable best efforts to obtain the Required Consents, (iii) defending all lawsuits or other legal proceedings challenging this Agreement or the consummation of the Mergers (“Transaction Litigation”), (iv) effecting all necessary registrations and Other Filings and submissions of information requested by a Governmental Entity, and (v) using its reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the Mergers. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any Required Consents from any Person (other than Required Consents from a Governmental Entity) (such Required Consent, a “Third Party Consent”) (i) without the prior written consent of Parent, none of the Company or any of its Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation and (ii) none of Parent or any of its Affiliates shall be required to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligations. In the event that the Company fails to obtain any Third Party Consent, the Company shall use its commercially reasonable efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company and Parent, Merger Sub and Merger Partnership and their respective businesses resulting, or which would reasonably be expected to result, after the Company Merger Effective Time, from the failure to obtain such Third Party Consent.

(c) Each party shall keep the other parties reasonably informed regarding any Transaction Litigation unless doing so would, in the reasonable judgment of such party, jeopardize any privilege of the Company or any of its Subsidiaries with respect thereto. The Company shall promptly advise Parent orally and in writing of the initiation of and any material developments regarding, and shall reasonably consult with and permit Parent and its Representatives to participate in the defense, negotiations or settlement of, any Transaction Litigation, and the Company shall give consideration to Parent’s advice with respect to such Transaction Litigation. The Company shall not, and shall not permit any of its Subsidiaries nor any of its or their Representatives to, compromise, settle or come to a settlement arrangement regarding any Transaction Litigation or consent thereto unless Parent shall otherwise consent in writing (which shall not be unreasonably withheld or delayed).

(d) Each of the parties hereto shall have the right to review in advance, and each of the parties hereto will consult the others on, all the information relating to the other parties hereto that appears in any filing made with, or written materials submitted to, any Third Party or Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement. Parent and the Company each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, including promptly furnishing the other with copies of notices or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any Third Party or any Governmental Entity with respect to the transactions contemplated by this Agreement. To the extent reasonably practicable, none of the parties hereto shall, nor shall they permit their respective Representatives to, participate independently in any meeting or engage in any substantive conversation with any Governmental Entity in respect of any filing, investigation or other inquiry without giving the other party hereto prior notice of such meeting or conversation and, to the extent permitted by applicable Law, without giving the other parties hereto the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such Governmental Entity.

(e) The Company and the Company Board shall (i) take all action necessary so that no Takeover Statute is or becomes applicable to Parent, Merger Sub, Merger Partnership, this Agreement, the Mergers or any of the other transactions contemplated hereby and (ii) if any Takeover Statute becomes applicable to Parent, Merger Sub, Merger Partnership, this Agreement, the Mergers or any of the other transactions contemplated hereby, take all action necessary so that the Mergers and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Takeover Statute on this Agreement, the Mergers and the other transactions contemplated hereby.

(f) Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to cause the delisting of the Company and of the Company Common Stock and Company Series B Preferred Stock from the NYSE as promptly as practicable after the Company Merger Effective Time and the deregistration of the Company Common Stock and Company Series B Preferred Stock under the Exchange Act as promptly as practicable after such delisting.

Section 6.4 Solicitation; Acquisition Proposals; Change in Recommendation.

(a) From the date of this Agreement until the expiration of the Interim Period, subject to Section 6.4(b), the Company will not, nor will it permit any of its Subsidiaries to, authorize or cause any officer, director, employee, agent, investment banker, financial advisor, attorney, accountant or other advisor or representative (collectively, “Representatives”) of the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit or initiate any inquiries with respect to an Acquisition Proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, (ii) after 11:59 p.m., New York City time on May 9, 2015, (x) knowingly encourage or facilitate (including by way of furnishing nonpublic information) any inquiries with respect to an Acquisition Proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal or (y) participate in discussions or negotiations with, or provide any nonpublic information to, any Person (including with or to any Person who the Company has participated in discussions or negotiations with, or provided nonpublic information to, prior to 11:59 p.m., New York City time on May 9, 2015) relating to any Acquisition Proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal, or (iii) enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 6.4(b)) providing for or relating to an Acquisition Proposal (an “Alternative Acquisition Agreement”). The Company shall (A) promptly, and in any event within 48 hours after receipt by the Company (or its advisors) of any Acquisition Proposal, notify Parent orally and in writing of such receipt, including the material terms and conditions thereof, to the extent known (including, if applicable, providing copies of any written inquiries, requests, proposals or offers and any proposed agreements related thereto, which may be redacted to the extent necessary to protect confidential information of the Person making such Acquisition Proposal), (B) promptly, and in any event within 48 hours after receipt of any request for non-public information relating to it or any of its Subsidiaries or for access to its or any of its Subsidiaries’ properties, books or records by any Person that, to the Company’s knowledge, is reasonably likely to make, or has made, an Acquisition Proposal, notify Parent orally and in writing of such receipt, and (C) notify Parent promptly, and in any event within 48 hours, of any change to the financial and other material terms and conditions of any Acquisition Proposal after the making of such change and otherwise keep Parent reasonably informed of the status of any such Acquisition Proposal, including by providing copies of all drafts of proposed agreements related to thereto (which may be redacted to the extent necessary to protect confidential information of the Person making such Acquisition Proposal). Notwithstanding anything to the contrary contained in this Agreement, (1) the Company shall not be required to disclose to Parent or Merger Sub the identity of any Person making any Acquisition Proposal and (2) the Company and its Representatives may in any event have discussions with any Person that has made an unsolicited inquiry, proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal in order to clarify and understand the terms and conditions of the inquiry, proposal or offer made by such Person and to determine whether such inquiry, proposal or offer constitutes an Acquisition Proposal. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.

(b) Notwithstanding anything to the contrary contained in Section 6.4(a), but subject to the Company’s compliance with the provisions of this Section 6.4, at any time prior to the time the Company Requisite Vote is obtained, if the Company receives a written unsolicited bona fide Acquisition Proposal after the date of this

Agreement from any Person that did not result from a breach of Section 6.4(a), then (i) the Company may provide nonpublic information in response to a request therefor by such Person if such Person has executed and delivered to the Company a confidentiality agreement on customary terms (such confidentiality agreement, an “Acceptable Confidentiality Agreement”) (provided, however, that if the Company enters into a confidentiality agreement with such Person on terms more favorable to such Person than the Confidentiality Agreement is to Blackstone Real Estate Advisors L.P., then the Company shall offer to amend the Confidentiality Agreement to extend such more favorable terms to Blackstone Real Estate Advisors L.P.) and if the Company also promptly (and in any event within 48 hours after the time such information is provided to such Person) makes such information available to Parent, if such information has not previously been provided to Parent; and (ii) the Company may participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal, if prior to taking any of the actions described in clause (i) or (ii) above, the Company Board determines in good faith, (A) after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with its duties under applicable Law, and (B) after consulting with its outside legal counsel and its financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal. This Section 6.4(b) shall not be applicable to the provision of nonpublic information or the participation in discussions or negotiations prior to 11:59 p.m., New York City time on May 9, 2015 (but will be applicable after such time, including with respect to any Acquisition Proposal made prior to such time), except that the Company shall not provide nonpublic information to any Person relating to an Acquisition Proposal or the making of any proposal or offer that constitutes, or may reasonably be expected to lead to, an Acquisition Proposal unless such Person has executed and delivered to the Company an Acceptable Confidentiality Agreement (provided, however, that if the Company enters into a confidentiality agreement with such Person on terms more favorable to such Person than the Confidentiality Agreement is to Blackstone Real Estate Advisors L.P., then the Company shall offer to amend the Confidentiality Agreement to extend such more favorable terms to Blackstone Real Estate Advisors L.P.) and the Company also promptly (and in any event within 48 hours after the time such information is provided to such Person) makes such information available to Parent, if such information has not previously been provided to Parent.

(c) Except as permitted by this Section 6.4(c), the Company Board will not (i) withhold, withdraw or modify, or propose to withhold, withdraw or modify, in a manner adverse to Parent or Merger Sub, its Company Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal, (iii) fail to include the Company Recommendation in the Proxy Statement or (iv) fail to publicly recommend against any Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of such Acquisition Proposal by the Company’s stockholders, which shall constitute a failure to recommend against such Acquisition Proposal), or to publicly re-affirm the Company Recommendation, in each case, within ten (10) Business Days following an Acquisition Proposal that has been publicly announced (or such fewer number of days as remains prior to the Company Stockholders’ Meeting, as it may be adjourned or postponed in accordance with this Agreement) (any of the actions described in clauses (i), (ii), (iii) or (iv) of this Section 6.4(c), a “Change in Recommendation”); provided, however, that, at any time prior to obtaining the Company Requisite Vote, nothing contained in this Agreement (other than the provisions contained in this Section 6.4(c)) shall prevent the Company or the Company Board from (A)(i) terminating this Agreement pursuant to Section 8.1(e) or (ii) effecting a Change in Recommendation if prior to taking any such action (x) the Company has received an unsolicited bona fide written Acquisition Proposal that was not solicited in breach of this Section 6.4 and that the Company Board determines in good faith, after consultation with its outside legal counsel and its financial advisor, constitutes a Superior Proposal and (y) the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its duties under applicable Law or (B) effecting a Change in Recommendation other than in response to an Acquisition Proposal, if prior to taking such action the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its duties under applicable Law. The Company and the Company Board shall not be entitled to terminate this Agreement pursuant to Section 8.1(e) or effect a Change in Recommendation pursuant to this Section 6.4(c) unless (1) promptly, and in any event at least three (3) Business Days prior to taking any such action, the Company shall have notified Parent orally and in writing of its intention to terminate this Agreement pursuant to Section 8.1(e) or effect a Change in Recommendation pursuant to this Section 6.4(c) (a “Notice of Change in Recommendation”),

which notice shall specify in reasonable detail the reasons therefor and, in the case of clause (A) in the proviso of the immediately preceding sentence, describing the material terms and conditions of, and attaching a complete copy of, the Superior Proposal that is the basis of such action (it being understood that such material terms shall include the identity of the Third Party), (2) during the three (3) Business Day period, the Company shall negotiate, and shall cause its Representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement to obviate the need to make such Change in Recommendation or terminate this Agreement pursuant to Section 8.1(e) and (3) following the end of the aforesaid three (3) Business Day period, the Company Board shall have determined in good faith, after consultation with its outside financial and legal advisors, taking into account any changes to this Agreement proposed by Parent in response to the Notice of Change in Recommendation or otherwise, that (a) in the case of clause (A) in the proviso of the immediately preceding sentence, the Acquisition Proposal giving rise to the Notice of Change in Recommendation continues to constitute a Superior Proposal even if such changes proposed by Parent were to be given effect and (b) in the case of clause (B) of the proviso of the immediately preceding sentence, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with its duties under applicable Law; provided that any amendment to the financial or any other material terms of such Acquisition Proposal shall require a new Notice of Change in Recommendation and the Company shall be required to comply again with the requirements of this Section 6.4(c) (except that in the case of such an amendment, the references to three (3) Business Days in this Section 6.4(c) shall instead be two (2) Business Days).

(d) Nothing contained in this Agreement shall prohibit the Company or the Company Board from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company’s stockholders which, in the good faith judgment of the Company Board, after consultation with outside legal counsel, the failure to make would be inconsistent with its duties under applicable Law; provided, however, that neither the Company nor the Company Board shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal (or otherwise approve or recommend, or propose to approve or recommend (publicly or otherwise) such Acquisition Proposal) or effect a Change in Recommendation with respect thereto, except as permitted by Section 6.4(c).

(e) The Company and its Subsidiaries shall, and the Company shall use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors and other Representatives to, (i) at 11:59 p.m., New York City time on May 9, 2015, immediately cease and terminate any existing discussions, negotiations or communications with any Person conducted that may be ongoing with respect to any Acquisition Proposal and (ii) upon execution of this Agreement, take such action as is necessary to enforce any confidentiality provisions or provisions of similar effect to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary.

Section 6.5 Resignations. Upon the written request of Parent, (a) the Company shall cause any or all of the directors (or persons occupying similar positions in any limited liability company or other entity) and/or officers of each direct or indirect wholly owned Subsidiary of the Company to resign or be removed or, as to officers, to resign or be terminated, effective as of the Closing, and (b) if the Company or any of its affiliated entities has the right to appoint any director (or person occupying a similar position in any limited liability company or other entity), or to cause the resignation or termination of any officer of any other entity in which the Company (directly or indirectly) owns an equity interest, the Company shall cause, effective as of the Closing, such director to resign or to be removed and/or such officer to resign or be terminated.

Section 6.6 Public Announcements. The Company and Parent shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Mergers and shall not issue any such press release or make any such public statement without the prior consent of the other party; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by applicable Law or the applicable rules of any stock exchange or quotation system if the party issuing such press release or making such public statement has provided the other party with an opportunity to review and comment (and the parties shall cooperate as to the timing and contents of any such press release or public statement) upon any such press release or public statement.

Section 6.7 Directors’ and Officers’ Indemnification.

(a) Parent, Merger Sub and Merger Partnership each agree that all rights to indemnification existing in favor of, and all limitations on the personal liability of, each present or former officer or director of the Company or any Company Subsidiary and any person who becomes an officer or director of the Company or any Company Subsidiary after the date hereof but prior to the Company Merger Effective Time (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) provided for in the respective charters or bylaws (or other applicable organizational documents) or existing indemnification agreements listed on Schedule 6.7(a) of the Company or any of the Company’s Subsidiaries, in each case, in effect as of the date hereof and covering actions or omissions by any such Person in its capacity as an officer or director of the Company or any of its Subsidiaries occurring at or prior to the Company Merger Effective Time, shall survive the Mergers and continue in full force and effect and, from and after the Company Merger Effective Time, such indemnification shall become the obligation of the Surviving Company, and from and after the Company Merger Effective Time, the Surviving Company shall, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, Judgments and fines arising in whole or in part out of actions or omissions by such Indemnified Party in its capacity as an officer or director of the Company or any of its Subsidiaries occurring at or prior to the Company Merger Effective Time (including in respect of the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, Judgments and fines as such expenses are incurred (and advance legal or other expenses incurred by any Indemnified Party in connection with matters for which such Indemnified Party is eligible to be indemnified pursuant to this Section 6.7(a) within ten (10) days after receipt by the Surviving Company of a written request for such advance); provided, however, that all rights to indemnification in respect of any claims asserted or made within such period shall continue until the final disposition of such claim; provided, further, that (i) the Surviving Company shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld); (ii) except for counsel engaged for one or more Indemnified Parties on the date hereof, the Surviving Company shall not be obligated under this Section 6.7(a) to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single legal action except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action; and (iii) the Surviving Company shall have no obligation hereunder to any Indemnified Party unless the Surviving Company receives an undertaking by or on behalf of such Indemnified Party to repay such legal or other expenses if it is ultimately determined under applicable Law that such Indemnified Party is not entitled to be indemnified. Any Indemnified Party wishing to claim indemnification under this Section 6.7(a), upon learning of any claim, action or proceeding, shall notify the Surviving Company thereof in writing; provided, that the failure to so notify the Surviving Company shall not affect the indemnification obligations of the Surviving Company under this Section 6.7(a), except to the extent such failure to notify materially prejudices the Surviving Company.

(b) Parent shall cause the Surviving Company to maintain the Company’s officers’ and directors’ liability insurance policies (accurate and complete copies of which have been previously provided to Parent) in effect on the date hereof (the “D&O Insurance”) for a period of not less than six (6) years after the Closing Date; provided that the Surviving Company may substitute therefor policies of at least the same coverage and amounts containing terms no less advantageous to such former directors or officers so long as such substitution does not result in gaps or lapses of coverage with respect to matters occurring on or prior to the Company Merger Effective Time; provided further that in no event shall Parent or the Surviving Company be required to pay annual premiums in the aggregate of more than an amount equal to 300% of the current annual premiums paid by the Company for such insurance (the “Maximum Amount”), to maintain or procure insurance coverage pursuant hereto; provided further that if the amount of the annual premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Parent and the Surviving Company shall procure and maintain for such six-year period as much coverage as can be reasonably obtained for the Maximum Amount. Parent shall have the option to cause coverage to be extended under the Company’s D&O Insurance by obtaining a six-year “tail” policy or policies on terms and conditions no less advantageous than the Company’s existing D&O Insurance, subject to the limitations set forth in the provisos above in this Section 6.7(b), and such “tail” policy or policies shall satisfy the provisions of this Section 6.7(b).

(c) The obligations of Parent and the Surviving Company under this Section 6.7 shall survive the Closing and the consummation of the Mergers and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.7 applies (it being expressly agreed that the Indemnified Parties to whom this Section 6.7 applies shall be third party beneficiaries of this Section 6.7, each of whom may enforce the provisions of this Section 6.7). In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving company or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all its properties and assets to any Person, or if Parent dissolves the Surviving Company, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Company assume the obligations set forth in this Section 6.7.

Section 6.8 Employee Matters.

(a) All employees of the Company and the Company’s Subsidiaries who are employed immediately prior to the Closing Date and who continue employment with Parent or its Subsidiaries following the Closing (“Company Employees”) shall, solely during any period of employment following the Closing Date with Parent or any of its Subsidiaries, at the option of Parent, either continue to be eligible to participate in an “employee benefit plan”, as defined in Section 3(3) of ERISA (an “Employee Benefit Plan”), of the Company which is, at the option of Parent, continued by Parent or an Affiliate thereof, or alternatively shall be eligible to participate in the same manner as other similarly situated employees of Parent or its Affiliates in a similar Employee Benefit Plan sponsored or maintained by Parent or an Affiliate thereof or in which employees of Parent or its Affiliates participate after the Closing Date. With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its Affiliates following the Closing and in which any of the Company Employees participate (the “Parent Plans”), and except to the extent necessary to avoid duplication of benefits, service with the Company or any of its Subsidiaries and the predecessor of any of them shall be included for purposes of determining eligibility to participate, vesting (if applicable) and entitlement to benefits (but not for accrual of or entitlement to pension benefits, post-employment welfare benefits, special or early retirement programs, window separation programs, or similar plans which may be in effect from time to time). Parent shall, or shall cause its Subsidiaries, as the case may be, to (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to all Company Employees and their dependents under any Parent Plan that is a welfare plan that such Company Employees may be eligible to participate in after the Closing Date, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Closing Date under any welfare plan maintained by the Company for such employees immediately prior to the Closing Date and (ii) provide each such Company Employee and his or her dependents with full credit for any co-payments and deductibles paid prior to the Closing Date for the plan year within which the Company Merger Effective Time occurs in satisfying any applicable deductible or out-of-pocket requirements, and for any lifetime maximums, under any welfare plans that such employees are eligible to participate in after the Closing Date.

(b) At and after the Closing Date, Parent shall cause the Surviving Company to honor in accordance with their terms the employment agreements listed in Schedule 6.8(b).

(c) No Third-Party Beneficiaries. Without limiting the generality of Section 9.6, no provision of this Section 6.8, express or implied, (i) is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person (including, without limitation, any Company Employee and any dependent or beneficiary thereof) other than the parties hereto and their respective successors and assigns, (ii) shall constitute an amendment of, or an undertaking to amend, any Company Employee Benefit Plan or any employee benefit plan, program or arrangement maintained by Parent or its Subsidiaries or (iii) is intended to prevent Parent or its Subsidiaries from amending or terminating any Company Employee Benefit Plan in accordance with its terms.

Section 6.9 Notification of Certain Matters. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, if (i) any representation or warranty contained in this Agreement that is qualified by materiality or Material Adverse Effect becomes untrue or inaccurate in any respect or any such representation or warranty contained in this Agreement that is not so qualified becomes untrue or inaccurate in any material respect, or (ii) any failure of the Company or Parent, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not affect the representations, warranties, covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement and shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

Section 6.10 Restrictions on Dividends. During the Interim Period, the Company may make distributions reasonably required for the Company to maintain its status as a REIT under the Code or to avoid the payment of income or excise tax under Sections 857 or 4981 of the Code. If the Company declares a distribution pursuant to the preceding sentence, the Per Company Common Share Merger Consideration shall be decreased by an amount equal to the per share amount of such distribution; provided, that, for the avoidance of doubt, any distribution made in accordance with Section 5.1(c)(ii) (other than any distribution pursuant to the preceding sentence) shall not result in any such adjustment.

Section 6.11 Taxes.

(a) REIT Matters. The Company shall take all actions, and refrain from taking all actions, as are necessary to ensure that the Company (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for its current taxable year and any other taxable year that includes the Closing Date, and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code. During the Interim Period, the Company shall accommodate all reasonable requests of Parent with respect to maintenance of the Company’s REIT status for the Company’s 2015 taxable year and, if applicable, 2016 taxable year.

(b) Mitigation of Taxes. Parent and the Company shall, upon written request, use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Entity or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated in this Agreement).

(c) Tax Returns. The Company shall prepare or cause to be prepared and timely file or cause to be timely filed all Tax Returns for the Company and each Subsidiary of the Company required to be filed for all taxable periods ending prior to the Closing Date, including timely filing of Tax Returns for the fiscal year ended December 31, 2014. Parent shall cause all Tax Returns for the Company and each Subsidiary of the Company required to be filed for the taxable period ending on the Closing Date to be timely filed. Any such Tax Returns shall be prepared in a manner consistent with the historic Tax accounting practices of the Company (except as may be required under applicable Tax Law). The Company shall pay all Taxes shown as due on such Tax Returns. The Company shall provide to Parent copies of such Tax Returns that are to be filed by the Company for all taxable periods ending prior to the Closing Date at least fifteen (15) calendar days prior to the due date of such Tax Returns (including applicable extensions) and the Company shall accept any and all reasonable comments of Parent with respect to such Tax Returns.

(d) FIRPTA Certificate. On the Closing Date, prior to the Company Merger, the Company shall deliver to Merger Sub a duly executed certificate of non-foreign status, dated as of the Closing Date, substantially in the form of the sample certification set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv)(B).

Section 6.12 Opinion of Financial Advisor. A copy of the Fairness Opinion shall be delivered to Parent promptly after the date such opinion is issued, solely for informational purposes.

Section 6.13 REIT Opinion. The Company shall use its reasonable best efforts to obtain the tax opinion described in Section 7.2(c) dated as of the Closing Date.

Section 6.14 Cooperation Regarding Existing Loan Documents.

(a) Promptly following Parent’s request, the Company shall deliver to each of its and its Subsidiaries’ lenders under the Existing Loan Documents (and any other party whose consent is required under the Existing Loan Documents) (the “Existing Lenders”) a notice prepared by Parent, in form and substance reasonably approved by the Company, requesting that such Existing Lender deliver to Parent a written statement or documents (the “Assumption Documents”) (i) confirming (A) that, other than the Existing Loan Documents, there are no documents or agreements to which the Company or any of its Subsidiaries is currently bound in favor of such Existing Lender with respect to the Existing Indebtedness, (B) the amount of the Existing Indebtedness, (C) the date to which interest and principal has been paid, and (D) the amount of any escrows being held by such Existing Lender under the Existing Loan Documents; and (ii) consenting to (A) the assumption of the Existing Indebtedness and the consummation of the Mergers and the other transactions contemplated by this Agreement, and (B) to the modifications of the Existing Loan Documents that Parent may reasonably request after the date hereof; provided that the Company shall be informed of any material request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 6.14, (x) the consummation of the Mergers shall not be conditioned on, or delayed or postponed as a result of the receipt of (or failure to receive) such Assumption Documents from all or any portion of the Existing Lenders and (y) the approval and execution of any Assumption Documents are subject to the prior written approval of Parent. Without limiting the foregoing, in connection with any indebtedness that Parent intends not to repay or cause the Company or any of its Subsidiaries not to repay at the Closing, the Company and each of the Company’s Subsidiaries shall reasonably cooperate with Parent in connection with maintaining such continuing indebtedness. In furtherance of the foregoing, at the option of Parent, (1) Parent shall have the right to approach any such lender regarding maintaining the indebtedness (provided that the Company is provided a reasonable opportunity to participate in the discussions and Parent shall provide the Company with updates on the status of discussions upon the Company’s reasonable request) and make all determinations and decisions regarding such indebtedness and any payment of costs or fees relating thereto and (2) the Company shall provide Parent with reasonable access to any such lender and shall, if required by Parent, provide reasonable cooperation in connection with such indebtedness, in each case, in the same manner and with the same conditions as provided in Section 6.15(a).

(b) Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents (collectively, the “Assumption Expenses”).

Section 6.15 Financing.

(a) Subject to applicable Law, prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries’ Representatives to, provide all cooperation reasonably requested in writing by Parent in connection with Parent arranging financing with respect to the Company, the Subsidiaries of the Company or the Company Properties (collectively, the “Financing”), including using reasonable best efforts to (i) furnish such financial, statistical and other pertinent information and projections relating to the Company and its Subsidiaries as may be reasonably requested by Parent, within the Company’s and its Subsidiaries’ control and customarily prepared by or for the Company or its Subsidiaries in the ordinary course of business, (ii) make appropriate officers of the Company and its Subsidiaries available for due diligence meetings and for participation in meetings, presentations, road shows and sessions with rating agencies and prospective sources of financing, (iii) assist Parent and its financing sources with the preparation of materials for rating agency presentations, offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents necessary, proper or advisable in connection with the Financing, (iv) reasonably cooperate with the marketing efforts of Parent and its financing sources for any Financing to be raised by Parent to complete the Mergers and the other transactions contemplated by this Agreement, (v) provide and execute documents as may be reasonably requested by Parent and reasonably acceptable to the Company in connection with such Financing (at Parent’s sole cost and expense), (vi) as may be reasonably requested by Parent, form new direct or indirect Subsidiaries pursuant to documentation reasonably satisfactory to Parent and the Company and effective as of or immediately prior to and conditioned on the occurrence of the Company Merger Effective Time, (vii) as may be reasonably requested by Parent, transfer or otherwise restructure its ownership of existing Subsidiaries, properties or other assets, in each case, pursuant to documentation reasonably satisfactory to Parent and the Company and effective as of or immediately prior to and conditioned on the occurrence of the Company Merger Effective Time, (viii) provide timely access to diligence materials, appropriate personnel and properties to allow sources of financing and their representatives to complete all due diligence, (ix) provide assistance with respect to the review and granting of mortgages and security interests in collateral for the Financing, and attempting to obtain any consents associated therewith, (x) to the extent reasonably requested by a lender, attempt to obtain estoppels and certificates from tenants, lenders, managers, franchisors, ground lessors and counterparties to REAs in form and substance reasonably satisfactory to any potential lender, (xi) cooperate in connection with the repayment or defeasance of any existing indebtedness of the Company or any of its Subsidiaries as of the Company Merger Effective Time including delivering such payoff, defeasance or similar notices under any existing loans of the Company or any of its Subsidiaries as reasonably requested by Parent, and (xii) to the extent reasonably requested by a lender, permit Parent and its Representatives to conduct appraisal and environmental and engineering inspections of each real estate property owned and, subject to obtaining required third party consents with respect thereto (which the Company shall use reasonable efforts to obtain), leased by the Company or any of its Subsidiaries (provided, however, that (A) neither Parent nor its Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such property, (B) Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least five (5) Business Days’ prior written notice thereof, setting forth the inspection that Parent or its Representatives intend to conduct, and (C) the Company shall be entitled to have representatives present at all times during any such inspection); provided, however, that nothing herein shall require such cooperation to the extent it would unreasonably interfere with the business or operations of the Company or its Subsidiaries or require the Company to agree to pay any fees, reimburse any expenses, or give any indemnities prior to the Company Merger Effective Time (except those that the Company is reimbursed for by Parent). None of the representations, warranties or covenants of the Company set forth in this Agreement shall be deemed to apply to, or deemed breached or violated by, any of the actions taken by the Company at the request of Parent set forth in this Section 6.15(a). Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in performing their obligations under this Section 6.15(a), and indemnify the Company for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall reimburse the Company for any reasonable out-of-pocket costs not previously reimbursed).

(b) All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to Section 6.15(a) above shall be kept confidential in accordance with the Confidentiality Agreement.

Section 6.16 Other Transactions. Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company, the Company Board or any board of trustees, board of directors, stockholders or partners of the Company or any of the Company’s Subsidiaries, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more wholly owned Subsidiaries that are organized as corporations into limited liability companies and one or more Subsidiaries that are organized as limited partnerships into limited liability companies, on the basis of organizational documents as reasonably requested by Parent, (b) transfer or cause to be transferred stock, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more wholly owned Subsidiaries of the Company on terms designated by Parent, and (c) transfer or cause to be transferred any of the assets of the Company or one or more wholly owned Subsidiaries of the Company on terms designated by Parent; provided, that (i) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of any organizational document of the Company or any of the Company’s Subsidiaries or other contract, (ii) any such actions or transactions shall be contingent upon all of the conditions set forth in Article VII having been satisfied (or, with respect to Section 7.2, waived) and receipt by the Company of a written notice from Parent to such effect and that Parent and Merger Sub are prepared to proceed immediately with the Closing and any other evidence reasonably requested by the Company that the Closing will occur (it being understood that in any event the transactions described in clauses (a), (b) and (c) will be deemed to have occurred prior to the Closing), (iii) such actions (or the inability to complete such actions) shall not affect or modify in any respect the obligations of Parent and Merger Sub under this Agreement, including payment of the Merger Consideration, (iv) neither the Company nor any of its Subsidiaries shall be required to take any such action that could adversely affect the classification of the Company as a REIT or could subject the Company to any “prohibited transactions” taxes or other material Taxes under Code Sections 857(b), 860(c) or 4981, or could reasonably be expected to subject the Company, any of its Subsidiaries, or any shareholder, member or partner of the Company or any of its Subsidiaries to any other material adverse Tax consequence, and (v) neither the Company nor any Subsidiary shall be required to take any such action that could result in any U.S. federal, state or local income Tax being imposed on the limited partners of the Partnership in excess of any income Taxes they will incur as a result of the Mergers and the other transactions contemplated by this Agreement (other than the transactions contemplated by this Section 6.16). Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of its Subsidiaries shall be deemed to apply to, or deemed breached or violated by, any of the transactions contemplated by this Section 6.16 or required by Parent pursuant to this Section 6.16. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company or its Subsidiaries in performing their obligations under this Section 6.16, and indemnify the Company for any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by the Company or any of its Subsidiaries arising therefrom (and in the event the Mergers and the other transactions contemplated by this Agreement are not consummated, Parent shall reimburse the Company for any reasonable out-of-pocket costs not previously reimbursed).

Section 6.17 Company Preferred Shares.

(a) Promptly following Parent’s request after the date the Proxy Statement is mailed to the stockholders of the Company, the Company shall provide the notice of Fundamental Change (the “Fundamental Change Notice”) contemplated by Section 8(k)(iv) of the Articles Supplementary relating to the Company Series A Preferred Stock (the “Series A Articles Supplementary”) to the holders of Company Series A Preferred Stock and the Company’s transfer agent. The Fundamental Change Notice shall be prepared by Parent, in form and substance reasonably approved by the Company, and shall specify a Fundamental Change Conversion Date (as defined in the Series A Articles Supplementary) that is 15 days after the date on which the Company gives such notice (or any subsequent date prior to the Closing Date designated by Parent prior to the Closing Date) and shall include the other information required by Section 8(k)(iv) of the Series A Articles Supplementary. Concurrently with or following delivery of the Fundamental Change Notice, at Parent’s request, the Company shall deliver a notice of redemption (the “Series A Redemption Notice”) contemplated by Section 5(c)(i) of the Series A Articles Supplementary to the holders of record of Company Series A Preferred Stock. The Series A Redemption Notice shall be prepared by Parent, in form and substance reasonably approved by the Company, and shall state that if the holder of Company Series A Preferred Stock chooses not to exercise the special conversion right described in the Fundamental Change Notice, each share of Company Series A Preferred Stock held by such holder immediately prior to the Company Merger Effective Time shall be redeemed in the Company Merger on the Closing Date through the payment of an amount, without interest, equal to the greater of (i) the Fundamental Change Redemption Price (as defined in the Series A Articles Supplementary) and (ii) the product of (x) the Per Company Common Share Merger Consideration multiplied by (y) the number of Company Common Shares issuable upon conversion of one Company Series A Preferred Share pursuant to Section 8(k)(ii) of the Series A Articles Supplementary if a holder of one Company Series A Preferred Share were to convert such Company Series A Preferred Share on the Fundamental Change Conversion Date specified in the Fundamental Change Notice (such greater amount, the “Per Company Series A Preferred Share Merger Consideration”), conditioned on the occurrence of the Closing. The Series A Redemption Notice shall specify the amount of the Per Company Series A Preferred Share Merger Consideration, and shall include the other information required by Section 5(c)(i) of the Series A Articles Supplementary. If Parent has not requested the Company to provide the Fundamental Change Notice or not requested the Company to provide the Series A Redemption Notice prior to the 32nd day before the scheduled Closing Date and if the Company has asked Parent to make such request or requests prior to such day, the Company may provide the Fundamental Change Notice and the Series A Redemption Notice as described above.

(b) Promptly following Parent’s request after the date the Proxy Statement is mailed to the stockholders of the Company, the Company shall deliver a notice of redemption (the “Series B Redemption Notice”) contemplated by Section 6(a) and (b) of the Articles Supplementary relating to the Company Series B Preferred Stock (the “Series B Articles Supplementary”) to the holders of record of Company Series B Preferred Stock. The Series B Redemption Notice shall be prepared by Parent, in form and substance reasonably approved by the Company, and shall state that each share of Company Series B Preferred Stock held by such holder immediately prior to the Company Merger Effective Time shall be redeemed in the Company Merger on the Closing Date through the payment of an amount, without interest, equal to $25.00 per share plus accrued and unpaid dividends, if any, to, but not including, the Closing Date (such amount, the “Per Company Series B Preferred Share Merger Consideration”), conditioned on the occurrence of the Closing. The Series B Redemption Notice shall include the other information required by Section 6(a) and (b) of the Series B Articles Supplementary. If Parent has not requested the Company to provide the Series B Redemption Notice prior to the 32nd day before the scheduled Closing Date and if the Company has asked Parent to make such request prior to such day, the Company may provide the Series B Redemption Notice as described above.

Section 6.18 Senior Notes. Promptly following Parent’s request (i) after the date the Proxy Statement is mailed to the stockholders of the Company, the Company shall deliver a notice of optional prepayment (the “Senior Notes Prepayment Notice”) contemplated by Section 8.2 of the Note Purchase Agreement, dated November 12, 2013, by and among the Partnership, the Company and the other parties thereto relating to the Senior Notes (the “Note Purchase Agreement”) to the holders of Senior Notes and (ii) the Company shall, no later than two Business Days prior to the Closing Date, deliver to each holder of Senior Notes the officer’s certificate contemplated by Section 8.2 (the “Senior Notes Officer’s Certificate”). The Senior Notes Prepayment Notice and the Senior Notes Officer’s Certificate shall be prepared by Parent, in form and substance reasonably approved by the Company, and the Senior Notes Prepayment Notice shall state that such holder’s Notes shall be prepaid on the Closing Date, conditioned on the occurrence of the Closing. The Senior Notes Prepayment Notice and the Senior Notes Officer’s Certificate shall include the other information required by Section 8.2 of the Note Purchase Agreement.

ARTICLE VII.

CONDITIONS TO CONSUMMATION OF THE MERGERS

Section 7.1 Conditions to Each Party’s Obligations to Effect the Mergers. The respective obligations of each party hereto to consummate the Merger are subject to the fulfillment at or prior to the Closing Date of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefited thereby (which waiver shall be in such party’s sole discretion), to the extent permitted by applicable Law:

(a) Company Requisite Vote. The Company shall have obtained the Company Requisite Vote.

(b) Other Regulatory Approvals. All material approvals, authorizations and consents of any Governmental Entity required to consummate the Mergers shall have been obtained and remain in full force and effect, and all statutory waiting periods relating to such approvals, authorizations and consents shall have expired or been terminated.

(c) No Injunctions, Orders or Restraints; Illegality. No preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect, and no Law shall have been enacted or promulgated, which would have the effect of (i) making the consummation of the Mergers illegal, or (ii) otherwise prohibiting the consummation of the Mergers; provided, however, that prior to a party asserting this condition such party shall, in the case of an injunction or order, have used its reasonable best efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any such injunction or other order that may be entered.

Section 7.2 Conditions to the Obligations of Parent, Merger Sub and Merger Partnership. The obligations of Parent, Merger Sub and Merger Partnership to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by Parent at or prior to the Closing Date:

(a) Representations and Warranties. (i) Except for the representations and warranties referred to in clauses (ii) and (iii) below, each of the representations and warranties of the Company and the Partnership contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct does not have, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, (ii) the representations and warranties of the Company and the Partnership contained in clause (ii) of Section 3.6 (Absence of Changes) shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date) and (iii) each of the representations and warranties of the Company and the Partnership contained in Section 3.2 (Capitalization) and the first sentence of Section 3.15(b) (Tax Matters) shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects at and as of such date). Parent shall have received a certificate signed on behalf of the Company and the Partnership, dated as of the Closing Date, to the foregoing effect.

(b) Performance and Obligations of the Company. Each of the Company and the Partnership shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company and the Partnership, dated as of the Closing Date, to the foregoing effect.

(c) REIT Opinion. Parent shall have received a tax opinion of Latham & Watkins LLP, tax counsel to the Company, or such other law firm as may be reasonably approved by Parent, dated as of the Closing Date in the form of Exhibit B attached hereto (the “REIT Opinion”), which opinion concludes (subject to customary assumptions, qualifications and representations, including representations made by the Company and its Subsidiaries) that, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, for all taxable periods commencing with the Company’s taxable year ended December 31, 2010 through and including the Company Merger Effective Time.

(d) Absence of Material Adverse Change. From the date of this Agreement through the Closing Date, there shall not have occurred a change, effect, event, circumstance, occurrence or state of facts which has had or would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

Section 7.3 Conditions to Obligations of the Company and the Partnership. The obligations of the Company and the Partnership to effect the Mergers are further subject to the satisfaction of the following conditions, any one or more of which may be waived in whole or in part by the Company at or prior to the Closing Date:

(a) Representations and Warranties. Each of the representations and warranties of Parent, Merger Sub and Merger Partnership contained in this Agreement shall be true and correct (determined without regard to any qualification by any of the terms “material” or “Material Adverse Effect” therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent a representation or warranty is made as of a specific date, in which case such representation or warranty shall be true and correct at and as of such date, without regard to any such qualifications therein), except where the failure of such representations and warranties to be true and correct does not have, or would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent, Merger Sub and Merger Partnership, dated as of the Closing Date, to the foregoing effect.

(b) Performance and Obligations of Parent, Merger Sub and Merger Partnership. Each of Parent, Merger Sub and Merger Partnership shall have performed or complied in all material respects with all obligations, agreements and covenants required by this Agreement to be performed by it or complied with on or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent, Merger Sub and Merger Partnership, dated as of the Closing Date, to the foregoing effect.

Section 7.4 Frustration of Closing Conditions. No party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use reasonable best efforts to consummate the Mergers and the other transactions contemplated hereby.

ARTICLE VIII.

TERMINATION

Section 8.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Closing Date, whether before or after the receipt of the Company Requisite Vote:

(a) by the mutual written consent of Parent, Merger Sub and the Company;

(b) by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if any Governmental Entity of competent authority shall have issued an order, decree or ruling or taken any other action in each case permanently restraining, enjoining or otherwise prohibiting the Mergers substantially on the terms contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable;

(c) by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if the Mergers have not been consummated by December 31, 2015 (the “Drop-Dead Date”); provided, however, that neither the party seeking to terminate this Agreement pursuant to this Section 8.1(c) nor any of its Affiliates shall have breached in any material respect its obligations under this Agreement in any manner that shall have caused or resulted in the failure to consummate the Mergers on or before such date;

(d) by written notice from Parent to the Company, if (i) the Company Board shall have made or resolved to make a Change in Recommendation; (ii) the Company shall have entered into an Alternative Acquisition Agreement; or (iii) the Company shall have publicly announced its intention to do any of the foregoing;

(e) by written notice from the Company to Parent prior to obtaining the Company Requisite Vote, if the Company Board has approved, and concurrently with the termination hereunder, the Company enters into, a definitive agreement providing for the implementation of a Superior Proposal; but only if the Company is not then in breach of Section 6.4, provided that such termination shall not be effective until the Company has paid the Company Termination Fee in accordance with Section 8.3(b);

(f) by either of the Company, on the one hand, or Parent, on the other hand, by written notice to the other, if the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders’ Meeting or any adjournment or postponement thereof at which the Company Merger is voted upon;

(g) by written notice from the Company to Parent, if neither the Company nor the Partnership shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and if Parent shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 7.3(a) or (b) would be incapable of being satisfied by the Drop-Dead Date;

(h) by written notice from Parent to the Company, if neither Parent, Merger Sub nor Merger Partnership shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement and if the Company or the Partnership shall have breached any of its representations, warranties, covenants or other agreements contained in this Agreement such that a condition set forth in Section 7.2(a) or (b) would be incapable of being satisfied by the Drop-Dead Date; or

(i) by written notice from the Company to Parent, if (i) all of the conditions set forth in Section 7.1 and Section 7.2 shall have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of the notice referenced in clause (ii) of this Section 8.1(i) if the Closing were to occur on the date of such notice), (ii) on or after the date the Closing should have occurred pursuant to Section 1.5, the Company has delivered written notice to Parent to the effect that all of the conditions set forth in Section 7.1 and Section 7.2 have been satisfied or waived by Parent (other than those conditions that by their nature are to be satisfied at the Closing; provided that such conditions to be satisfied at the Closing would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) and the Company and the Partnership are prepared to consummate the Closing, and (iii) Parent, Merger Sub and the Merger Partnership fail to consummate the Closing on or before the third Business Day after delivery of the notice referenced in clause (ii) of this Section 8.1(i), and the Company and the Partnership were prepared to consummate the Closing during such three Business Day period.

The right of any party hereto to terminate this Agreement pursuant to this Section 8.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto or any of their respective Representatives, whether prior to or after the execution of this Agreement.

Section 8.2 Effect of the Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub, Merger Partnership, the Company or the Partnership (or any Affiliate or Representative of any of the foregoing), except (i) as provided in Section 5.2(c), this Section 8.2, Section 8.3 and Article IX and the provisions relating to the payment of Assumption Expenses in Section 6.14(b) and the indemnification and reimbursement provisions contained in the last sentence of Section 6.15(a) and the last sentence of Section 6.16 and (ii) subject Section 9.8, nothing herein shall relieve any party from any liability for any willful or intentional breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

Section 8.3 Fees and Expenses.

(a) Except as otherwise set forth in this Agreement, whether or not the Mergers are consummated, all Expenses incurred in connection with this Agreement and the other transactions contemplated hereby shall be paid by the party incurring such Expenses, including, in the case of Parent, the payment of any Assumption Expenses.

(b) In the event that this Agreement is terminated (i) by Parent pursuant to Section 8.1(d), (ii) by the Company pursuant to Section 8.1(e) or (iii)(A) by the Company or Parent pursuant to Section 8.1(c) or Section 8.1(f) or by Parent pursuant to Section 8.1(h) and (B)(x) an Acquisition Proposal shall have been received by the Company or its Representatives or any Person shall have publicly proposed or publicly announced an intention (whether or not conditional) to make an Acquisition Proposal (and, in the case of a termination pursuant to Section 8.1(f), such Acquisition Proposal or publicly proposed or announced intention shall not have been publicly withdrawn prior to the Company Stockholders’ Meeting) and (y) within twelve (12) months after a termination referred to in this Section 8.3(b)(iii) the Company enters into a definitive agreement relating to, or consummates, any Acquisition Proposal (with, for purposes of this clause (y), the references to “20%” in the definition of “Acquisition Proposal” being deemed to be references to “50%”), then the Company shall pay as directed by Parent an amount equal to the Twenty-Five Million Dollars ($25,000,000) (the “Company Termination Fee”) by wire transfer of same day funds to an account designated by Parent, (1) in the case of a payment as a result of any event referred to in Section 8.3(b)(iii), within two (2) Business Days after the earlier of entering into a definitive agreement relating to the Acquisition Proposal referred to in clause (y) and consummation of such Acquisition Proposal, and (2) and in the case of a payment as a result of any event referred to in Section 8.3(b)(i) or Section 8.3(b)(ii), promptly, but in no event later than the date of such termination.

(c) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(g) or Section 8.1(i), then Parent shall pay or cause to be paid to the Company an amount equal to the Parent Termination Fee by wire transfer of same day funds to an account designated by the Company promptly but in no event later than thirty (30) days after such termination. “Parent Termination Fee” shall be an amount equal to Two Hundred Fifty Million Dollars ($250,000,000).

(d) In the event that this Agreement is terminated, to the extent that the Company or Parent does not make a timely payment of amounts required by Section 8.3(b) or Section 8.3(c), respectively, then interest on such amounts shall accrue at a rate of five percent (5%) per annum, compounding quarterly, until paid in full.

(e) The Company and Parent agree that the agreements contained in Section 8.3(b), (c) and (d) are an integral part of the transactions contemplated by this Agreement, that the damages resulting from the failure of the transactions contemplated by this Agreement to be consummated in the circumstances in which the payments under Section 8.3(b), (c) and (d) are payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 8.3 are a reasonable forecast of the actual damages which may be incurred and that the payments to be made thereunder shall constitute liquidated damages and not a penalty, and that without these agreements, the parties hereto would not have entered into this Agreement. Without limiting Section 9.8(a), the parties further agree that termination of this Agreement and abandonment of the Mergers contemplated herein, with the consequences specifically provided for in this Section 8.3 in the case of such termination, shall be the sole and exclusive remedy for damages for any breach of the Company’s or Parent’s (as the case may be) representations, warranties, covenants or agreements contained in this Agreement, and that the Company, Parent nor any of their respective officers, directors, employees, controlling stockholders, agents or other representatives shall have any liability for damages arising out of, resulting from or relating to any such breach. In the event that Parent or the Company, as the case may be, is required to commence litigation to seek all or a portion of the amounts payable under this Section 8.3, and it prevails in such litigation, it shall be entitled to receive, in addition to all amounts that it is otherwise entitled to receive under this Section 8.3, all reasonable expenses (including attorneys’ fees) which it has incurred in enforcing its rights hereunder.

Section 8.4 Payment of Amount or Expense.

(a) In the event that Parent is obligated to pay the Company the Parent Termination Fee pursuant to Section 8.3(c) (the “Section 8.3 Amount”), Parent (“Payor”) shall pay to the Company (“Payee”) from the applicable Section 8.3 Amount deposited into escrow, if any, in accordance with the next sentence, an amount equal to the lesser of (A) the Section 8.3 Amount and (B) the sum of (1) the maximum amount that can be paid to the Company without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(H) or 856(c)(3)(H) or (I) of the Code (“Qualifying Income”), as determined by the Company’s independent certified public accountants, plus (2) in the event the Company receives either (X) a letter from the Company’s counsel indicating that the Company has received a ruling from the IRS described in Section 8.4(b)(ii) or (Y) an opinion from the Company’s outside counsel as described in Section 8.4(b)(ii), an amount equal to the Section 8.3 Amount less the amount payable under clause (1) above. To secure the Payor’s obligation to pay these amounts, the Payor shall deposit into escrow an amount in cash equal to the Section 8.3 Amount with an escrow agent selected by the Payor and on such terms (subject to Section 8.4(b)) as shall be mutually agreed upon by the Company, Parent and the escrow agent, provided that the payment or deposit into escrow shall be at the Payee’s option. The payment or deposit into escrow of the Section 8.3 Amount pursuant to this Section 8.4(a) shall be made at the time the Payor is obligated to pay the Payee such amount pursuant to Section 8.3(c) by wire transfer or bank check.

(b) The escrow agreement shall provide that the Section 8.3 Amount in escrow or any portion thereof shall not be released to any Payee that is a REIT unless the escrow agent receives any one or combination of the following: (i) a letter from the Payee’s independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Payee without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Payee’s accountants revising that amount, in which case the escrow agent shall release such amount to the Payee, or (ii) a letter from the Payee’s counsel indicating that the Payee received a ruling from the IRS holding that the receipt by the Payee of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Payee’s outside counsel has rendered a legal opinion to the effect that the receipt by the Payee of the Section 8.3 Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Section 8.3 Amount to the Payee. The Payor agrees to amend this Section 8.4 at the reasonable request of any Payee that is a REIT in order to (x) maximize the portion of the Section 8.3 Amount that may be distributed to the Payee hereunder without causing the Payee to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Payee’s chances of securing a favorable ruling described in this Section 8.4(b) or (z) assist the Payee in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.4(b). Any portion of Section 8.3 Amount that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.3. The escrow agreement shall also provide that any portion of the Section 8.3 Amount held in escrow for five years shall be released by the escrow agent to the Payor. The Payor shall not be a party to such escrow agreement and shall not bear any cost of or have liability resulting from the escrow agreement. The Payor shall be deemed to have satisfied its obligations pursuant to this Section 8.4 so long as it deposits into escrow the Section 8.3 Amount, notwithstanding any delay or reduction in payment to any Payee that is a REIT, and shall have no further liability with respect to payment of the Section 8.3 Amount.

ARTICLE IX.

MISCELLANEOUS

Section 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any exhibit, schedule or instrument delivered pursuant to this Agreement shall survive beyond the Company Merger Effective Time, except for those covenants and agreements contained herein and therein that by their terms apply or are to be performed in whole or in part after the Company Merger Effective Time and this Article IX.

Section 9.2 Entire Agreement; Assignment.

(a) This Agreement (including the schedules and exhibits hereto) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, other than the Confidentiality Agreement and the Guaranty.

(b) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of Law (including by merger or consolidation) or otherwise; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s stockholders, Parent may designate, by written notice of the Company, another wholly owned direct or indirect Subsidiary to be a party to the Mergers in lieu of Merger Sub, in which event all references herein to Merger Sub shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the transactions contemplated by this Agreement. Any assignment in violation of this Section 9.2(b) shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

Section 9.3 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered if delivered personally and, as of the date received if sent by facsimile (providing confirmation of transmission) or sent by prepaid overnight carrier (providing proof of delivery), to the parties at the following addresses or facsimile numbers (or at such other addresses or facsimile numbers as shall be specified by the parties by like notice):

(a)	if to Parent, Merger Sub or Merger Partnership:

BRE Retail Centers Holdings LP

c/o The Blackstone Group

345 Park Avenue

New York, New York 10154

Attention: Nadeem Meghji

Facsimile: (212) 583-5726

with a copy (for informational purposes only) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Brian M. Stadler, Esq.

Facsimile: (212) 455-2502

(b)	if to the Company or the Partnership:

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, California 92128

Attention: S. Eric Ottesen

Facsimile: (858) 487-9890

with a copy (for informational purposes only) to:

Latham & Watkins LLP

12670 High Bluff Drive

San Diego, CA 92130

Attention: Craig M. Garner, Esq.

Facsimile: (858) 523-5450

or to such other address as the Person to whom notice is given may have previously furnished to the other in writing in the manner set forth above.

Section 9.4 Governing Law and Venue; Waiver of Jury Trial.

(a) This Agreement and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the Laws of the State of Maryland (provided, however, that the Partnership Merger and the effects thereof shall be governed by and construed in accordance with the Laws of the State of Delaware), in each case without regard to its rules of conflict of laws.

(b) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Maryland and to the jurisdiction of the United States District Court for the State of Maryland (the “MD Courts”), for the purpose of any claim, action, suit or proceeding (whether based on contract, tort or otherwise), directly or indirectly, arising out of or relating to this Agreement or the actions of the parties hereto in the negotiation, administration, performance and enforcement thereof, and each of the parties hereto hereby irrevocably agrees that all claims in respect to such claim, suit, action or proceeding may be heard and determined exclusively in any MD Court.

(c) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any other claim, suit, action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, in the manner provided by Section 9.3 and nothing in this Section 9.4 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law, (ii) consents to submit itself to the personal jurisdiction of the MD Courts in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such MD Court, and (iv) agrees that it will not bring any claim, suit, action or proceeding relating to this Agreement or the transactions contemplated by this Agreement in any court other than the MD Courts. Each party hereto agrees that a final judgment in any claim, suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(d) EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATING TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR

OTHERWISE), DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4(d).

Section 9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

Section 9.6 Parties In Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and, except as provided in Section 6.7, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The parties hereto further agree that the rights of third party beneficiaries under Section 6.7 shall not arise unless and until the Company Merger Effective Time occurs.

Section 9.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) if necessary, a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 9.8 Remedies.

(a) The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Company or the Partnership in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Parent, Merger Sub and Merger Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company and the Partnership and to enforce specifically the terms and provisions of this Agreement, this being in addition to, and without any limitation of, any other remedy to which Parent, Merger Sub or Merger Partnership are entitled at law or in equity. Each of the Company and the Partnership further agrees not to assert that a remedy of specific performance is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Each of the Company and the Partnership hereby waives (i) any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate, and (ii) any requirement under any Law to post a bond or other security as a prerequisite to obtaining equitable relief. The parties hereto agree that neither the Company nor the Partnership shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent, Merger Sub or Merger Partnership or to enforce specifically the terms and provisions of this Agreement and that the Company’s and the Partnership’s sole and exclusive remedy relating to a breach of this Agreement by Parent, Merger Sub or Merger Partnership or otherwise shall be the remedy set forth in Section 8.3(c); provided, however, that the Company shall be entitled to seek specific performance to prevent any breach by Parent, Merger Sub or Merger Partnership of Section 5.2(c).

(b) Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent, Merger Sub and Merger Partnership together for any losses, damages, costs or expenses of the Company or the Partnership relating to the failure of the transactions contemplated by this Agreement to be consummated, or a breach of this Agreement by Parent, Merger Sub or Merger Partnership or otherwise, shall be limited to an amount equal to (i) the amount of the Parent Termination Fee, plus (ii) the aggregate amount of Assumption Expenses payable pursuant to Section 6.14(b), plus (iii) Parent’s indemnification and reimbursement obligations pursuant to the last sentence of Section 6.15(a), the last sentence of Section 6.16 and the last sentence of Section 8.3(e) (collectively, the “Liability Limitation”), and in no event shall the Company or any of its Affiliates seek any amount in excess of the Liability Limitation in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, tort or otherwise. Each of the Company and the Partnership agrees that it has no right of recovery against, and no personal liability shall attach to, any of the Parent Parties (other than Parent, Merger Sub or Merger Partnership to the extent provided in this Agreement), through Parent, Merger Sub or Merger Partnership or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil, by or through a claim by or on behalf of Parent, Merger Sub or Merger Partnership against any Parent Party, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any applicable Law, whether in contract, tort or otherwise, except for its rights to recover from the Guarantor (but not any other Parent Party) under and to the extent provided in the Guaranty and subject to the Liability Limitation and the other limitations described therein. Recourse against the Guarantor under the Guaranty shall be the sole and exclusive remedy of the Company, the Partnership and their respective Affiliates against the Guarantor and any other Parent Party (other than Parent, Merger Sub or Merger Partnership to the extent provided in this Agreement) in connection with this Agreement or the transactions contemplated hereby or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in contract, in tort or otherwise. Without limiting the rights of the Company against Parent, Merger Sub or Merger Partnership hereunder, in no event shall the Company or its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover damages from, any Parent Party (other than the Guarantor to the extent provided in the Guaranty and subject to the Liability Limitation and the other limitations described therein).

Section 9.9 Amendment. This Agreement may be amended by action taken by the Company, the Partnership, Parent, Merger Sub and Merger Partnership at any time before or after approval of the Mergers by the Company Requisite Vote but, after such approval, no amendment shall be made which requires the approval of any such stockholders under applicable Law without such approvals. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

Section 9.10 Extension; Waiver. At any time prior to the Closing Date, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document, certificate or writing delivered pursuant hereto, or (iii) subject to Section 9.9, waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

Section 9.11 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

Section 9.12 Interpretation.

(a) The words “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit and schedule references are to the articles, sections, paragraphs, exhibits and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time, amended, qualified or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b) The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

Section 9.13 Definitions.

Defined Terms	Section
Acceptable Confidentiality Agreement	6.4(b)
Affiliate	3.19
Agreement	Preamble
Alternative Acquisition Agreement	6.4(a)
Amended Partnership Agreement	1.2(b)
Approved Pro Forma Capital Budget	5.1
Articles of Merger	1.4(a)
Assumption Documents	6.14(a)
Assumption Expenses	6.14(b)
Cash-Out Limited Partner	Recitals
CERCLA	3.14
Certificate	2.5(b)
Certificate of Limited Partnership	1.2(b)
Change in Recommendation	6.4(c)
Closing	1.5
Closing Date	1.5
Commitment	5.1(m)
Company	Preamble
Company Board	3.3(b)
Company Bylaws	3.1(f)
Company Charter	3.1(a)
Company Common Share	2.1(b)
Company Common Share Merger Consideration	2.1(b)
Company Common Stock	3.2(a)
Company Disclosure Schedule	Article III
Company Employee Benefit Plan or Company Employee Benefits Plans	3.12(a)
Company Employees	6.8(a)
Company Environmental Permits	3.14
Company Financial Advisor	3.24
Company Intellectual Property	3.21
Company Leases	3.11(f)
Company Material Contract	3.16(a)
Company Merger	Recitals
Company Merger Effective Time	1.4(a)
Company Permits	3.10(a)
Company Property or Company Properties	3.11(a)
Company Recommendation	6.2

Defined Terms	Section
Company Requisite Vote	3.3(b)
Company SEC Reports	3.4
Company Series A Preferred Share	2.2
Company Series A Preferred Stock	2.2
Company Series B Preferred Share	2.2
Company Series B Preferred Stock	2.2
Company Share Incentive Plan	2.3
Company Stock	3.2(a)
Company Stockholders’ Meeting	6.2
Company Subsidiary Common Share	2.1(c)
Company Termination Fee	8.3(b)
Company Title Insurance Policy	3.11(c)
Confidentiality Agreement	5.2(c)
Construction Projects	3.11(p)
Corporate Budget	5.1
Disposition Properties	3.11(j)
Drop-Dead Date	8.1(c)
DRULPA	Recitals
DSOS	1.4(b)
D&O Insurance	6.7(b)
Election Date	2.4(b)(i)
Employee Benefit Plan	6.8(a)
Encumbered Properties	3.8(b)
Environmental Claims	3.14
Environmental Laws	3.14
ERISA	3.12(a)
Exchange Act	3.4
Exchange Fund	2.5(a)
Excluded Shares	2.1(d)
Existing Indebtedness	3.8(a)
Existing Lenders	6.14(a)
Fairness Opinion	3.24
FCPA	3.10(c)
Financing	6.15(a)
Form of Election	2.4(b)
Fundamental Change Notice	6.17(a)
GAAP	3.4
Guarantor	Recitals
Guaranty	Recitals
Hazardous Material	3.14
Indemnified Party or Indemnified Parties	6.7(a)
Interest Subsidiary	3.1(c)(i)
Interim Period	5.1
IRS	3.12(c)
Law or Laws	3.7
Lending Contracts	3.16(c)
Liability Limitation	9.8(b)
Lien	3.1(e)
LP Minority Units	2.4(a)
Material Permits	3.11(d)
Maximum Amount	6.7(b)

Defined Terms	Section
MD Courts	9.4(b)
Membership Interest Election	2.4(a)
Merger Consideration	2.4(a)
Merger Partnership	Preamble
Merger Sub	Preamble
Mergers	Recitals
MGCL	Recitals
Minority Limited Partners	Recitals
Multiemployer Plan	3.12(b)
Note Purchase Agreement	6.18
Notice of Change in Recommendation	6.4(c)
NYSE	3.7
Other Filings	6.3(a)
Other SEC Filings	6.1(b)
Parent	Preamble
Parent Disclosure Schedule	Article IV
Parent Plan	6.8(a)
Parent Termination Fee	8.3(c)
Participation Agreements	3.11(n)
Participation Interest	3.11(n)
Participation Party	3.11(n)
Partnership	Preamble
Partnership Approval	3.3(c)
Partnership Common Units	Recitals
Partnership Merger	Recitals
Partnership Merger Certificate	1.4(b)
Partnership Merger Consideration	2.4(a)
Partnership Merger Effective Time	1.4(b)
Partnership Preferred Units	Recitals
Partnership Units	Recitals
Payee	8.4(a)
Paying Agent	2.5(a)
Payor	8.4(a)
PCB	3.14
Per Company Common Share Merger Consideration	2.1(b)
Per Company Series A Preferred Share Merger Consideration	6.17(a)
Per Company Series B Preferred Share Merger Consideration	6.17(b)
Per Partnership Unit Merger Consideration	2.4(a)
Permitted Liens	3.11(a)
Pro Forma Capital Budget	5.1
Property Restrictions	3.11(a)
Proxy Statement	6.1(a)
Qualifying Income	8.4(a)
REA	3.11(q)
REIT	3.15(b)
REIT Opinion	7.2(c)
Related Party Transactions	3.19
Rent Rolls	3.11(f)
Reportable Transaction	3.15(o)
Representatives	6.4(a)
Required Consents	6.3(b)

Defined Terms	Section
Restricted Shares	2.3
Roll-Over Limited Partner	Recitals
SDAT	1.4(a)
Section 8.3 Amount	8.4(a)
Securities Act	3.2(f)
Senior Notes Officer’s Certificate	6.18
Senior Notes Prepayment Notice	6.18
Series A Articles Supplementary	6.17(a)
Series A Partnership Preferred Units	Recitals
Series A Redemption Notice	6.17(a)
Series B Articles Supplementary	6.17(b)
Series B Partnership Preferred Units	Recitals
Series B Redemption Notice	6.17(b)
Surviving Company	1.1(a)
Surviving Company Common Share	2.1(c)
Surviving Partnership	1.1(b)
Takeover Statutes	3.18
Tax or Taxes	3.15(o)
Tax Protection Agreements	3.15(p)
Tax Returns	3.15(o)
Third Party	3.11(j)
Third Party Consent	6.3(b)
Transaction Litigation	6.3(b)
Unit Election	2.4(b)
WARN	3.13(e)

In addition to the other terms defined throughout this Agreement, which are listed above, the following terms shall have the following meanings when used in this Agreement:

(a) “Acquisition Proposal” means an inquiry, offer or proposal regarding any of the following (other than the Mergers) involving any of the Company or the Partnership or their respective Subsidiaries: (i) any merger, consolidation, share exchange, recapitalization, dissolution, liquidation, business combination or other similar transaction involving the Company or the Partnership; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, directly or indirectly, by merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise, of 20% or more of the consolidated assets of the Company or the Partnership and their respective Subsidiaries, taken as a whole (as determined on a book-value basis (including indebtedness secured solely by such assets)), in a single transaction or series of related transactions; (iii) any issue, sale or other disposition (including by way of merger, consolidation, sale of equity interests, share exchange, joint venture, business combination or otherwise) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the voting power of the Company or 20% or more of the equity interests or general partner interests in the Partnership; (iv) any tender offer or exchange offer for 20% or more of any class of equity security of the Company or 20% or more of the equity interests or general partner interests in the Partnership or the filing of a registration statement under the Securities Act in connection therewith; (v) any other transaction or series of related transactions pursuant to which any Third Party proposes to acquire control of assets of the Company or the Partnership and their respective Subsidiaries having a fair market value equal to or greater than 20% of the fair market value of all of the assets of the Company or the Partnership and their respective Subsidiaries, taken as a whole, immediately prior to such transaction; or (vi) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

(b) “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “delivered” or “made available” means, with respect to documents or information required to be provided by the Company to Parent, any documents or information (i) posted by the Company or the Company Financial Advisor on the Dropbox web site, (ii) filed by the Company and available through the SEC’s Electronic Data Gathering and Retrieval System or (iii) otherwise made reasonably available by the Company or its representatives to Parent.

(e) “Dispute” means in respect of any Person, any suit, claim, action, proceeding or investigation against such Person or any of its Subsidiaries or any of its or their respective properties or assets.

(f) “ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is considered a single employer together with the Company or any ERISA Affiliate under ERISA Section 4001(b) or part of the same “controlled group” with the Company or any ERISA Affiliate for purposes of Code Section 414.

(g) “Existing Loan Documents” means those agreements, documents or other instruments evidencing and/or securing the indebtedness for borrowed money of the Company or any of its Subsidiaries whether unsecured or secured by the Encumbered Properties, a list of which is set forth on Schedule 3.2(b) of the Company Disclosure Schedule.

(h) “Expenses” means out-of-pocket fees, costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the other transactions contemplated hereby.

(i) “Governmental Entity” means any court, tribunal or any government or political subdivision thereof, whether federal, state, county, local or foreign, or any agency, authority, contractor, official or instrumentality of such governmental or political subdivision, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

(j) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

(k) “Judgment” means any order, judgment, writ, injunction or decree.

(l) “know” or “knowledge” means, with respect to the Company or Parent, the actual knowledge of such persons listed in Schedule 9.13(l) of the Company Disclosure Schedule or Schedule 9.13(l) of the Parent Disclosure Schedule, respectively.

(m) “Material Adverse Effect” means when used in connection with the Company or Parent, as the case may be, or any of their respective Subsidiaries, any change, effect, event, circumstance, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be likely to have a material adverse effect on (i) the business, properties, assets, financial condition or results of operations of, as the case may be, the Company and its Subsidiaries or Parent and its Subsidiaries, in each case taken as a whole, or (ii) the ability of the Company or Parent, as the case may be, to perform its obligations hereunder or consummate the Mergers before the Drop-Dead Date; provided, however, that, “Material Adverse Effect” shall not include any change, effect, event, circumstance, occurrence or state of facts arising from (A) changes in conditions in, or events affecting, the United States economy or capital or financial markets generally, including changes in interest or exchange rates, (B) changes in Law, (C) changes in legal, regulatory, economic, political or business conditions or changes in GAAP, in each case, affecting commercial or retail real estate properties generally, (D) this Agreement, the negotiation, execution, announcement or performance hereof and the Mergers and the transactions contemplated hereby, including any claim or litigation relating thereto or the impact thereof on relationships with tenants, lenders, partners, suppliers, contractors or employees, (E) acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (F) earthquakes, wildfires, hurricanes or other natural disasters, (G) any decline in the market price, or change in the trading volume, of the capital stock of the Company, except that this clause (G) shall not prevent or otherwise affect a determination that any change, effect, event, circumstance, occurrence or state of facts underlying such decline has resulted in or contributed to a Material Adverse Effect, or (H) any failure, in and of itself, by the Company to meet internal or publicly announced revenue or earnings projections, except that this clause (H) shall not prevent or otherwise affect a determination that the underlying facts giving rise or contributing to such change may be taken into account in determining whether there has been, or would reasonably be likely to be, a “Material Adverse Effect,” unless and to the extent, in the case of clauses (A), (B), (C), (E) and (F), any such change, effect, event, circumstance, occurrence or state of facts has a materially disproportionate effect, relative to other industry participants, on the Company and its Subsidiaries or Parent and its Subsidiaries, each taken as a whole, as the case may be; provided, further, however, that with respect to any references to Material Adverse Effect in the representations and warranties set forth in Section 3.7 and Section 4.3, the exceptions set forth in clause (D) of this definition shall not apply.

(n) “New Partnership Preferred Unit” means a Series C Cumulative Preferred Unit of the Surviving Partnership as defined in the form of Article 18 attached as Exhibit A hereto, which shall be added to and made part of the Partnership Agreement immediately prior to the Closing Date.

(o) “Parent Parties” means, collectively, Parent, Merger Sub, Merger Partnership, the Guarantor or any of their respective former, current or future directors, officers, employees, agents, general or limited partners, managers, members, stockholders, Affiliates, successors or assignees or any former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate, successor or assignee of any of the foregoing.

(p) “Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 31, 2012.

(q) “Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

(r) “SEC” shall mean the United States Securities and Exchange Commission.

(s) “Senior Notes” means each of (i) the Partnership’s $75,000,000 Senior Series A Notes at 4.40% due November 12, 2020 and (ii) the Partnership’s $25,000,000 Senior Series B Notes at 5.19% due November 12, 2023.

(t) “Service Provider” means any employee, director or individual independent contractor of the Company or any of its Subsidiaries or ERISA Affiliates.

(u) “Subsidiary” means any corporation 50% or more of whose outstanding voting securities, or any partnership, limited liability company, joint venture or other entity 50% or more of whose total equity interest, is directly or indirectly owned by Parent or the Company, as the case may be. Without limiting the foregoing, the Partnership shall be deemed a Subsidiary of the Company for purposes of this Agreement.

(v) “Superior Proposal” means any bona fide written Acquisition Proposal which (i) in the good faith judgment of the Company Board, is reasonably likely to be consummated, and (ii) the Company Board determines in its good faith judgment after consultation with outside legal counsel and outside financial advisors would result, if consummated, in a transaction that is more favorable to the Company’s stockholders from a financial point of view (which determination shall take into account (A) legal and regulatory matters, (B) the likelihood and timing of consummation (as compared to the transactions contemplated hereby) and (C) any changes to the terms of this Agreement proposed by Parent and any other information provided by Parent (including pursuant to Section 6.4(c) of this Agreement)) than the Mergers. For purposes of the definition of Superior Proposal, an “Acquisition Proposal” shall have the meaning assigned to such term herein, except that each reference to “20%” in such definition shall be deemed to be a reference to “50%.”

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

EXCEL TRUST, INC.

By:	/s/ Gary B. Sabin
Name:	Gary B. Sabin
Title:	Chief Executive Officer

EXCEL TRUST, L.P.

By:	/s/ Gary B. Sabin
Name:	Gary B. Sabin
Title:	Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

BRE RETAIL CENTERS HOLDINGS LP

By:	BRE Retail Centers Holdings LLC, its general partner

By:	Blackstone Property Partners Lower Fund 1 L.P., its managing member

By:	Blackstone Property Associates L.P., its general partner

By:	Blackstone Property Associates L.L.C., its general partner

By:	/s/ A.J. Agarwal
Name:	A.J. Agarwal
Title:	Senior Managing Director

BRE RETAIL CENTERS CORP

By:	/s/ Nadeem Meghji
Name:	Nadeem Meghji
Title:	President and Senior Managing Director

BRE RETAIL CENTERS LP

By:	BRE Retail Centers Corp, its general partner

By:	/s/ Nadeem Meghji
Name:	Nadeem Meghji
Title:	President and Senior Managing Director

[Signature page to Agreement and Plan of Merger]

Exhibit B

[MORGAN STANLEY LETTERHEAD]

April 9, 2015

Board of Directors

Excel Trust, Inc.

17140 Bernardo Center Drive, Suite 300

San Diego, CA 92128

Members of the Board:

We understand that Excel Trust, Inc. (the “Company”), Excel Trust, L.P. (the “Partnership”), BRE Retail Centers Holdings LP (the “Buyer”), BRE Retail Centers Corp., a wholly owned subsidiary of the Buyer (“Merger Sub”), and BRE Retail Centers LP, a wholly owned subsidiary of Merger Sub (“Merger Partnership”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated April 9, 2015 (the “Merger Agreement”), which provides, among other things, for the merger (the “Merger”) of the Company with and into Merger Sub and the merger of Merger Partnership with and into the Partnership. Pursuant to the Merger, each outstanding share of common stock, par value $0.01 per share (the “Company Common Stock”) of the Company, other than shares held by the Buyer, Merger Sub or any subsidiary of the Buyer or Merger Sub, will be converted into the right to receive $15.85 per share in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

You have asked for our opinion as to whether the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

For purposes of the opinion set forth herein, we have:

1)	Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)	Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)	Reviewed certain financial projections prepared by the management of the Company;

4)	Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)	Reviewed the reported prices and trading activity for the Company Common Stock;

6)	Compared the financial performance of the Company and the prices and trading activity of the Company Common Stock with that of certain other publicly-traded companies comparable with the Company and its securities;

7)	Reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

8)	Reviewed the Merger Agreement and certain related documents; and

9)	Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions and that the final Merger Agreement will not differ in any material respects from the draft thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Merger, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Merger. We are not legal, tax or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and the Buyer and their respective legal, tax and regulatory advisors with respect to legal, tax and regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Consideration to be received by the holders of shares of the Company Common Stock in the Merger. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, the Buyer or any other entity, nor have we been furnished with any such valuations or appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.

Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement and does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Morgan Stanley also expresses no opinion as to the relative fairness of any portion of the consideration to holders of any series of common or preferred stock of the Company.

We have been retained to provide only a financial opinion letter in connection with the Merger. As a result, we have not been involved in structuring, planning or negotiating the Merger. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to the acquisition, business combination or other extraordinary transaction, involving the Company, nor did we negotiate with any party regarding the possible acquisition of the Company or certain of its constituent businesses.

We have acted as financial advisor to the Board of Directors of the Company in connection with the Merger and will receive a fee for our services, which is contingent upon rendering this opinion. In the two years prior to the date hereof, we have provided financial advisory and financing services for certain affiliates of the Buyer and their affiliated investment funds’ respective majority controlled portfolio companies (collectively, the “Buyer Affiliates”) and financing services for the Company and have received fees in connection with such services. Morgan Stanley may also seek to provide such services to the Buyer, the Buyer Affiliates and the Company in the future and would expect to receive fees for the rendering of these services.

Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of the Buyer, the Company or any other company, or any currency or commodity, that may be involved in the Merger, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the Merger, may have committed and may commit in the future to invest in investment funds managed by the Buyer or its affiliates.

This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with the Merger if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Merger.

Based on and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to the holders of shares of the Company Common Stock.

Very truly yours,

MORGAN STANLEY & CO. LLC

By:	/s/ Cameron Clough
Cameron Clough Managing Director

PRELIMINARY COPY

EXCEL TRUST, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M93543-S32781	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXCEL TRUST, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3, each as more fully described in the proxy statement:						For	Against	Abstain
1.

To approve the merger of Excel Trust, Inc. with and into BRE Retail Centers Corp, and the Agreement and Plan of Merger, dated as of April 9, 2015 and as may be amended from time to time, among Excel Trust, Inc., BRE Retail Centers Holdings LP, BRE Retail Centers Corp, BRE Retail Centers LP and Excel Trust, L.P.

						☐	☐	☐

2.	To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to our named executive officers that is based on or otherwise relates to the merger.					☐	☐	☐

3.	To approve any adjournments of the special meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the special meeting to approve the merger and the merger agreement.					☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. All other proxies heretofore given by the undersigned to vote shares of stock of Excel Trust, Inc., which the undersigned would be entitled to vote if personally present at the special meeting or any adjournment or postponement thereof, are hereby expressly revoked.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Please indicate if you plan to attend the special meeting.	☐	☐
	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement are available at www.proxyvote.com

M93544-S32781

EXCEL TRUST, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD

ON [                ], 2015

The undersigned stockholder of Excel Trust, Inc., a Maryland corporation (the “Company”), hereby appoints Gary B. Sabin and S. Eric Ottesen, and each of them, as proxies for the undersigned with full power of substitution, to attend the special meeting of the Company’s stockholders to be held on [                ], 2015 at 9:00 a.m., local time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the special meeting with all powers possessed by the undersigned if personally present at the special meeting. The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2, AND “FOR” PROPOSAL 3, EACH AS DESCRIBED IN THE PROXY STATEMENT, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address changes/comments:

(If you noted any address changes and/or comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side